Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of March 30th, 2012 (the “Agreement”), is between 21st CENTURY ONCOLOGY, LLC, a Florida limited liability company (“Buyer”) and LAKEWOOD RANCH ONCOLOGY CENTER, LLC, a Florida professional corporation, (“Seller”).  The shareholders of Seller and such shareholders’ physician principals are identified on Schedule A attached hereto (the “Principals”) are each executing this Agreement for the purpose of binding him or her to perform his or her obligations under Sections 3, 8, 9 and 10 and as otherwise expressly set forth herein.

RECITALS

Seller is engaged in the business of providing patient care services in the specialties of radiation therapy and urology at facilities located at the premises identified on Schedule 3.22 attached hereto (the “Facilities”).  The business, activities, ownership, operation and management of the Facilities pertaining or related to any or all of the assets being acquired by Buyer pursuant hereto and the use of such assets to provide patient care services in the specialties of radiation therapy and urology shall be referred to as the “Business.”

1.                                      Seller owns certain assets related to the Business.

2.                                      Buyer desires to acquire from Seller and Seller desires to sell to Buyer certain assets used in the Business.

3.                                      Buyer and Seller wish to set forth the terms under which Buyer shall acquire certain assets from Seller and assume certain liabilities of Seller and have each agreed to the transactions described herein and have agreed to enter into this Agreement and such other agreements as shall be necessary to effect the transactions contemplated hereby.  This Agreement and such other agreements as shall be necessary to effect the transactions herein shall each be referred to herein individually as a “Transaction Document” and, collectively, as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the execution and delivery of the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Asset Purchase.

1.1                               Assets Being Sold and Purchased.

(a)                                 Subject to and upon satisfaction or waiver of the terms and conditions of this Agreement, at the Closing (as defined in Section 2 herein), Seller shall transfer, sell, convey, assign and deliver to Buyer, pursuant to a Bill of Sale in the form attached hereto and made a part hereof as Exhibit 1.1(a) (the “Bill of Sale”), and Buyer shall purchase from Seller, all right, title and interest to and in Seller’s assets used by, for and in connection with, the Business, as the same existed immediately prior to the Closing and reflected on the books and records of Seller (the “Assets”), excluding only the specific assets set forth in Section 1.1(c) below, but including, without limitation, the following:

(i)                                     all tangible assets used in the Business whether owned or leased, including, without limitation, all instruments, tools, medical equipment, supplies and office equipment and all fixtures and improvements;

(ii)                                  all inventories of clinical supplies and instruments, pharmaceuticals, inventory, paper goods, raw materials, finished goods, demonstration equipment, parts, packaging materials and other products, materials, or accessories related thereto that are held at, or are in transit from or to, the locations at which the Business is conducted or that are used or held for use by Seller;

(iii)                               all of Seller’s right, title and interest under manufacturers’ and vendors’ warranties in connection with the assets being transferred hereunder, to the extent assignable or transferable;

(iv)                              all real property interests described on Schedule 1.1(a)(iv) hereto, and all improvements and fixtures thereon and/or affixed thereto, and all rights of way, easements, leaseholds, and other estates and rights, relating to any of the foregoing or used in connection with any of the Business or the Assets;

(v)                                 all of Seller’s right, title and interest (subject to Seller’s rights to access copies as provided in Section 12 herein) in and to those assignable contracts, agreements, leases, licenses, franchises, purchase orders, sale, license or service orders, permits, instruments, commitments, arrangements, understandings, including, without limitation, all license, service, maintenance, supply, purchase, distribution, advertising and promotional services agreements to which Seller is a party or by which Seller or the Business is bound or under which Seller has any rights or is entitled to any benefits, relating to any of the Business or the Assets (in each case, whether written or oral and including all amendments thereto), all as set forth on Schedule 1.1(a)(v) hereto under the heading “Assigned Agreements” (collectively, “Assigned Agreements”);

(vi)                              all software programs (including source and object codes and related documentation for software owned by or licensed to Seller and used in connection with or developed for support of the operations of the Business, including, without limitation, the software programs identified on Schedule 1.1(a)(vi) attached hereto, as well as the internet web sites used by Seller with respect to the Business and the related universal resource locators (“URLs”) used in connection therewith, each of which is set forth on Schedule 1.1(a)(vi);

(vii)                           a pro rata share of all prepaid expenses relating to the Business, but not including security deposits deposited by or on behalf of the Seller as lessee, sublessee, lessor, sublessor, or otherwise under any Assigned Agreements;

(viii)                        all insurance proceeds and rights thereto derived from loss, damage or destruction of or to any property or assets included in the Assets, to the extent claims were not made or did not accrue prior to the Closing to repair or replace the lost, damaged or destroyed items;

(ix)                              all of Seller’s right, title and interest in any transferable licenses, permits, variances, franchises, certifications, authorizations and approvals to do

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business issued by any administrative body or licensing authority or governmental or regulatory agency, used in connection with the Business and/or the ownership and/or use of any of the Assets and the Facilities, together with any extensions, renewals or modifications thereof and additions thereto in connection with the Business, including, without limitation any and all licenses and permits required by the United States Nuclear Regulatory Commission, and which are necessary for participation in the Medicare and Medicaid programs, including without limitation those as set forth on Schedule 1.1(a)(ix) hereto, in all cases to the extent assignable or transferable and to the extent assumed by Buyer;

(x)                                 all files, documents, instruments, papers, books and records relating to the Business, operations, condition of (financial or other) results of operations and assets and properties of Seller (subject to Seller’s rights to access copies as provided in Section 12 herein), including without limitation, mailing lists and related documentation, financial statements and related work papers and letters from accountants, personnel records and files, budgets, ledgers, journals, computer files and programs; retrieval programs, operating data and plans and environmental studies and plans;

(xi)                              all telephone numbers, facsimile numbers, electronic addresses and passwords used in connection with the Business;

(xii)                           all intangible personal property of Seller relating to or in connection with the Business or Assets, and all of Seller’s rights, title to and interest therein and thereunder, and all guaranties, warranties, indemnities, privileges, claims, causes of action and options relating or pertaining to the Business, the Assets, and the Assigned Agreements to the extent assignable or transferable;

(xiii)                        all other assets and property of Seller used or held for use in connection with the Business,

(xiv)                       Intentionally deleted;

(xv)                          At Closing, Seller shall permit Buyer to take physical possession of all of the Assets at the locations where they are then located.

(b)                                 Notwithstanding anything to the contrary herein, the following assets of Seller are not being sold hereunder and shall not be included in the term “Assets”:

(i)                                     the assets described on Schedule 1.1(c)(i) hereto;

(ii)                                  all cash, cash equivalents, securities and short-term investments held by Seller;

(iii)                               any accounts receivable of Seller existing as of the Closing Date;

(iv)                              amounts due to Seller for services provided but not billed as of the Closing Date;

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(v)                                 any accounts payable or accrued expenses of Seller attributable to any period prior to the Closing Date;

(vi)                              the real property associated with the Facilities, other than the leasehold interests set forth in Schedule 1.1(a)(iv) attached hereto;

(vii)                           all intellectual property, copyrights and trademarks owned or utilized by Seller;

(viii)                        any contract of Seller that is not listed on Schedule 1.1(a)(v) attached hereto under the heading “Assigned Agreements” and is not used or required as part of the day-to-day operations of the Business;

(ix)                              all of Seller’s non-transferable contracts, certificates, permits and licenses used in the Business;

(x)                                 claims against third parties related to Seller’s operations prior to Closing;

(xi)                              any rights to tax refunds or claims under or proceeds of insurance policies related to the Business or the Assets with respect to periods prior to the Closing;

(xii)                           all employee benefit plans of Seller within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1972, as amended, which are presently in effect and relate to the operation of the Business, including any assets owned or held by any such plan;

(xiii)                        any distributions of risk pool fund and/or preferred provider organization holdbacks related to services provided prior to the Closing; and

(xiv)                       Seller’s patient medical records.

(c)                                  Seller shall transfer, convey and assign to Buyer, Seller’s title to all of the Assets at the Closing, free and clear of any liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, encumbrances or right of others of every kind and description (collectively, “Liens”), except for those Liens listed on Schedule 1.1(d) hereto, said Liens so listed being herein called the “Permitted Liens.”

1.2                               Liabilities.

(a)                                 Liabilities Not Assumed.  Except as specifically provided in this Agreement and in Section 1.2(b) below, Buyer shall not assume, pay, honor, discharge or otherwise become responsible for any liabilities or obligations of Seller, and all such liabilities and obligations shall remain solely those of Seller, and Seller shall pay, perform and discharge, all such obligations and liabilities of Seller promptly when due in accordance with their terms.  Without limiting the generality of the preceding sentence and except as specifically provided in Section 1.2(b), Buyer shall not assume or become responsible for:

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(i)                                     any liabilities or obligations of Seller including, without limitation, any personal obligations of any member or officer of Seller incurred in any capacity, including those arising out of any claim, litigation or proceeding, or any contract, license, commitment or other agreement relating to the operations of the Business or the occurrence of any event on or before the Closing including, without limitation, accounts payable of the Business;

(ii)                                  any obligations, liabilities, undertakings, Liens (other than Permitted Liens) or restrictions to which the Assets or the Business are subject arising on or before the Closing and that are not disclosed in writing in this Agreement arising on or before the Closing;

(iii)                               any liability or obligation arising out of or related to past, present or future actions, litigations, suits, enforcement actions, proceedings, arbitrations or governmental or regulatory authority investigations, audits or otherwise, including, without limitation, demand or directive letters or correspondence, or of notice regarding any of the foregoing involving the Assets, the Business, Seller or any member of Seller to the extent the foregoing relate to events, acts or omissions arising on or before the Closing;

(iv)                              any liability or obligation, in contract, tort or for violation of any law by Seller or any officer, manager, member, employee or agent of Seller that arises out of or results from any act, omission, occurrence or state of facts arising on or before the Closing, and any liability or obligation, in contract, tort or for violation of any law by Seller or any officer, manager, member, employee or agent of Seller that arises out of or results from any act, omission, occurrence or state of facts after the Closing;

(v)                                 any compensation obligations or any liabilities or obligations of Seller arising out of or in connection with any employee benefit plan of Seller or any other liabilities or obligations of Seller to any employees with respect to his or her service to the Business on or before the Closing, including but not limited to any liability or obligation for any severance pay due any employee of Seller upon his or her termination of employment (except for any obligations under any Assigned Agreements between the Seller and any such employees arising after the Closing Date) and any and all accrued vacation and/or sick leave in excess of one hundred (100) hours per employee (i.e., the Buyer shall assume responsibility for up to one hundred hours (100) hours per employee for each such employee that is retained by the Buyer as of the Closing Date, provided, however, that the Seller recognizes and agrees, and shall cause such employees to recognize and agree, that each employee’s rights to such accrued vacation and/or sick leave shall be subject to the applicable policies of the Buyer, including, without limitation, any such policies requiring the employee to use such accrued vacation and/or sick time during a calendar or contract year and any such policies which govern the payments, if any, to which an employee would be entitled to for same should his or her employment with the Buyer be terminated), bonuses and other benefits to the extent that such liabilities or obligations are owed as a result of acts, omissions, occurrences or state of facts on or before the Closing. For purposes of determining eligibility for participation in Buyer’s benefit policies with respect to those employees of Seller retained by Buyer, Buyer shall credit each such employee for time employed by Seller.

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(vi)                              any liabilities or obligations of Seller for indebtedness for borrowed money, including, but not limited to, any and all liabilities and obligations related to real estate financings and any and all obligations to any secured party in connection with any of the Assets;

(vii)                           subject to Section 1.3(c), any liabilities or obligations of Seller for any type of taxes owed by Seller whatsoever;

(viii)                        any and all Medicare, Medicaid and other third party payor obligations arising from any acts or omissions for any period on or prior to the Closing, including without limitation, any retroactive denial of claims, civil monetary penalties or any gain on sale that may be recognized by any of the foregoing as a result of the transactions, contemplated herein; or

(ix)                              any other liabilities or obligations of any nature relating to the operations of the Business or the occurrence of any event on or before the Closing, whether known or determined as of the Closing or unknown or undetermined as of the Closing.

(b)                                 Liabilities Assumed.  Subject to the terms and conditions set forth in this Agreement, effective as of the Closing Date, the Buyer shall assume and agree to pay, perform and discharge, when due, the obligations of Seller under (i) the Assigned Agreements to the extent such obligations arise after the Closing and relate to goods or services sold or provided after the Closing, and (ii) the indebtedness of the Seller related to the Permitted Liens, as set forth in Schedule 1.2(b) annexed hereto (the “Assumed Indebtedness”).  Those liabilities assumed by the Buyer pursuant to this Section 1.2(b) are referred to herein as the “Assumed Liabilities.”

1.3                               Purchase Price.

(a)                                 As consideration for the sale, assignment, conveyance, transfer and delivery of the Assets, Buyer shall assume the Assumed Indebtedness and pay to Seller a purchase price (the “Purchase Price”) equal to Five Hundred Fourteen Thousand Seven Hundred Sixty Four and 42/100 Dollars ($514,764.42).

(b)                                 The Purchase Price shall be payable at Closing, at Seller’s direction and on behalf of Seller, Buyer shall pay out of the Purchase Price, by wire transfer or delivery of other immediately available funds, Seller’s aggregate indebtedness under any debt instrument secured in full or in part by Liens on the Assets (the “Indebtedness Amount”), other than the Assumed Indebtedness, all as set forth in Schedule 1.3(b)(i) hereof; and

(c)                                  at Closing, Buyer shall deliver to Seller an amount equal to the Purchase Price less the sum of the Indebtedness Amount (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing.

(d)                                 Each party hereto agrees (a) that the Purchase Price for the Assets will be allocated for all federal and state tax purposes (including but not limited to, income, excise, sales, use, personal property and transfer taxes, and otherwise) among the Assets in accordance with Schedule 1.3(c) attached hereto and made a part hereof which is in accordance

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with Section 1060 of the Internal Revenue Code, (b) to file separately a Federal Form 8594 with its Federal Income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs, and (c) that no party will take a position on any tax returns or filings with any governmental or regulatory authority charged with the collection of taxes or having jurisdiction over the transaction contemplated hereunder or in any judicial proceeding, that is in any manner inconsistent with the terms of the allocation set forth on Schedule 1.3(c).  Seller shall be responsible for any and all taxes and other charges resulting from this transaction.

(e)                                  All utilities charges, real estate and personal property taxes, monthly rental payments and common area charges under any leases assumed by Buyer pursuant to this Agreement, amounts prepaid or payable in respect of contracts and agreements assumed by Buyer pursuant to this Agreement and similar prepaid items and similar accrued expenses, shall be prorated between Seller and Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date.

2.                                      Closing.  The closing of this transaction (the “Closing”) shall take place by telephone, mail, electronic mail and/or facsimile or at a location mutually agreed upon.  The Closing shall occur on March 30, 2012 with the Closing effective date and time being March 30, 2012 at 11:59 P.M.   The date on which the Closing takes place is referred to herein as the “Closing Date.”

3.                                      Representations and Warranties of Seller.  In order to induce Buyer to enter in this Agreement and to consummate the transactions contemplated by this Agreement, Seller and each Principal hereby jointly and severally represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

3.1                               Organization, Qualification and Authority.

(a)                                 Seller is a professional corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is in good standing as a foreign company in all jurisdictions in which it conducts business or owns assets.  Seller’s execution and delivery of this Agreement and each of the other Transaction Documents delivered by Seller at the Closing, and the performance by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary actions and proceedings of Seller.  This Agreement and each of the other Transaction Documents executed and delivered by Seller at the Closing are valid and legally binding upon Seller and are enforceable against it in accordance with its terms.

(b)                                 Seller has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations under this Agreement and each other Transaction Document, and to consummate the transactions contemplated under this Agreement and each other Transaction Document, including, without limitation, to sell and transfer the Assets and the Business pursuant to this Agreement.  Seller has taken all necessary corporate action to execute and deliver this Agreement and each other Transaction Document to which it is a party, to authorize its officers, managers and all other authorized personnel to execute and deliver this Agreement, and to execute and deliver such further documents as are necessary and proper to consummate the terms

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and provisions of this Agreement.  The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the directors and shareholders of Seller.

(c)                                  The owners of all of the issued and outstanding ownership interests of Seller are set forth on Schedule 3.1(c).  There are no outstanding agreements, options, warrants, rights, contracts, calls, puts or other agreements or commitments providing for the disposition or acquisition of any of the ownership interests of Seller.

3.2                               Title to the Assets.

(a)                                 Seller has good and marketable title to the Assets.  With regard to those Assets in which Seller possesses leasehold interests, such leasehold interests are valid and transferable except as set forth on Schedule 3.2(a).  Upon the sale, assignment, transfer and conveyance of the Assets to Buyer as contemplated under this Agreement, there will be vested in Buyer good and marketable title to all of the Assets, free and clear of all Liens other than Permitted Liens, and there are no adverse conditions that will interfere with Buyer’s use and enjoyment of or ability to encumber any of the Assets in any respect or that will impede Buyer’s ability to use the Assets in connection with the provision of patient care services.  All Assets used in the Business are set forth on Schedule 3.2(a).

(b)                                 Except as indicated on Schedule 3.2(b) attached hereto, none of the Assets is subject to any Lien.  All Liens set forth on Schedule 3.2(b), other than the Permitted Liens set forth on Schedule 1.1(d) have been or will be terminated and/or released on or prior to the Closing Date.

(c)                                  Seller is not obligated to offer any individual or entity the opportunity to purchase any Assets prior to or simultaneously with offering the Buyer the opportunity to purchase the Assets that has not been expressly waived by such person or entity in writing prior to Closing other than as set forth in that certain Professional Services Agreement between John Sylvester, M.D. (“Dr. Sylvester”) and Seller which shall be waived in writing on or before the Closing Date.  No person or entity has a right of first refusal or a right of participation with respect to the sale of any of the Assets by Seller that has not been expressly waived by such person or entity in writing prior to Closing.  All notices required to be provided by Seller to any individual or entity in connection with the sale of any of the Assets have been timely provided by Seller or have been expressly waived in writing prior to Closing and all such notices, to the extent provided, were complete and accurate.

(d)                                 Except as set forth in Schedule 3.2(d) attached hereto, as of the Closing Date, the Assets are free of defects and deficiencies, in good operating condition and repair, normal wear and tear excepted, and suitable for the purposes used, are adequate and sufficient for the operations and conduct of the Business as currently operated, and comply with and are being operated and otherwise used in full compliance in all material respects with all laws, ordinances, statutes, regulations and other legal requirements applicable to such Assets.

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3.3                               Financial Statements.  Seller has delivered to the Buyer copies of Seller’s compiled financial statements of Seller for the two (2) month period ended February 29, 2012, and the years ended December 31, 2009, December 31, 2010 and December 31, 2011 (collectively, the “Financial Statements”).  Except for the variations expressly noted in Schedule 3.3 hereto, all of the Financial Statements have been prepared from the financial records of Seller on the accounting basis used by Seller for income tax purposes, consistently applied and fairly present the financial condition of Seller, as at their respective dates and the respective results of the operations of Seller and of the Business, for the periods covered thereby.  The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments necessary for such fair presentation.

3.4                               Absence of Certain Changes.  Except as set forth in Schedule 3.4 attached hereto, since January 1, 2012 (the “Interim Date”), there has not been:  (i) any transaction by Seller not in the ordinary course of business; (ii) any damage, destruction or loss to any of the Assets, whether or not covered by insurance, (iii) any sale or transfer of any of the Assets, except in the ordinary course of business; (iv) any Lien placed on any of the Assets; (v) any amendment or termination of any contract or agreement to which Seller was a party in connection with the Business as of the Interim Date; (vi) any increase in, or commitment to increase, the fees or compensation payable or to become payable to any of the employees or agents of Seller; (vii) any incurrence or assumption of, or taking any property subject to, any liability by Seller in connection with the Business; (viii) any alteration in the manner in which Seller maintains its books, accounts or records, or in the accounting practices reflected in those accounts or records, or any change in any assumption underlying any method of calculation of bad debts, contingencies or other reserves from that reflected in the Financial Statements; (ix) any acquisition or lease by Seller of or commitment to acquire or lease, any realty or any item of furniture, machinery or equipment; (x) any waiver of any claim or right; or (xi) any agreement or understanding to undertake any of the foregoing actions described in Sections 3.4(i)-(x) above.

3.5                               Certain Payments.  Neither Seller, the Principals nor the Business, or, to the knowledge of any of the Seller and/or any of the Principals, any directors, officers, agents or employees or any other person or entity associated with or acting for or on behalf of Seller has directly or indirectly in connection with the Business:  (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, regardless of form, whether in money, property or services, including without limitation: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Business.

3.6                               Violation of Other Instruments.  Except as set forth in Schedule 3.6 attached hereto, neither the execution and delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, violates:  (i) any agreement of Seller, (ii) the certificate of formation or any governing documents of Seller or (iii) any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach or acceleration of any of the terms of or will constitute a default under or result in the termination of or the creation of any Lien

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pursuant to the terms of any contract or agreement to which Seller is a party or by which Seller or any of the Assets is bound.  No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required to be obtained by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents set forth in Schedule 3.6.

3.7                               Legal Matters.  Except as set forth in Schedule 3.7 attached hereto, there are no suits, actions, claims, investigations, administrative proceedings or other proceedings, criminal, civil, or quasi civil, pending or, to the knowledge of any of the Seller or any of the Principals, threatened by or against the Business, the Assets or Seller.  Seller knows of no facts or circumstances that could reasonably be expected to give rise to any claim, investigation, administrative proceeding or other proceeding, criminal, civil, or quasi civil that would be required to be disclosed under this Section 3.7.

3.8                               Compliance with Applicable Law.

(a)                                 General.  Seller is not in default under any, and Seller has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, applicable to Seller, the Business or the Assets, including, without limitation, all laws, statutes and regulations related or incident to the licensure, credentialing and certification of providers of professional medical services, physicians and health professionals, health and safety matters, employment and labor laws, health laws and regulations and Medicare and Medicaid regulations.  Seller has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing.  Seller has not received any notification of any asserted present or past failure to comply with any of the foregoing that has not been satisfactorily responded to in the time period required thereunder.

(b)                                 Permits.  Set forth in Schedule 3.8(b) attached hereto is a complete and accurate list of all licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively, the “Permits”), held by Seller and/or Principals.  The Permits set forth in Schedule 3.8(b) are all the Permits required for the conduct of the Business as currently operated.  All the Permits set forth in Schedule 3.8(b) are in full force and effect.  Seller has not engaged in any activity that would cause or permit revocation or suspension of any Permit, and no action or proceeding seeking to or contemplating the revocation or suspension of any Permit is pending or threatened.  There are no existing defaults or events of default or events or state of facts which, with notice or lapse of time or both, would constitute a default by Seller under any Permit.  Seller has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit.  Except as set forth in Schedule 3.8(b), the consummation of the transactions contemplated hereby and in each of the other Transaction Documents will in no way affect the continuation, validity or the effectiveness of the Permits or require the consent of any person or entity.

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(c)                                  Medicare and Medicaid.  Seller, each Principal and each employee of Seller is in compliance with all laws, rules and regulations of Medicare, Medicaid and other governmental health care programs, and has filed all claims and other forms substantially in the manner prescribed by such laws, rules and regulations.  Except as set forth on Schedule 3.8(c), neither Seller nor any Seller employee has been subject to any audit relating to improper and/or fraudulent Medicare or Medicaid procedures or practices.  There is no basis for any claim or request for recoupment or reimbursement from Seller or any Seller employee, or for reimbursement by Seller or any Seller employee of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid.  No deficiency (either individually or in the aggregate) in any such claims, returns, invoices, cost reports and other filings, including claims for overpayments or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or any other third party payor and there is no basis for any claims or requests for reimbursement.

(d)                                 Principals.  Each Principal represents and warrants that (i) Principal has not been convicted of a criminal offense related to health care, (ii) Principal has not been listed as debarred, excluded or otherwise ineligible for participation in federal health care programs, and (iii) no such criminal charges or proposed debarment or exclusion is pending.

3.9                               Taxes.  Seller has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, “Tax Returns”) required to be filed by Seller.  All Tax Returns filed by or on behalf of Seller are true, complete and correct in all respects.  Seller has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers’ compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, “Taxes”), due and payable with respect to the periods covered by such Tax Returns (as reflected thereon). There are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of Seller.  Seller has not incurred any Tax liability other than in the ordinary course of business.  No deficiency in taxes for any period, with respect to Seller, has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth on Schedule 3.9 attached hereto), and no written inquiries or notices have been received by Seller from any taxing authority with respect to possible claims for taxes.  Seller has no reason to believe that such an inquiry or notice is pending or threatened or that there is a basis for any additional claims or assessments for taxes.  Seller has not agreed to the extension of the statute of limitations with respect to any Tax Return or tax period.  Seller has delivered to Buyer copies of the federal and state income or franchise or other type of Tax Returns filed by each of them for the years ended December 31, 2008, December 31, 2009 and December 31, 2010.

3.10                        Environmental Matters.

(a)                                 Except as set forth in Schedule 3.10 hereto, no Hazardous Substance (as hereinafter defined) is present or at any time has been stored, treated, released, disposed of or discharged on, about, from or affecting the Facilities during the period of any ownership, lease or occupancy thereof by Seller, in any material amounts, except for products

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that have been used, maintained and disposed of in compliance with all applicable laws, rules and regulations and all applicable manufacturer instructions, and Seller has no actual knowledge of any liability that is based upon or related to any environmental condition, and there is no reasonable basis for any such liability arising.  The term “Hazardous Substance” as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including, without limitation, asbestos and asbestos-containing materials.

(b)                                 Except as set forth on Schedule 3.10 hereto, Seller has not, nor to the knowledge of Seller, has any prior or current owner, tenant or occupant of any part of the Facilities, received (i) any notification or advice from or given or been required to have given any report or notice to any governmental agency or authority or any other person, firm or entity whatsoever involving the use, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about the Facilities or caused by Seller or any affiliate thereof, or (ii) any complaint, order, citation or notice with regard to a Hazardous Substance or any other environmental health or safety matter affecting the Facilities, or any business or operations conducted thereat under the federal Comprehensive Environmental Response, Compensation and Liability Act or under any other federal, state or local law, ordinance, rule or regulation.

3.11                        Agreements.  Schedule 3.11 attached hereto contains a true, complete and accurate list of all those contracts and other agreements to which Seller or any Principal is a party, related, in each case only to the Business or the Assets, or by or to which Seller’s assets or properties are bound or subject as such instruments relate to the Business, including without limitation, those which: (i) are for the purchase or sale of materials, supplies, equipment, inventory or services; (ii) are franchise or other royalty contracts or similar contracts material to the Business; (iii) are contracts for the grant to any person of any preferential rights to purchase any of Seller’s assets or properties; (iv) are leases of real or personal property with respect to the Business; (v) are capital or other leases relating to any Assets; (vi) are employment, personal service, or other executory contracts; or (vii) are material to the business or are contracts to be assigned to Buyer which do not fit into one of the aforementioned categories (the “Material Agreements”).  The Material Agreements shall be organized on Schedule 3.11 under the following two headings:  “Assigned Agreements” and “Material Agreements Not Assigned to or Assumed by Buyer.”

3.12                        Third Party Reimbursement.  Complete copies of all third party reimbursement agreements relating to the operation of the Business (the “Reimbursement Agreements”) that are currently in force have been delivered to Buyer prior to the execution of this Agreement.  To the knowledge of any of the Seller and/or any of the Principals, and except for the transactions contemplated hereby, there are no facts or circumstances that could result in (i) the cancellation or non-renewal of any Reimbursement Agreement; or (ii) any retroactive adjustment by any payor under any Reimbursement Agreement.

3.13                        Inspections and Investigations.  Except as set forth and described in Schedule 3.13:  (i) no right of Seller nor the right of any licensed professional or other individual

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employed by or under contract with Seller to receive reimbursements pursuant to any government program or private non-governmental program under which Seller directly or indirectly receives payments (“Payor Programs”) related to the Business has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party payors; (ii) neither the Business nor Seller, has, during the past five (5) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity nor has Seller received any notice of deficiency during the past five (5) years in connection with the operations of the Business; and (iii) there are not presently any noticed outstanding deficiencies or work orders related to the Business of any governmental authority having jurisdiction over Seller or the Business or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Payor Programs.  Attached as part of Schedule 3.13 are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

3.14                        Fraud and Abuse; False Claims.  Except as set forth and described in Schedule 3.14, Seller and Principals have not engaged in any activities that are prohibited under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, and 1396b, 31 U.S.C. § 3729-3733, and the federal TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other Payor in any case in which such action would be prohibited by any applicable law, rule or regulation, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any other Payor in any case in which such action would be prohibited by any applicable law, rule or regulation.  Seller and each Principal have no knowledge of any facts or circumstances which could result in any claim by Medicare, Medicaid or any other Payor for any retroactive adjustments.

3.15                        Rates and Reimbursement Appeals.  Except in the ordinary course of the Seller’s business, none of the Seller, Principals or any employee of Seller has any reimbursement or payment rate appeals, disputes or contested positions currently pending before any governmental authority or any administrator of any Payor Programs with respect to the Business.

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3.16                        Licenses.  Seller does not produce or distribute any product, nor perform any service, under a proprietary license granted by another entity and has not licensed its rights in any current or planned products, designs or services to any other entities.  Seller has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Business (the “Computer Software”).  A list of all written licenses pertaining to the Computer Software (other than over-the-counter “shrink-wrap” software licenses) is set forth in Schedule 3.16 attached hereto (the “Computer Licenses”).  To the knowledge of the Seller and the Principals, the Computer Licenses are valid and enforceable by Seller and the use of the Computer Software and the Computer Licenses do not infringe upon or conflict with the rights of any third party.  Seller has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Computer Licenses.

3.17                        Insurance.  Seller maintains insurance policies as set forth in Schedule 3.17 attached hereto.  Such policies are in full force and effect and all premiums due thereon prior to or on the Closing Date have been paid in full.  Seller shall maintain all such policies through the Closing Date.  Seller has complied in all material respects with all the provisions of such policies.  A complete list and brief description of the insurance policies, including limits of coverage, maintained by Seller in connection with the Business is set forth in Schedule 3.17 attached hereto.  There are no notices of any pending or threatened termination or premium increases with respect to any of such policies.  Except as set forth on Schedule 3.17, Seller has not had any casualty loss or occurrence that may give rise to any claim of any kind not covered by insurance and Seller is not aware of any occurrence which may give rise to any claim of any kind not covered by insurance.  Except as set forth on Schedule 3.17 no third party has filed any claim against Seller for personal injury or property damage of a kind for which liability insurance is generally available which is not covered by such Seller’s insurance policies.  All claims against Seller that are covered by insurance have been reported to the insurance carrier on a timely basis.

3.18                        Brokers.  Buyer shall not have any obligation to pay any fee or other compensation to any person, firm or corporation hired by, or otherwise dealt with by, Seller or any of its agents in connection with this Agreement and the transactions contemplated hereby, and Seller hereby agrees to indemnify and hold Buyer harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

3.19                        Patents, Trademarks, etc.  Set forth on Schedule 3.19 attached hereto is a list and brief description of all of the patents, registered and common law trademarks, service marks, trade names, copyrights and other similar rights of Seller and applications for each of the foregoing.  Seller owns, or has licensed through valid and enforceable licensing agreements, all right, title and interest in and to all such proprietary rights.  No adverse claims have been made and no dispute has arisen with respect to any of said proprietary rights, and, to the knowledge of any of the Seller and the Principals, the operations of the Business and the use by Seller of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, trade name, copyright, license or similar right.

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3.20                        Licensure.

(a)                                 Employees.  Each individual employed by or contracted with Seller to perform professional services is duly licensed to provide such services and is otherwise in compliance with all applicable federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the applicable qualifications to provide such professional services.  Each individual now or formerly employed by or contracted with Seller to provide professional services was duly licensed to provide such services during all applicable periods when such employee or independent contractor provided such services on behalf of Seller.  Seller is in compliance with all applicable state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no claims, disputes, actions, suits, proceedings or investigations currently pending, filed, commenced or threatened against or affecting Seller relating to such laws and precedents.

(b)                                 Principals.  Except as set forth on Schedule 3.20(b) attached hereto, each Principal represents and warrants that (i) Principal is board certified in urology, as applicable (ii)  Principal’s license to practice medicine has never been revoked, restricted, suspended or subjected to terms of probation in any state, (iii) Principal has never been sanctioned, disciplined or reprimanded by any state licensing board or by any state or local medical society or specialty board, (iv) Principal has not been denied membership or reappointment of membership on the medical staff of any hospital, nor has Principal’s medical staff membership or clinical privileges ever been revoked, restricted, suspended or subjected to terms of probation for any medical disciplinary case or reason (other than for reasons solely arising from the failure to timely prepare medical records), nor has Principal voluntarily relinquished Principal’s medical staff membership or clinical privileges at any hospital under threat of discipline.

3.21                        Books and Records.  The books and records of Seller are complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of Seller set forth in the Financial Statements.  All of such books and records, including true and complete copies of all written contracts, have been made available for inspection by Buyer and its representatives.

3.22                        Leased Real Property.  A list and description of all real property leased to or by Seller in connection with the Business or in which Seller has any interest in connection with the Business is set forth in Schedule 3.22 attached hereto (the “Leased Real Property”).  The Leased Real Property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and, to the knowledge of Seller, there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults thereunder on the part of Seller.  Seller has no knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease. Seller has not received any written notice to the effect that the leases with respect to the Facilities (the “Facility Leases”): (i) will not be renewed at the termination of the term thereof or that the Facility Leases will be renewed only at a substantially higher rent or (ii) will not be assigned or subleased to

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Buyer on substantially the same terms and conditions set forth in the Facility Leases as of the date hereof.

3.23                        Facilities.

(a)                                 The buildings, appurtenances and fixtures comprising the Facilities are in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the current business activities as conducted there.

(b)                                 The Facilities: (i) have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated transportation requirements of the Business as presently conducted at such parcel; and (ii) are served by all utilities in such quantity and quality as are sufficient to satisfy the current sales levels and business activities as conducted at such locations.

(c)                                  Seller has received no notice of any condemnation proceeding or special assessment with respect to any portion of the Facilities or any access thereto, and, to the knowledge of Seller, no proceedings or special assessments are contemplated or pending by any governmental or regulatory authority.

3.24                        Employees.  Set forth in Schedule 3.24 is a list of all employees of Seller and their respective positions, job categories, salaries and accrued benefits.  Except as set forth in Schedule 3.24, the transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of Seller.  Except as set forth in Schedule 3.24, Seller has not informed any employee or independent contractor providing services to Seller that such person will receive any increase in compensation or benefits or any ownership interest in Seller as a result of the transactions contemplated hereby.

3.25                        Employee Benefit Plans.  Except as set forth in Schedule 3.25 attached hereto, Seller does not maintain or sponsor, or contribute to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan.  All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”), in which the employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the “Benefit Plans”) comply in all material respects with the requirements of the United States Department of Labor (“DOL”) and the Internal Revenue Service (“IRS”), and with all other applicable laws, rules or regulations and the Seller has not taken or failed to take any action with respect to the Benefit Plans which could reasonably be expected to create any liability on the part of Seller or the Buyer.  Each “fiduciary” (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan has complied in all material respects with the requirements of ERISA and all other applicable laws, rules or regulations in respect of each such Benefit Plan.  Seller has furnished to Buyer summary descriptions of all Benefit Plans.  The financial statements and annual reports and returns related to such Benefit Plans are true and correct in all material respects.  In addition:

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(a)                                 Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification;

(b)                                 No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

(c)                                  No provision of any Benefit Plan or of any agreement, and no act or omission of Seller in any way limits, impairs, modifies or otherwise affects the right of Seller unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

(d)                                 Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending or threatened with respect to any Benefit Plan;

(e)                                  All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed on or before their due date; and

(f)                                   Any contributions now due or that may become due to in connection with any 401(k) Plan administered for the benefit of any employee of the Seller shall be the sole responsibility of Seller and shall be immediately paid when due, by Seller.

3.26                        Labor Relations.  To the knowledge of each of the Seller and the Principals, there have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, Seller, or the terms and conditions of employment, wages and hours.  Seller is not engaged in any unfair labor practice or other unlawful employment practice and there are no outstanding charges of unfair labor practices or other employee-related complaints pending or, to the knowledge of Seller, threatened against Seller before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the DOL or any other federal, state, local or other governmental authority.  There is no strike, picketing, slowdown or work stoppage or organizational attempt pending or, to the knowledge of Seller, threatened against or involving any or the Business.  No issue with respect to union representation is pending or, to the knowledge of Seller, threatened with respect to the employees of Seller.  No union or collective bargaining unit or other labor organization has ever been certified or recognized by Seller as the representative of any of the employees of Seller.

3.27                        Absence of Undisclosed Liabilities.  Seller has no liabilities or other obligations of any nature arising out of or relating to the Business or the Assets except as otherwise disclosed herein or as reflected on Seller’s financial statements previously delivered to the Buyer, and liabilities and obligations incurred in the ordinary course of business since the date thereof.

3.28                        Schedules.  All Schedules attached hereto are integral parts of this Agreement and are true, complete and correct in all respects.  Nothing in a Schedule shall be

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deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by explicit cross reference to another Schedule to the Agreement.  Seller is responsible for preparing and arranging the Schedules corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.29                        True and Correct Representations and Warranties and Statements of Facts.  No representation or warranty made by Seller in this Agreement or in any of the Transaction Documents is false or inaccurate in any material respect, and no statement of fact made by Seller herein or therein contains any untrue statement of fact or omits to state any fact of which Seller is aware that is necessary in order to make the statement not misleading in any material respect.

4.                                      Representations and Warranties of Buyer.  In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date, the following:

4.1                               Legal Status.  Buyer is a limited liability company organized, validly existing and in good standing under the laws of the State of Florida.  Buyer’s execution and delivery of this Agreement and each of the other Transaction Documents and the performance by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions and proceedings.  This Agreement is valid and legally binding upon the Buyer and is enforceable against the Buyer in accordance with its terms.  Buyer has all requisite power and authority to purchase the Assets as contemplated by this Agreement.

4.2                               No Legal Bar; Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Buyer or, to the Buyer’s knowledge, any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or, to the Buyer’s knowledge, conflicts with or will result in a breach of any of the terms of or will constitute a default under or result in the termination of or the creation of a lien pursuant to the terms of any contract or agreement to which the Buyer is a party or by which the Buyer or any of its respective assets is bound.

4.3                               Brokers.  Seller shall have no obligation to pay any fee or other compensation to any person, firm or corporation hired by, or otherwise retained by, Buyer or its affiliates, in connection with this Agreement and the transactions contemplated hereby, and Buyer hereby agrees to indemnify and hold Seller harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

5.                                      Intentionally deleted.

6.                                      Deliverables.

6.1                               Buyer Deliverables.  At the Closing, Buyer shall deliver to Seller the following, any of which may be waived by Seller in its discretion:

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(a)                                 resolutions of Buyer’s managers and Buyer’s members ratifying and approving this Agreement and authorizing Buyer’s execution of any instruments required to effectuate this transaction;

(b)                                 the Closing Payment;

(c)                                  Intentionally deleted;

(d)                                 the Assignment and Assumption Agreement executed by Buyer;

(e)                                  a lease executed by Buyer in connection with the premises located 8946 77th Terrace E., Bradenton, Florida (the “Real Estate Document”);

(f)                                   employment agreements between the Buyer and those physicians identified on Schedule 6.1(f)(i) in the form attached hereto as Exhibit 6.1(f)(ii) executed by Buyer (the “Physician Employment Agreements”);

(g)                                  Intentionally deleted;

(h)                                 Intentionally deleted; and

(i)                                     all such other documents, instruments and agreements necessary to effect the transactions contemplated herein as reasonably requested by Seller.

6.2                               Seller and Principal Deliverables.  At the Closing, Seller and Principals shall deliver to Buyer the following, any of which may be waived by the Buyer in its discretion:

(a)                                 resolutions of Seller’s directors and Seller’s shareholders ratifying and approving this Agreement and authorizing Seller’s execution of any instruments required to effectuate this transaction.

(b)                                 Intentionally deleted;

(c)                                  the Bill of Sale executed by Seller;

(d)                                 the Assignment and Assumption Agreement executed by Seller;

(e)                                  the Real Estate Document executed by the Landlord;

(f)                                   the Physician Employment Agreements executed by the appropriate physicians;

(g)                                  Intentionally deleted;

(h)                                 Intentionally deleted;

(i)                                     Intentionally deleted;

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(j)                                    a good standing certificate for Seller dated as of a date not more than five (5) business days prior to the Closing Date, as issued by the Secretary of State of the State of Florida; and

(k)                                 all such other documents, instruments and agreements necessary to effect the transactions contemplated herein as reasonably requested by Buyer.

6.3                               Third Party Consents.  The parties acknowledge that certain of the Material Agreements and the rights and benefits thereunder may not, by their terms, be assignable.  Notwithstanding anything contained herein or in the Assignment and Assumption Agreement to be executed and delivered in connection herewith, this Agreement shall not constitute an agreement to assign any such Material Agreement and Buyer shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto would constitute a breach thereof or in any way affect the rights of Seller or the Buyer under any such Material Agreement.  In such event, Seller shall cooperate with Buyer and use commercially reasonable efforts to provide for Buyer all benefits to which Seller is entitled under such Material Agreement and Buyer shall promptly reimburse Seller for any payments Seller is required to make pursuant to such Material Agreement; provided however, that as to any Assigned Agreement set forth on Schedule 3.11, the assignment of which by its terms requires the prior written consent of any third party thereto, in the event such consent is not obtained within thirty (30) days following the Closing Date, Buyer and Seller shall enter into a mutually-acceptable agreement pursuant to which Buyer shall reimburse Seller for, or pay on behalf of Seller, all amounts owed by Seller pursuant to such Material Agreements until such time such Material Agreements are assigned to Buyer or expire.

7.                                      Conditions Precedent to the Obligations of Buyer.  The obligations of Buyer to enter into and complete the transaction contemplated by this Agreement and each of the other Transaction Documents is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

7.1                               Asset Purchase Agreements.  Buyer shall have entered into asset purchase agreements with each of Florida Urology Specialists, P.A. and Urology Partners, P.A. and Lakewood Ranch Oncology Center, LLC. (collectively, the “Practices”) whereby Buyer purchases substantially all of the assets of the Practices, and such purchases close no later than the Closing Date.

7.2                               Employment Agreements.  Buyer shall have entered into employment agreements with the physician-shareholders of the Practices effective as of the Closing Date.

7.3                               Governmental Licenses, Permits and Approvals.  Any and all permits and approvals from any governmental or regulatory body required for the Buyer and/or Seller to lawfully enter into this Agreement or consummate the Closing of the transactions contemplated in the Transaction Documents shall have been obtained by such party.  Further, Buyer shall have obtained all licenses, permits, provider numbers, consents, approvals and waivers required to operate the Business and the Facilities immediately after the Closing.

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7.4                               Authority and Third Party Consents.  Seller and Buyer shall have obtained all consents and authorizations necessary to complete the transactions contemplated in this Agreement and the Transaction Documents.  All consents, permits and approvals from parties to any Assigned Agreements which may be required in connection with the performance by Seller of its obligations under this Agreement and the Transaction Documents, or to assure the continuance of such contracts or other agreements in full force and effect after the Closing Date (without any material breach by Seller and without giving any contracting party the right to terminate or modify) shall have been obtained by Seller.

7.5                               Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental agency or regulatory body or instituted or threatened by any governmental or regulatory body to restrain or prevent the carrying out of the transactions contemplated hereby or to seek damages in connection with such transactions.

7.6                               Lender Consent.  The obligations of Buyer to enter into and complete the transactions contemplated under this Agreement and the Transaction Documents shall be subject to Radiation Therapy Services, Inc., the sole shareholder of Buyer, receiving written consent from its primary lender to permit Buyer to enter into this Agreement and the Transaction Documents and consummate the transactions contemplated hereby and thereby.

7.7                               Documents Satisfactory.  All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

7.8                               No Material Adverse Change.  At Closing the Business and Assets of Seller shall be in substantially the same condition as existing on the date of this Agreement and not be materially and adversely affected.  To the extent any item of the Assets is destroyed, condemned or suffers a casualty prior to the Closing Date, the Purchase Price shall be reduced by an appropriate amount.

7.6                               Due Diligence Analysis.  The Closing of the transactions contemplated hereby shall be expressly contingent upon Buyer’s completion of the due diligence analysis and the results of such due diligence analysis being satisfactory to Buyer in its sole and unfettered discretion.

8.                                      Indemnification.

8.1                               Indemnification of Buyer

(a)                                 Seller and each Principal hereby agree, jointly and severally (subject to the terms set forth below), to indemnify, defend and hold harmless Buyer and its officers, directors, members, employees, agents, representatives and affiliates from and against all claims, suits, obligations, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees (“Losses”), based upon, arising out of or resulting from:

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(i)                                     any breach of Seller’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Buyer pursuant hereto;

(ii)                                  any breach of a Principal’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Buyer pursuant hereto (other than a breach of the restrictive covenants set forth in Section 9 below or the physician employment agreements with the Buyer);

(iii)                               any obligation, contract or liability of Seller not constituting one of the Assumed Liabilities and Assumed Agreements only to the extent that any such obligation, contract or liability arises from acts or omissions occurring after the Closing Date, including any obligation of Seller with respect to the distribution of the proceeds of the sale of the Assets;

(iv)                              any and all claims of any third party for alleged liabilities or obligations of Seller related to or occurring during the period prior to the Closing, other than those specifically assumed by Buyer hereunder as Assumed Liabilities;

(v)                                 any and all claims of any third party, including without limitation, any interest holder in Seller, related to the distribution of all or any portion of the Purchase Price;

(vi)                              any and all claims brought by any employee of Seller relating to periods prior to the Closing; and

(vii)                           any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

The Buyer agrees that, notwithstanding any provision herein to the contrary, each Principal’s liability for any Losses under this Section 8.1(a) shall be limited to thirty percent (30%) of the aggregate amount of such Losses (without limitation, the Seller’s liability for any Losses under this Section 8.1 shall be unlimited).

(b)                                 With respect to the restrictive covenants set forth in Section 9 below, each Principal hereby agrees to indemnify, defend and hold harmless Buyer and its officers, directors, members, employees, agents, representatives and affiliates from and against all Losses based upon, arising out of or resulting from such Principals breach thereof.

8.2                               Indemnification of Seller.  Buyer hereby agrees to indemnify and hold harmless Seller and its officers, shareholders, employees, agents, representatives and affiliates and the Principals from and against all Losses based upon, arising out of or resulting from:

(a)                                 any breach of Buyer’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Seller pursuant hereto;

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(b)                                 any obligation, contract or liability constituting one of the Assumed Liabilities and Assigned Agreements, but only to the extent such obligation, contract or liability accrues, or is otherwise attributable to the period on and after Closing Date;

(c)                                  any and all claims of any third party for alleged liabilities or obligations of the Buyer related to or occurring during the period after the Closing Date;

(d)                                 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

8.3                               Notice and Opportunity to Defend.  If any party (the “Indemnitee”) receives notice of any claim or the commencement of any action or proceeding with respect to which any other party is obligated to provide indemnification (the “Indemnifying Party”) pursuant to Section 8.1 or 8.2, the Indemnitee shall promptly, (and in any event within five (5) business days after receiving notice of the claim) give the Indemnifying Party notice thereof; provided, however, that the failure to deliver such notice shall not be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement except to the extent the failure to deliver such notice prejudices the Indemnifying Party’s ability to defend such proceeding.  The Indemnifying Party may compromise and defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee.  In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party’s counsel shall cooperate in the compromise of, or defense against, any such asserted liability; provided, however, that Indemnitee shall not compromise or settle any such matter without Indemnifying Party’s prior written consent.  The Indemnitee, at its own expense, can choose to have its counsel participate in the defense of such asserted liability and/or related settlement determinations, provided, however, the Indemnifying Party’s counsel shall control such defense and/or related settlement determination.  If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate to such defense.

8.4                               Payment.  The Indemnifying Party shall pay the Indemnitee the amount of established claims for indemnification within thirty (30) days after the establishment thereof (the “Due Date”).  Any amounts not paid by the Indemnifying Party when due under this Section 9.4 shall bear interest from the Due Date thereof until the date paid at a rate equal to three (3) points above the interest announced from time to time by Citibank, N.A. as its prime or base rate of interest.

8.5                               Limitations.  Notwithstanding anything in this Agreement to the contrary, the obligations of Seller and Principals pursuant to this Section 8 shall be limited as follows:

(a)                                 Seller and the Principals shall only be required to indemnify Buyer to the extent that Losses, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000) (the “Hurdle Rate”) and, in such event, the indemnifying party shall be required to provide indemnification for the amount of Losses, irrespective of the Hurdle Rate; provided that

23

Losses shall accumulate until such time as they exceed the Hurdle Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such Losses subject to the limitations provided below.

(b)                                 The aggregate amount of the Losses for which Seller and the Principals shall be liable with respect to breaches of the representations and warranties made in this Agreement by the Seller and/or any Principals shall not exceed the sum of the Purchase Price plus the amount of all Assumed Liabilities.

(c)                                  Indemnification claims shall be reduced by and to the extent that an Indemnitee shall actually receives proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such Indemnitee; provided that the availability of such proceeds for an indemnification claim shall not be a defense to such claim or be utilized as a means of delaying indemnification payments hereunder.

9.                                      Non-Compete and Non-Solicitation.

9.1                               Commencing on the Closing Date and continuing until five (5) years from the Closing Date, Seller and each Principal hereby agrees that it, he or she shall not permit any person or entity, directly or indirectly (alone or together with others) controlling, controlled by, affiliated with or related to Seller (including each Principal) to, directly or indirectly (including through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by being connected with or having any interest in, as a stockholder, agent, consultant or partner, any other person or entity):

(a)                                 engage in the ownership, operation, control or management of radiation therapy and/or urology facilities or otherwise engage in the provision of radiation therapy and/or urology services (whether as a sole practitioner, an employee, independent contractor or otherwise or as a separate business or in conjunction with each other or with any business, practice or hospital) (a “Competing Business”) within the Florida counties of Sarasota and Manatee (the “Service Area”);

(b)                                 have any interest, whether as owner, stockholder, member, partner, director, officer, consultant or otherwise, in any Competing Business in the Service Area; provided, however, that the foregoing restriction shall not prevent Seller from owning stock in any Competing Business listed on a national securities exchange or traded in the over-the-counter market; provided that such Seller does not own more than an aggregate of one percent (1%) of the stock of such entity.

Notwithstanding Section 9.1(a) and 9.1(b) above, Seller and its Principals shall be permitted to own and operate a medical practice that engages in the provision of urology services and related ancillary services (excluding radiation therapy services) provided that such professional services are performed solely by George B. Rucker, M.D. and his non-physician` staff.

24

9.2                               Seller and each Principal acknowledge that the restrictive covenants contained herein have unique value to Buyer, the breach of which cannot be adequately compensated in an action of law.  Seller and each Principal further agree that, in the event of the breach of the restrictive covenants contained herein, Buyer shall be entitled to obtain appropriate equitable relief, including, without limitation, a permanent injunction or similar court order enjoining Seller and/or a Principal from violating any of such provisions, and that pending the hearing and the decision on the application for permanent equitable relief, Buyer shall be entitled to a temporary restraining order and a preliminary injunction.  The prevailing party shall be entitled to reimbursement from the other party of its reasonable costs and expenses (including attorneys’ fees and disbursements) of, or related to, such action or proceeding.  No such remedy shall be construed to be the exclusive remedy of Buyer and any and all such remedies shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether at law or in equity, otherwise available under the terms of this Agreement, at common law, or under federal, state or local statutes, rules and regulations.

9.3                               The restrictions set forth in this Section 9 shall not apply to any physician that is a party to a Senior Urologist’s Employment Agreement, effective as of the Closing Date (a “Senior Urologist”), by and between such Senior Urologist and the Buyer, where the restrictions contained in Section 8(A) and Section 8(B) in such Employment Agreement are not applicable pursuant to Section 8(F)(B) thereof in the event that such Employment Agreement is terminated by such Senior Urologist for cause in accordance with Section 16(D) thereof.  Further, the restrictions set forth in Section 9.1 shall not apply to any physician that elects to “buy out” such physician’s restrictive covenants set forth in this Agreement and the Employment Agreement as such restrictions relate to urology pursuant to the terms and conditions set forth in Section 8(G) of the Employment Agreement, including payment to Employer an amount equal to One Million Dollars ($1,000,000).  Additionally, if a physician’s Employment Agreement is terminated pursuant to Section 16(C)(v) therein, the restrictions set forth in Section 9.1 shall not apply as such restrictions relate to urology.  Other than as explicitly set forth in the preceding sentences, the parties hereto agree that the inapplicability or non-enforceability of any of the provisions of Section 8(A) and/or Section 8(B) of such Employment Agreement shall not, in any manner, affect the applicability and enforceability of any of the terms of this Section 9.

10.                               Disclosure of Information.

10.1                        Confidential Information.  Each of the parties hereto recognizes and acknowledges that (i) the transaction contemplated hereby (including the terms and existence of this Agreement) are highly confidential matters and (ii) during the course of negotiations in connection with the transaction contemplated hereby each party will grant access to, certain plans, systems, methods, designs, procedures, books and records relating to operations, personnel and practices, as well as records, documents and information concerning business activities, practices, procedures and other confidential information of the other party (all of the foregoing, collectively, the “Confidential Information”), all of which constitute and will constitute valuable, special and unique assets of such party’s business. Each party hereto shall treat Confidential Information as confidential, shall make all reasonable efforts to preserve its confidentiality, and shall not duplicate or disclose such Confidential Information, except in connection with the transaction contemplated hereby to advisors, attorneys, accountants, bankers, investment bankers, consultants and affiliates as Buyer, and Seller, in their reasonable discretion, shall deem

25

necessary and which parties shall agree to be bound by an obligation of confidentiality at least as restrictive as set forth herein (the foregoing parties being referred to herein as “Designated Representatives”).  Except for such disclosure to Designated Representatives as may be necessary or appropriate and such public or other disclosures as may be required by court order or any state or federal law or regulation to which a party is subject or in order to defend litigation (in which case the disclosing party shall provide the other party with notice and a copy of the required disclosure a reasonable period of time in advance of such disclosure), the parties agree to use all reasonable efforts to maintain in confidence the existence and terms of this Agreement and the Transaction and no party shall issue any press release or public statement without the prior written consent of the other party.

10.2                        Injunctive Relief.  The parties hereto acknowledge that the restrictions contained in Section 10.1, in view of the nature of the business in which the other parties are engaged, are reasonable and necessary in order to protect the respective legitimate interests of such other parties, and that any material violation thereof could result in irreparable injuries to such other party.  Each therefore acknowledges that, in the event of a breach or threatened breach of the provisions of this Section 10, the other party shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining the breaching party from disclosing any such records, documents or information to any person, firm, corporation, association or other entity whatsoever or from using any thereof in any manner whatsoever.

10.3                        Other Remedies.  Nothing contained in this Section 10 shall be construed as prohibiting any party hereto from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

11.                               Termination.  This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time up to and including the Closing Date as follows:

11.1                        by the mutual written agreement of the parties; or

11.2                        by either Buyer, on the one hand, or Seller, on the other hand, upon ten (10) days prior written notice if the other party is in material breach of its obligations hereunder and such breach has not been cured by the breaching party within ten (10) days after receiving written notice thereof; or

11.3                        by Buyer in the event the conditions set forth in Section 7 hereof have not been met unless waived by Buyer by the Closing Date.

12.                               Post-Closing Access to Information/Medical Records.

12.1                        Information.  Seller and Buyer each acknowledge that, subsequent to Closing, each may need access to the Assets, the Facilities and to information, books and records, documents or computer data in the control or possession of the other for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, review by Buyer’s lenders and the prosecution or defense of third party claims.  Accordingly, Buyer and Seller each agree that each

26

will make available to the other and its agents, independent auditors and/or governmental entities such documents and information as may be available relating to the Assets, Seller’s operations of the Facilities in respect of periods prior to Closing and will permit the other to make copies of such documents and information at the requesting party’s expense.  Seller further agrees that (i) upon reasonable request, each shall participate in connection with any audit or review of such documents and information and (ii) such documents and information shall be accurate and complete and provided to Buyer or its designees in a manner sufficient to conduct a thorough and efficient audit or review.

12.2                        Confidentiality of Transferred Records.  The Buyer shall keep the medical and patient records of the Seller transferred to the Buyer by the Seller on the Closing Date (the “Transferred Records”) confidential in accordance with applicable Regulations, and shall not disclose the contents of the Transferred Records, except as permitted by applicable Regulation.  Pursuant to applicable Regulation, without the prior written authorization of an applicable patient unless not required by Regulation, such patient’s Transferred Records shall not be furnished to, and the medical condition of such patient shall not be discussed with, any Person other than such patient or such patient’s legal representative or other health care providers and/or providers involved in the care or treatment of such patient to the extent authorized by applicable Regulation.

12.3                        Location and Retention of Transferred Records.  The Buyer shall keep the Transferred Records for a period of not less than seven (7) years from the date of that patient’s last appointment, examination or treatment.  Unless otherwise proscribed by applicable Regulation, after the expiration of that seven (7) year period, Seller hereby agrees that Buyer, in its sole and absolute discretion, may dispose of those patient records in any manner authorized by applicable Regulations.

12.4                        Access to Transferred Records.  The Buyer shall provide the Seller with copies of the Transferred Records as reasonably requested in writing by the Seller or its Principals, from time to time, to the extent permitted by applicable Regulations, and shall, to the extent permitted by applicable Regulations.

12.5                        Patient’s Access to Transferred Records.  The Buyer shall be responsible for providing a copy of the medical record of a patient contained in the Transferred Records as transferred by Seller, upon written request, of such patient or such patient’s legal representative in accordance with applicable Regulations.

12.6                        Disclosure to Others.  The Buyer shall be entitled to make such disclosures of information contained in the Transferred Records as shall be permitted by applicable Regulations and, to the extent prescribed by applicable Regulations, shall be responsible for maintaining a record of all disclosures of information contained in the Transferred Records relating to a patient’s medical record to a third party, including the purpose of the disclosure request or as otherwise required by applicable Regulations.

12.7                        Medical Records Owner.  In consideration of the provisions of this Agreement, after the Closing, the Buyer in accordance with all applicable Regulations agrees to

27

serve as the records owner of the patient records of the Seller and/or the Principals for purposes of Section 456.057, Florida Statutes.

13.                               Survival.

(a)                                 The parties hereto agree that the representations and warranties of the Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force for the applicable statute of limitations period governing the respective matters set forth therein.

(b)                                 Except as otherwise expressly set forth herein, each of the covenants set forth in this Agreement and the indemnification obligations of the parties set forth in this Agreement shall survive the Closing for the applicable statute of limitations period governing the respective matters set forth therein.

14.                               Further Assurances.

(a)                                 Each of the parties hereto shall, at the request of the other party, furnish, execute and deliver such documents, instruments, certificates, notices and further assurances as counsel for the requesting party shall reasonably deem necessary or desirable to effect complete consummation of this Agreement and the consummation of each of the Transaction Documents and to carry out the transactions contemplated hereunder and thereunder, or in connection with the preparation and filing of reports required or requested by governmental agencies or other regulatory bodies and reconcile and pay, to the extent due, any amounts due and owing the other party related to prepaid expenses, as set forth in Section 1.3(d).

(b)                                 At Buyer’s request and upon reasonable notice, Seller shall provide Buyer with access to all books and records related to the Business for purposes of review by any governmental authority having jurisdiction over Buyer, including without limitation, the Securities and Exchange Commission.

15.                               Miscellaneous.

15.1                        Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing as follows:

If to Seller:	Lakewood Ranch Oncology Center, LLC
200 3rd Avenue West, Suite 200
Bradenton, Florida
Attention: William Jackson, M.D.

With a copy to:	Blalock Walters, P.A.
802 11th Street West
Bradenton, Florida 34205

28

Attention: Robert S. Stroud, Esq.

If to Buyer to:	21st Century Oncology, LLC
2234 Colonial Boulevard
Fort Myers, Florida 33907
Attention: Daniel Dosoretz, M.D.
President and Chief Executive Officer

With a copy to:	Radiation Therapy Services, Inc.
111 Great Neck Road
Great Neck, New York 11021
Attention: Norton L. Travis, Esq.
Vice President and General Counsel

and:	Garfunkel Wild, P.C.
111 Great Neck Road
Great Neck, New York 11021
Attention: Andrew E. Blustein, Esq.

15.2                        Entire Agreement.  This Agreement and each of the Transaction Documents (including the Exhibits and Schedules hereto and thereto) contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

15.3                        Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

15.4                        Investigations.  The representations and warranties of any party, and the right to indemnification for the breach of any such representations and warranties, shall not be effected by any investigation conducted or knowledge obtained by any other party, regardless of when such investigation was conducted or such knowledge was obtained.

15.5                        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles.  All actions brought hereunder, whether in law or in equity, shall be brought in a court of competent jurisdiction in and for Sarasota County, Florida.  Each party to this Agreement hereby consents to the exercise by such Court of general personal jurisdiction over such party or his, her, or its representative so as to enable the court to render personal judgments against the party or representative.

29

15.6                        Savings Clause.  If any provision of this Agreement, or the application of any provision hereof to any person or circumstances, is held to be legally invalid, inoperative or unenforceable, then the remainder of this Agreement shall not be affected unless the invalid provision substantially impairs the benefit of the remaining portions of this Agreement to each of the parties.

15.7                        Defined Term.  As used in this Agreement, the “knowledge” of the Seller shall mean the actual knowledge, after reasonable investigation, of the members of Seller and/or other officers of Seller in a position of authority with respect to the subject matter.

15.8                        Exhibits and Schedules.  The exhibits and schedules to this Agreement are incorporated hereby as a part of this Agreement as fully as if set forth in full herein.

15.9                        Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.10                 Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by (x) Seller without the prior written consent of the Buyer, or (y) the Buyer without the prior written consent of Seller; provided, however, that the Buyer shall have the right, without the consent of Seller, to assign all or any portion of its rights, duties and obligations under this Agreement and under any Transaction Document to any affiliate of the Buyer.

15.11                 Facsimile Signatures.  This Agreement may be executed by any of the parties (the “Originating Parties”) and transmitted to the other parties (the “Receiving Parties”) by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Parties, this Agreement shall be deemed to have been duly executed by the Originating Parties.  Upon the request of the Receiving Parties, the Originating Parties shall provide the Receiving Parties with an executed duplicate original of this Agreement.

15.12                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

[SIGNATURE PAGE TO FOLLOW]

30

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

21st CENTURY ONCOLOGY, LLC

By:
	Name:	Dennis J. Humble
	Title:	Treasurer

LAKEWOOD RANCH ONCOLOGY CENTER, LLC

By:
Name:
Title:

UP ONCOLOGY, LLC

By:
Name:
Title:

FLORIDA UROLOGY SPECIALISTS, P.A.

By:
Name:
Title:

Edward Herrman M.D.

Austin Hill, M.D.

Alan Miller M.D.

Mark Weintraub, M.D.

31

Mitchell Yadven, M.D.

Joseph Bilik, M.D.

Matthew J. Perry, M.D.

William J. Tingle, M.D.

Thomas H. Williams, M.D.

Tracy B. Gapin, M.D.

32

DISCLOSURE SCHEDULES

These disclosure schedules (the “Schedules”) are being furnished by Lakewood Ranch Oncology Center, LLC, a Florida limited liability company (“Seller”), Edward Herrman, M.D., G. Austin Hill, M.D., Alan K. Miller, M.D., Mark P. Weintraub, M.D. and Mitchell W. Yadven, M.D., A. Joseph Bilik, M.D., Tracy B. Gapin, M.D., Matthew J. Perry, M.D., William J. Tingle, M.D. and Thomas H. Williams, M.D., as the principals of the owners of the Seller (collectively, “Principals”, and, individually, a “Principal”), to 21st Century Oncology, LLC, a Florida limited liability company (“Buyer”), in connection with the Asset Purchase Agreement (the “Agreement”) dated effective as of March 30, 2012 and made and entered into by and among the Buyer, the Seller and the Principals.

Unless the context otherwise requires, all capitalized terms used in these Schedules have the respective meanings assigned to them in the Agreement.

The sections of these Schedules are numbered to correspond to the various sections of the Agreement setting forth certain exceptions to the corresponding representations and warranties contained in the Agreement and certain other information required by the Agreement.

1

Schedule 1.1(a)(iv)

Real Property Interests

1.                                      Lease dated, as of November 1, 2009, by and between Seller and Lakewood Ranch Oncology Holding, LLC, in connection with approximately 5,826 square feet located at 8946 77th Terrace East, Bradenton, Florida.

2

Schedule 1.1(a)(v)

Assigned Agreements

1.                                      The lease described on Schedule 1.1(a)(iv).

2.                                      That certain Master Lease Agreement, No. 24861208, dated September 12, 2007, as amended by a certain Addendum, dated September 12, 2007, by and between Seller and Elekta Capital, together with Lease Schedules 1-5, which may not be assigned without the consent of the counterparty.

3.                                      That certain Purchase and License Agreement No. CO70703C dated as of February 18, 2008 by and between Seller and IMPAC Medical Systems, Inc., which may not be assigned without the consent of the counterparty.

4.                                      That certain Purchase and License Agreement No. CO70516C dated as of February 18, 2008 by and between Seller and IMPAC Medical Systems, Inc., which may not be assigned without the consent of the counterparty.

5.                                      That certain Support Agreement No. CAS0490007, dated as of August 6, 2007, by and between Seller and Elekta.

6.                                      That certain Cleaning Agreement dated March 11, 2010 by and between Seller and Jan-Pro Cleaning Systems, Inc. for janitorial services.

7.                                      That certain Textile Rental Service Agreement dated February 28, 2011 by and between Seller and Alsco for textile services, which may not be assigned without the consent of the counterparty.

8.                                      That certain Alarm System Agreement by and between Seller and Alert Alarm Systems Plus, Inc. for alarm monitoring services.

9.                                      That certain agreement dated as of October 17, 2009 by and between Seller and Philips Medical Systems, N.A. for lease of a Pinnacle Service 810 and related maintenance, which may not be assigned without the consent of the counterparty.

10.                               That certain Maintenance Agreement dated as of June 1, 2011 by and between Seller and Creative Construction, Inc. for maintenance of radiation doors.

11.                               That certain Commercial Pest Elimination Agreement, dated April 8, 2011, by and between Macy’s Termite & Pest Control Co. for pest control services.

12.                               That certain Contract for Disposal of Confidential Material, dated May 13, 2011, between Seller and ShredQuick, Inc. for document destruction services.

3

13.                               That certain Software License Agreement between Merge Healthcare and Seller in connection with eFilm Workstation CT scanner image management.

4

Schedule 1.1(a)(vi)

Software Programs and URLs

1.                                      www.lwroncology.com

2.                                      The software described at Items 3 and 4 on Schedule 1.1(a)(v).

3.                                      eFilm Workstation CT Scanner Image Management Software.

5

Schedule 1.1(a)(ix)

Regulatory Licenses and Permits

1.                                      Non-Accelerator Therapy Facility Radiation Machine Registration, Registration No. JR 44290000, dated October 19, 2011, issued to Seller, authorizing the possession of 3 radiation machines, by the State of Florida Department of Health, Bureau of Radiation Control (expires October 28, 2012).

6

Schedule 1.1(c)(i)

Excluded Assets

1.                                      Federal Employer Identification Number.

2.                                      Seller’s corporate book.

3.                                      Personal property of the Principals and Seller’s employees used in the Business, books, art work, figurines, diplomas and home office furniture and equipment, which are not included in the valuation of the Assets or otherwise taken into account in determining the Purchase Price.

4.                                      Prepaid or other refunds received from insurance companies upon termination of insurance policies.

5.                                      Medicare and Medicaid provider numbers.

7

Schedule 1.1(d)

Permitted Liens

1.                                      UCC-1 Financing Statement No. 200706898239 filed on October 30, 2007, identifying Seller as Debtor and Secured Party as Elekta, Inc.

2.                                      UCC-1 Financing Statement No. 200706959238 filed on November 7, 2007, identifying Seller as Debtor and Secured Party as Elekta, Inc.

3.                                      UCC-1 Financing Statement No. 200901125103 filed on August 31, 2009, identifying Seller as Debtor and Secured Party as Elekta, Inc.

4.                                      UCC-1 Financing Statement No. 200901125111 filed on August 31, 2009, identifying Seller as Debtor and Secured Party as Elekta, Inc.

5.                                      UCC-1 Financing Statement No. 200901125154 filed on August 31, 2009, identifying Seller as Debtor and Secured Party as Elekta, Inc.

6.                                      UCC-1 Financing Statement No. 20090115457X filed on September 4, 2009, identifying Seller as Debtor and Secured Party as Elekta, Inc.

8

Schedule 1.2(b)

Assumed Indebtedness

$5,698,469.95

9

Schedule 1.3(b)

Indebtedness Amount

None.

10

Schedule 1.3(c)

Purchase Price Allocation

Form 8954: Asset Acquisition Statement Under Section 1060

Class I Assets: Cash	$0
Class II Assets: CDs and Stock	$0
Class III Assets: Mark-to-Market	$0
Class IV Assets: Inventory	$0
Class V Assets: All Other Assets	$6,213,234.37
Class VI Section: 197 Intangibles	$0
Class VII: Goodwill	$0
TOTAL PURCHASE PRICE	$6,213,234.37

11

Schedule 3.1(c)

Owners of Seller

Owner	Ownership Interest

UP Oncology, LLC	50%

Florida Urology Specialists, P.A.	50%

12

Schedule 3.2(a)

Non-Transferable Leasehold Interests

1.                                      The lease described on Schedule 1.1(a)(iv) may not be assigned without the consent of the lessor.

Asset List

See attached.

13

Schedule 3.2(b)

Liens

1.                                      UCC-1 Financing Statement No. 200706836195, filed on October 23, 2007, identifying Seller as Debtor and Insignia Bank as Secured Party.

2.                                      Those certain liens set forth on Schedule 1.1(d).

14

Schedule 3.2(d)

Condition of the Assets

None.

15

Schedule 3.3

Financial Statements

None.

16

Schedule 3.4

Absence of Certain Changes

None.

17

Schedule 3.6

Required Consents

1.                                      That certain Lease dated as of November 1, 2009 by and between Seller and Lakewood Ranch Oncology Holding, LLC, which may not be assigned without the prior written consent of the counterparty.

2.                                      That certain Master Lease Agreement, No. 24861208, dated September 12, 2007, as amended by a certain Addendum, dated September 12, 2007, by and between Seller and Elekta Capital, together with Lease Schedules 1-5, which may not be assigned without the prior written consent of the counterparty.

3.                                      That certain Purchase and License Agreement No. CO70703C dated as of February 18, 2008 by and between Seller and IMPAC Medical Systems, Inc., which may not be assigned without the prior written consent of the counterparty.

4.                                      That certain Purchase and License Agreement No. CO70516C dated as of August 27, 2007 by and between Seller and IMPAC Medical Systems, Inc., which may not be assigned without the prior written consent of the counterparty.

5.                                      That certain Textile Rental Service Agreement dated February 28, 2011 by and between Seller and Alsco for textile services, which may not be assigned without the prior written consent of the counterparty.

6.                                      That certain agreement dated as of October 17, 2009 by and between Seller and Philips Medical Systems, N.A. for lease of a Pinnacle Service 810 and related maintenance, which may not be assigned without the prior written consent of the counterparty.

18

Schedule 3.7

Legal Proceedings

1.                                      Seller is currently in a dispute with Elekta, Inc. involving that certain Purchase and License Agreement No. USBU00005005-1, dated as of January 6, 2011 by and between Seller and Elekta, Inc.  Seller disputes that the agreement was ever entered into and disputes certain invoices submitted to Seller by Elekta.

2.                                      William J. Tingle, M.D., a Principal, is among the defendants in Thai J. Milonas v. William J. Tingle, M.D., William J. Tingle, M.D., P.A., William Tingle, M.D., P.A., Florida Urology Specialists, P.A., Coastal Surgery Center, LLC and Other Presently Unknown/Unnamed Health Care Providers, Case No. 2012 CA 1275 NC, currently pending in the Circuit Court of the 12th Judicial Circuit in and for Sarasota County, Florida.  This case involves a claim of medical malpractice; a motion to dismiss the complaint is currently pending.  No trial or mediation has been scheduled.

3.                                      Tracy B. Gapin, M.D., a Principal, is a defendant in Peter Gibson v. Tracy B. Gapin, M.D. and Florida Urology Specialists, P.A., Case No. 2009 CA 017274 NC, currently pending in the Circuit Court of the 12th Judicial Circuit in and for Sarasota County, Florida.  This case involves a claim of medical malpractice and is scheduled for trial on April 23, 2012.

4.                                      A complaint has been filed with the Florida Board of Medicine against William J. Tingle, M.D.  That case is based on the same facts as the lawsuit described in Item 1 above and is currently pending.

5.                                      Seller and A. Joseph Bilik, M.D., a Principal, are among the defendants in Thomas and Kathleen Bartera v. Andrew Weitzel, D.O., 21st Century Oncology, LLC d/b/a Southwest Florida Urologic Associates, Alfred Joseph Bilik, M.D., and Florida Urology Specialists, P.A., currently pending in the Circuit Court of the 12th Judicial Circuit in and for Sarasota County, Florida.  This case involves a claim of medical malpractice and is in the initial pleadings phase.

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Schedule 3.8(b)

Licenses and Permits

1.                                      Biomedical Waste-Medical Doctor Operating Permit, issued by the State of Florida Department of Health, Permit No. 41-64-00892, issued on October 1, 2011 (expires September 30, 2012).

2.                                      Non-Accelerator Therapy Facility Radiation Machine Registration, Registration No. JR 44290000, dated October 19, 2011, authorizing the possession of radiation machine, by the State of Florida Department of Health, Bureau of Radiation Control (expires October 28, 2012).

3.                                      Non-Accelerator Therapy Facility Radiation Machine Registration, Registration No. JR44214000, dated October 19, 2011, authorizing the possession of 3 radiation machines, by the State of Florida Department of Health, Bureau of Radiation Control (expires October 28, 2012).

20

Schedule 3.8(c)

Medicare or Medicaid Audits

None.

21

Schedule 3.9

Tax Settlements

None.

22

Schedule 3.10

Environmental Matters

None.

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Schedule 3.11

Material Agreements

Assigned Agreements

All agreements set forth on Schedule 1.1(a)(v).

Material Agreements Not Assigned to or Assumed by Buyer

1.                                      That certain Radiation Oncology Lease and Services Agreement dated as of July 28, 2010 by and between Seller and Urology Partners, P.A.

2.                                      That certain Radiation Oncology Lease and Services Agreement dated as of July 28, 2010 by and between Seller and Florida Urology Specialists, P.A.

3.                                      That certain Operating Agreement of Seller dated August 7, 2007.

4.                                      That certain Service Agreement dated as of September 10, 2010 by and between Seller and C&G Technologies, Inc. for CT maintenance.

5.                                      Purchase and License Agreement No. USBU00005005-1, dated January 6, 2011, by and between Seller and Elekta, Inc.

6.                                      Any and all agreements between Seller and Mobile Air, Inc.

7.                                      Any and all agreements between Seller and Rollins & Associates, LLC.

8.                                      Any and all agreements between Seller and OnSite Medical Physics, P.L.

9.                                      Any and all agreements between Seller and Lakewood Ranch Telecomm.

10.                               Any and all agreements, including but not limited loan agreements between Seller and Insignia Bank.

11.                               Any and all agreements between Seller and Eteck Services, Inc.

12.                               That certain agreement with Laser Rite for office supplies.

13.                               That certain agreement with Hasler for a postage meter.

14.                               That certain agreement with Port Charlotte Computers for computer services.

15.                               That certain agreement with Radiadyne for clinical supplies.

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16.                               That certain agreement with Suncoast Safe and Lock for door lock and repair services.

17.                               That certain agreement with Specialty Electronic Systems for security alarm services.

18.                               That certain agreement with Staples Advantage for office supplies.

19.                               That certain agreement with Verizon Florida, LLC for phone service.

20.                               That certain agreement with Waste Management for waste management services.

21.                               That certain agreement with Bio-Spec Waste Management.

22.                               Any and all agreements between Seller and John Sylvester, M.D.

23.                               Any and all agreements between Seller and OnSite Medical Physics, P.L.

24.                               The insurance policies described on Schedule 3.17.

25.                               The benefit plans described on Schedule 3.25.

26.                               Any and all third party payor agreements.

25

Schedule 3.13

Inspections and Investigations

None.

26

Scheduled 3.16

Computer Software Licenses

1.                                      The licenses related to the software related to the IMPAC Radiation Oncology Management System pursuant to the Purchase and License Agreements identified as Item Nos. 3 and 4 on Schedule 1.1(a)(vi) hereof.

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Schedule 3.17

Insurance Policies

Type of Policy; Policy Number	Insurer	Policy Limits

Commercial Property Quote No. QCP0186530	FCCI	$6,850,570 (building) $360,825 (business personal property)

Commercial General Liability Quote No. QCP0186530	FCCI	$2,000,000 (aggregate) $1,000,000 (personal liability and advertising injury) $1,000,000 (per occurrence) $5,000 (medical expenses per person) $100,000 (damage to rented premises)

Commercial Crime Quote No. QCP0186530	FCCI	$50,000 (employee theft per occurrence) $50,000 (forgery or alteration per occurrence) $50,000 (theft of money and securities per occurrence) $50,000 (outside the premises per occurrence)

Commercial Auto Quote No. QAU0088687	FCCI	$1,000,000 (liability)

Commercial Inland Marine Quote No. QCP0186530	FCCI	$10,000 (computer hardware)

Commercial Liability Umbrella Quote No. QUM0059637	FCCI	$1,000,000 (per occurrence) $1,000,000 (personal and advertising injury) $1,000,000 (aggregate except auto) $1,000,000 (products-completed operations)

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Schedule 3.19

Intellectual Property

1.                                      The unregistered trade name “Lakewood Ranch Oncology Center.”

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Schedule 3.20(b)

Professional Discipline

1.                                      William J. Tingle, M.D., a Principal, received a Letter of Concern and fine from the Florida Board of Medicine pursuant to that certain Settlement Agreement, DOH Case No. 2006-29859.  The terms of the Settlement Agreement have been satisfied and Dr. Tingle has an active license to practice medicine in the state of Florida.

2.                                      Tracy B. Gapin, M.D., a Principal, received a Letter of Concern and fine from the Florida Board of Medicine pursuant to that certain Settlement Agreement, DOH Case No. 2008-08554. The terms of the Settlement Agreement have been satisfied and Dr. Gapin has an active license to practice medicine in the state of Florida.

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Schedule 3.22

Leased Real Property

1.                                      Seller leases approximately 5,826 square feet located at 8946 77th Terrace East, Bradenton, Florida pursuant to that certain Lease dated as of November 1, 2009 by and between Seller and Lakewood Ranch Oncology Holding, LLC.

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Schedule 3.24

Employees

Position	Employee	Salaries	Accrued Benefits
Dosimetrist	Desch, Sue	$59.16/hour
Radiation Therapist	DeVore, Janelle	$26.50/hour
Driver	Downey, Peggy	$10.50/hour
Driver	Gillette, Russell	$10.50/hour
Radiation Therapist	Harry, Suzanne	$30.00/hour
Radiation Therapist	Martin, Lindsey	$26.80/hour
Front Desk	Pearbhoo, Seetal	$14.00/hour
Radiation Therapist	Peterson, Valerie	$26.80/hour
Front Desk	Morgan (Daveluy), Holy	*

*Seller will complete this disclosure within five (5) days of closing.

Severance Pay

Seller shall be responsible for paying any accrued PTO of Seller’s employees over one hundred (100) hours and Buyer shall be assume all accrued PTO of Seller’s employees less than one hundred (100) hours.

Compensation Increases

None.

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Schedule 3.25

Employee Benefit Plans

*Seller will complete this disclosure within five (5) days of Closing.

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Schedule 6.1(f)

Physicians

1.                                      Edward Herrman, M.D.

2.                                      G. Austin Hill, M.D.

3.                                      Alan K. Miller, M.D.

4.                                      Mark P. Weintraub, M.D.

5.                                      Mitchell W. Yadven, M.D.

6.                                      A. Joseph Bilik, M.D.

7.                                      Tracy B. Gapin, M.D.

8.                                      Matthew J. Perry, M.D.

9.                                      William J. Tingle, M.D.

10.                               Thomas H. Williams, M.D.

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of March 30th, 2012 (the “Agreement”), is between 21st CENTURY ONCOLOGY, LLC, a Florida limited liability company (“Buyer”) and UROLOGY PARTNERS, P.A., a Florida professional corporation, (“Seller”).  The shareholders of Seller and such shareholders’ physician principals are identified on Schedule A attached hereto (the “Principals”) are each executing this Agreement for the purpose of binding him or her to perform his or her obligations under Sections 3, 8, 9 and 10 and as otherwise expressly set forth herein.

RECITALS

Seller is engaged in the business of providing patient care services in the specialties of radiation therapy and urology at facilities located at the premises identified on Schedule 3.22 attached hereto (the “Facilities”).  The business, activities, ownership, operation and management of the Facilities pertaining or related to any or all of the assets being acquired by Buyer pursuant hereto and the use of such assets to provide patient care services in the specialties of radiation therapy and urology shall be referred to as the “Business.”

1.                                      Seller owns certain assets related to the Business.

2.                                      Buyer desires to acquire from Seller and Seller desires to sell to Buyer certain assets used in the Business.

3.                                      Buyer and Seller wish to set forth the terms under which Buyer shall acquire certain assets from Seller and assume certain liabilities of Seller and have each agreed to the transactions described herein and have agreed to enter into this Agreement and such other agreements as shall be necessary to effect the transactions contemplated hereby.  This Agreement and such other agreements as shall be necessary to effect the transactions herein shall each be referred to herein individually as a “Transaction Document” and, collectively, as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the execution and delivery of the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Asset Purchase.

1.1                               Assets Being Sold and Purchased.

(a)                                 Subject to and upon satisfaction or waiver of the terms and conditions of this Agreement, at the Closing (as defined in Section 2 herein), Seller shall transfer, sell, convey, assign and deliver to Buyer, pursuant to a Bill of Sale in the form attached hereto and made a part hereof as Exhibit 1.1(a) (the “Bill of Sale”), and Buyer shall purchase from Seller, all right, title and interest to and in Seller’s assets used by, for and in connection with, the Business, as the same existed immediately prior to the Closing and reflected on the books and records of Seller (the “Assets”), excluding only the specific assets set forth in Section 1.1(c) below, but including, without limitation, the following:

(i)                                     all tangible assets used in the Business whether owned or leased, including, without limitation, all instruments, tools, medical equipment, supplies and office equipment and all fixtures and improvements;

(ii)                                  all inventories of clinical supplies and instruments, pharmaceuticals, inventory, paper goods, raw materials, finished goods, demonstration equipment, parts, packaging materials and other products, materials, or accessories related thereto that are held at, or are in transit from or to, the locations at which the Business is conducted or that are used or held for use by Seller;

(iii)                               all of Seller’s right, title and interest under manufacturers’ and vendors’ warranties in connection with the assets being transferred hereunder, to the extent assignable or transferable;

(iv)                              all real property interests described on Schedule 1.1(a)(iv) hereto, and all improvements and fixtures thereon and/or affixed thereto, and all rights of way, easements, leaseholds, and other estates and rights, relating to any of the foregoing or used in connection with any of the Business or the Assets;

(v)                                 all of Seller’s right, title and interest (subject to Seller’s rights to access copies as provided in Section 12 herein) in and to those assignable contracts, agreements, leases, licenses, franchises, purchase orders, sale, license or service orders, permits, instruments, commitments, arrangements, understandings, including, without limitation, all license, service, maintenance, supply, purchase, distribution, advertising and promotional services agreements to which Seller is a party or by which Seller or the Business is bound or under which Seller has any rights or is entitled to any benefits, relating to any of the Business or the Assets (in each case, whether written or oral and including all amendments thereto), all as set forth on Schedule 1.1(a)(v) hereto under the heading “Assigned Agreements” (collectively, “Assigned Agreements”);

(vi)                              all software programs (including source and object codes and related documentation for software owned by or licensed to Seller and used in connection with or developed for support of the operations of the Business, including, without limitation, the software programs identified on Schedule 1.1(a)(vi) attached hereto, as well as the internet web sites used by Seller with respect to the Business and the related universal resource locators (“URLs”) used in connection therewith, each of which is set forth on Schedule 1.1(a)(vi);

(vii)                           a pro rata share of all prepaid expenses relating to the Business, but not including security deposits deposited by or on behalf of the Seller as lessee, sublessee, lessor, sublessor, or otherwise under any Assigned Agreements;

(viii)                        all insurance proceeds and rights thereto derived from loss, damage or destruction of or to any property or assets included in the Assets, to the extent claims were not made or did not accrue prior to the Closing to repair or replace the lost, damaged or destroyed items;

(ix)                              all of Seller’s right, title and interest in any transferable licenses, permits, variances, franchises, certifications, authorizations and approvals to do

2

business issued by any administrative body or licensing authority or governmental or regulatory agency, used in connection with the Business and/or the ownership and/or use of any of the Assets and the Facilities, together with any extensions, renewals or modifications thereof and additions thereto in connection with the Business, including, without limitation any and all licenses and permits required by the United States Nuclear Regulatory Commission, and which are necessary for participation in the Medicare and Medicaid programs, including without limitation those as set forth on Schedule 1.1(a)(ix) hereto, in all cases to the extent assignable or transferable and to the extent assumed by Buyer;

(x)                                 all files, documents, instruments, papers, books and records relating to the Business, operations, condition of (financial or other) results of operations and assets and properties of Seller (subject to Seller’s rights to access copies as provided in Section 12 herein), including without limitation, mailing lists and related documentation, financial statements and related work papers and letters from accountants, personnel records and files, budgets, ledgers, journals, computer files and programs; retrieval programs, operating data and plans and environmental studies and plans;

(xi)                              all telephone numbers, facsimile numbers, electronic addresses and passwords used in connection with the Business;

(xii)                           all intangible personal property of Seller relating to or in connection with the Business or Assets, and all of Seller’s rights, title to and interest therein and thereunder, and all guaranties, warranties, indemnities, privileges, claims, causes of action and options relating or pertaining to the Business, the Assets, and the Assigned Agreements to the extent assignable or transferable;

(xiii)                        all other assets and property of Seller used or held for use in connection with the Business,

(xiv)                       Intentionally deleted;

(xv)                          a portion of the goodwill associated with Seller’s radiation therapy patient care services.

(b)                                 At Closing, Seller shall permit Buyer to take physical possession of all of the Assets at the locations where they are then located.

(c)                                  Notwithstanding anything to the contrary herein, the following assets of Seller are not being sold hereunder and shall not be included in the term “Assets”:

(i)                                     the assets described on Schedule 1.1(c)(i) hereto;

(ii)                                  all cash, cash equivalents, securities and short-term investments held by Seller;

(iii)                               any accounts receivable of Seller existing as of the Closing Date;

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(iv)                              amounts due to Seller for services provided but not billed as of the Closing Date;

(v)                                 any accounts payable or accrued expenses of Seller attributable to any period prior to the Closing Date;

(vi)                              the real property associated with the Facilities, other than the leasehold interests set forth in Schedule 1.1(a)(iv) attached hereto;

(vii)                           all intellectual property, copyrights and trademarks owned or utilized by Seller;

(viii)                        any contract of Seller that is not listed on Schedule 1.1(a)(v) attached hereto under the heading “Assigned Agreements” and is not used or required as part of the day-to-day operations of the Business;

(ix)                              all of Seller’s non-transferable contracts, certificates, permits and licenses used in the Business;

(x)                                 claims against third parties related to Seller’s operations prior to Closing;

(xi)                              any rights to tax refunds or claims under or proceeds of insurance policies related to the Business or the Assets with respect to periods prior to the Closing;

(xii)                           all employee benefit plans of Seller within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1972, as amended, which are presently in effect and relate to the operation of the Business, including any assets owned or held by any such plan;

(xiii)                        any distributions of risk pool fund and/or preferred provider organization holdbacks related to services provided prior to the Closing; and

(xiv)                       Seller’s patient medical records.

(d)                                 Seller shall transfer, convey and assign to Buyer, Seller’s title to all of the Assets at the Closing, free and clear of any liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, encumbrances or right of others of every kind and description (collectively, “Liens”), except for those Liens listed on Schedule 1.1(d) hereto, said Liens so listed being herein called the “Permitted Liens.”

1.2                               Liabilities.

(a)                                 Liabilities Not Assumed.  Except as specifically provided in this Agreement and in Section 1.2(b) below, Buyer shall not assume, pay, honor, discharge or

4

otherwise become responsible for any liabilities or obligations of Seller, and all such liabilities and obligations shall remain solely those of Seller, and Seller shall pay, perform and discharge, all such obligations and liabilities of Seller promptly when due in accordance with their terms.  Without limiting the generality of the preceding sentence and except as specifically provided in Section 1.2(b), Buyer shall not assume or become responsible for:

(i)                                     any liabilities or obligations of Seller including, without limitation, any personal obligations of any member or officer of Seller incurred in any capacity, including those arising out of any claim, litigation or proceeding, or any contract, license, commitment or other agreement relating to the operations of the Business or the occurrence of any event on or before the Closing including, without limitation, accounts payable of the Business;

(ii)                                  any obligations, liabilities, undertakings, Liens (other than Permitted Liens) or restrictions to which the Assets or the Business are subject arising on or before the Closing and that are not disclosed in writing in this Agreement arising on or before the Closing;

(iii)                               any liability or obligation arising out of or related to past, present or future actions, litigations, suits, enforcement actions, proceedings, arbitrations or governmental or regulatory authority investigations, audits or otherwise, including, without limitation, demand or directive letters or correspondence, or of notice regarding any of the foregoing involving the Assets, the Business, Seller or any member of Seller to the extent the foregoing relate to events, acts or omissions arising on or before the Closing;

(iv)                              any liability or obligation, in contract, tort or for violation of any law by Seller or any officer, manager, member, employee or agent of Seller that arises out of or results from any act, omission, occurrence or state of facts arising on or before the Closing, and any liability or obligation, in contract, tort or for violation of any law by Seller or any officer, manager, member, employee or agent of Seller that arises out of or results from any act, omission, occurrence or state of facts after the Closing;

(v)                                 any compensation obligations or any liabilities or obligations of Seller arising out of or in connection with any employee benefit plan of Seller or any other liabilities or obligations of Seller to any employees with respect to his or her service to the Business on or before the Closing, including but not limited to any liability or obligation for any severance pay due any employee of Seller upon his or her termination of employment (except for any obligations under any Assigned Agreements between the Seller and any such employees arising after the Closing Date) and any and all accrued vacation and/or sick leave in excess of one hundred (100) hours per employee (i.e., the Buyer shall assume responsibility for up to one hundred hours (100) hours per employee for each such employee that is retained by the Buyer as of the Closing Date, provided, however, that the Seller recognizes and agrees, and shall cause such employees to recognize and agree, that each employee’s rights to such accrued vacation and/or sick leave shall be subject to the applicable policies of the Buyer, including, without limitation, any such policies requiring the employee to use such accrued vacation and/or sick time during a calendar or contract year and any such policies which govern the payments, if any, to which an employee would be entitled to for same should his or her employment with the

5

Buyer be terminated), bonuses and other benefits to the extent that such liabilities or obligations are owed as a result of acts, omissions, occurrences or state of facts on or before the Closing. For purposes of determining eligibility for participation in Buyer’s benefit policies with respect to those employees of Seller retained by Buyer, Buyer shall credit each such employee for time employed by Seller.

(vi)                              any liabilities or obligations of Seller for indebtedness for borrowed money, including, but not limited to, any and all liabilities and obligations related to real estate financings and any and all obligations to any secured party in connection with any of the Assets;

(vii)                           subject to Section 1.3(c), any liabilities or obligations of Seller for any type of taxes owed by Seller whatsoever;

(viii)                        any and all Medicare, Medicaid and other third party payor obligations arising from any acts or omissions for any period on or prior to the Closing, including without limitation, any retroactive denial of claims, civil monetary penalties or any gain on sale that may be recognized by any of the foregoing as a result of the transactions, contemplated herein; or

(ix)                              any other liabilities or obligations of any nature relating to the operations of the Business or the occurrence of any event on or before the Closing, whether known or determined as of the Closing or unknown or undetermined as of the Closing.

(b)                                 Liabilities Assumed.  Subject to the terms and conditions set forth in this Agreement, effective as of the Closing Date, the Buyer shall assume and agree to pay, perform and discharge, when due, the obligations of Seller under (i) the Assigned Agreements to the extent such obligations arise after the Closing and relate to goods or services sold or provided after the Closing, and (ii) the indebtedness of the Seller related to the Permitted Liens, as set forth in Schedule 1.2(b) annexed hereto (the “Assumed Indebtedness”).  Those liabilities assumed by the Buyer pursuant to this Section 1.2(b) are referred to herein as the “Assumed Liabilities.”

1.3                               Purchase Price.

(a)                                 As consideration for the sale, assignment, conveyance, transfer and delivery of the Assets, Buyer shall pay to Seller a purchase price (the “Purchase Price”) equal to Ten Million Four Hundred Seventy Two Thousand Nine Hundred Sevety Eight and 36/100 Dollars ($10,472,978.36)  (the “Purchase Price”).

(b)                                 The Purchase Price shall be payable as follows:

(i)                                     at Closing, at Seller’s direction and on behalf of Seller, Buyer shall pay out of the Purchase Price, by wire transfer or delivery of other immediately available funds, Seller’s aggregate indebtedness under any debt instrument secured in full or in part by Liens on the Assets (the “Indebtedness Amount”), other than the Assumed Indebtedness, all as set forth in Schedule 1.3(b)(i) hereof; and

6

(ii)                                  at Closing, pursuant to the terms of that certain Escrow Agreement attached hereto as Exhibit 1.3(b)(ii) (the “Escrow Agreement”), Buyer shall deposit an Nine Hundred Seventy Five Thousand Dollars ($975,000) of the Purchase Price (the “Escrow Amount”) with Blalock Walters, P.A. (the “Escrow Agent”).  The Escrow Agreement shall provide, among other things, that unless Buyer has previously provided Seller with written notice that Buyer intends to seek indemnification from Seller pursuant to Section 8, below, one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the ninth (9th) month anniversary of the Closing Date and the remaining one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the eighteenth (18th) month anniversary of the Closing Date.  Notwithstanding the foregoing, there shall be no release of the Escrow Amount if the balance then held in escrow is insufficient to cover any claims of indemnification for which Buyer has provided Seller with written notice thereof; and

(iii)                               at Closing, Buyer shall deliver to Seller an amount equal to the Purchase Price less the sum of the Indebtedness Amount and Escrow Amount (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing.

(c)                                  Each party hereto agrees (a) that the Purchase Price for the Assets will be allocated for all federal and state tax purposes (including but not limited to, income, excise, sales, use, personal property and transfer taxes, and otherwise) among the Assets in accordance with Schedule 1.3(c) attached hereto and made a part hereof which is in accordance with Section 1060 of the Internal Revenue Code, (b) to file separately a Federal Form 8594 with its Federal Income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs, and (c) that no party will take a position on any tax returns or filings with any governmental or regulatory authority charged with the collection of taxes or having jurisdiction over the transaction contemplated hereunder or in any judicial proceeding, that is in any manner inconsistent with the terms of the allocation set forth on Schedule 1.3(c).  Seller shall be responsible for any and all taxes and other charges resulting from this transaction.

(d)                                 All utilities charges, real estate and personal property taxes, monthly rental payments and common area charges under any leases assumed by Buyer pursuant to this Agreement, amounts prepaid or payable in respect of contracts and agreements assumed by Buyer pursuant to this Agreement and similar prepaid items and similar accrued expenses, shall be prorated between Seller and Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date.

2.                                      Closing.  The closing of this transaction (the “Closing”) shall take place by telephone, mail, electronic mail and/or facsimile or at a location mutually agreed upon.  The Closing shall occur on March 30, 2012 with the Closing effective date and time being March 30, 2012 at 11:59 P.M.  The date on which the Closing takes place is referred to herein as the “Closing Date.”

3.                                      Representations and Warranties of Seller.  In order to induce Buyer to enter in this Agreement and to consummate the transactions contemplated by this Agreement, Seller and each Principal hereby jointly and severally represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

7

3.1                               Organization, Qualification and Authority.

(a)                                 Seller is a professional corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is in good standing as a foreign company in all jurisdictions in which it conducts business or owns assets.  Seller’s execution and delivery of this Agreement and each of the other Transaction Documents delivered by Seller at the Closing, and the performance by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary actions and proceedings of Seller.  This Agreement and each of the other Transaction Documents executed and delivered by Seller at the Closing are valid and legally binding upon Seller and are enforceable against it in accordance with its terms.

(b)                                 Seller has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations under this Agreement and each other Transaction Document, and to consummate the transactions contemplated under this Agreement and each other Transaction Document, including, without limitation, to sell and transfer the Assets and the Business pursuant to this Agreement.  Seller has taken all necessary corporate action to execute and deliver this Agreement and each other Transaction Document to which it is a party, to authorize its officers, managers and all other authorized personnel to execute and deliver this Agreement, and to execute and deliver such further documents as are necessary and proper to consummate the terms and provisions of this Agreement.  The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the directors and shareholders of Seller.

(c)                                  The owners of all of the issued and outstanding ownership interests of Seller are set forth on Schedule 3.1(c).  There are no outstanding agreements, options, warrants, rights, contracts, calls, puts or other agreements or commitments providing for the disposition or acquisition of any of the ownership interests of Seller.

3.2                               Title to the Assets.

(a)                                 Seller has good and marketable title to the Assets.  With regard to those Assets in which Seller possesses leasehold interests, such leasehold interests are valid and transferable except as set forth on Schedule 3.2(a).  Upon the sale, assignment, transfer and conveyance of the Assets to Buyer as contemplated under this Agreement, there will be vested in Buyer good and marketable title to all of the Assets, free and clear of all Liens other than Permitted Liens, and there are no adverse conditions that will interfere with Buyer’s use and enjoyment of or ability to encumber any of the Assets in any respect or that will impede Buyer’s ability to use the Assets in connection with the provision of patient care services.  All Assets used in the Business are set forth on Schedule 3.2(a).

(b)                                 Except as indicated on Schedule 3.2(b) attached hereto, none of the Assets is subject to any Lien.  All Liens set forth on Schedule 3.2(b), other than the Permitted Liens set forth on Schedule 1.1(d) have been or will be terminated and/or released on or prior to the Closing Date.

8

(c)                                  Seller is not obligated to offer any individual or entity the opportunity to purchase any Assets prior to or simultaneously with offering the Buyer the opportunity to purchase the Assets that has not been expressly waived by such person or entity in writing prior to Closing other than as set forth in that certain Professional Services Agreement between John Sylvester, M.D. (“Dr. Sylvester”) and Seller which shall be waived in writing on or before the Closing Date.  No person or entity has a right of first refusal or a right of participation with respect to the sale of any of the Assets by Seller that has not been expressly waived by such person or entity in writing prior to Closing.  All notices required to be provided by Seller to any individual or entity in connection with the sale of any of the Assets have been timely provided by Seller or have been expressly waived in writing prior to Closing and all such notices, to the extent provided, were complete and accurate.

(d)                                 Except as set forth in Schedule 3.2(d) attached hereto, as of the Closing Date, the Assets are free of defects and deficiencies, in good operating condition and repair, normal wear and tear excepted, and suitable for the purposes used, are adequate and sufficient for the operations and conduct of the Business as currently operated, and comply with and are being operated and otherwise used in full compliance in all material respects with all laws, ordinances, statutes, regulations and other legal requirements applicable to such Assets.

3.3                               Financial Statements.  Seller has delivered to the Buyer copies of Seller’s compiled financial statements of Seller for the two (2) month period ended February 29, 2012, and the years ended December 31, 2009, December 31, 2010 and December 31, 2011 (collectively, the “Financial Statements”).  Except for the variations expressly noted in Schedule 3.3 hereto, all of the Financial Statements have been prepared from the financial records of Seller on the accounting basis used by Seller for income tax purposes, consistently applied and fairly present the financial condition of Seller, as at their respective dates and the respective results of the operations of Seller and of the Business, for the periods covered thereby.  The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments necessary for such fair presentation.

3.4                               Absence of Certain Changes.  Except as set forth in Schedule 3.4 attached hereto, since January 1, 2012 (the “Interim Date”), there has not been:  (i) any transaction by Seller not in the ordinary course of business; (ii) any damage, destruction or loss to any of the Assets, whether or not covered by insurance, (iii) any sale or transfer of any of the Assets, except in the ordinary course of business; (iv) any Lien placed on any of the Assets; (v) any amendment or termination of any contract or agreement to which Seller was a party in connection with the Business as of the Interim Date; (vi) any increase in, or commitment to increase, the fees or compensation payable or to become payable to any of the employees or agents of Seller; (vii) any incurrence or assumption of, or taking any property subject to, any liability by Seller in connection with the Business; (viii) any alteration in the manner in which Seller maintains its books, accounts or records, or in the accounting practices reflected in those accounts or records, or any change in any assumption underlying any method of calculation of bad debts, contingencies or other reserves from that reflected in the Financial Statements; (ix) any acquisition or lease by Seller of or commitment to acquire or lease, any realty or any item of furniture, machinery or equipment; (x) any waiver of any claim or right; or (xi) any agreement or understanding to undertake any of the foregoing actions described in Sections 3.4(i)-(x) above.

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3.5                               Certain Payments.  Neither Seller, the Principals nor the Business, or, to the knowledge of any of the Seller and/or any of the Principals, any directors, officers, agents or employees or any other person or entity associated with or acting for or on behalf of Seller has directly or indirectly in connection with the Business:  (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, regardless of form, whether in money, property or services, including without limitation: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Business.

3.6                               Violation of Other Instruments.  Except as set forth in Schedule 3.6 attached hereto, neither the execution and delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, violates:  (i) any agreement of Seller, (ii) the certificate of formation or any governing documents of Seller or (iii) any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach or acceleration of any of the terms of or will constitute a default under or result in the termination of or the creation of any Lien pursuant to the terms of any contract or agreement to which Seller is a party or by which Seller or any of the Assets is bound.  No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required to be obtained by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents set forth in Schedule 3.6.

3.7                               Legal Matters.  Except as set forth in Schedule 3.7 attached hereto, there are no suits, actions, claims, investigations, administrative proceedings or other proceedings, criminal, civil, or quasi civil, pending or, to the knowledge of any of the Seller or any of the Principals, threatened by or against the Business, the Assets or Seller.  Seller knows of no facts or circumstances that could reasonably be expected to give rise to any claim, investigation, administrative proceeding or other proceeding, criminal, civil, or quasi civil that would be required to be disclosed under this Section 3.7.

3.8                               Compliance with Applicable Law.

(a)                                 General.  Seller is not in default under any, and Seller has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, applicable to Seller, the Business or the Assets, including, without limitation, all laws, statutes and regulations related or incident to the licensure, credentialing and certification of providers of professional medical services, physicians and health professionals, health and safety matters, employment and labor laws, health laws and regulations and Medicare and Medicaid regulations.  Seller has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing.  Seller has not received any notification of any asserted present or past failure to comply with any of the foregoing that has not been satisfactorily responded to in the time period required thereunder.

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(b)                                 Permits.  Set forth in Schedule 3.8(b) attached hereto is a complete and accurate list of all licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively, the “Permits”), held by Seller and/or Principals.  The Permits set forth in Schedule 3.8(b) are all the Permits required for the conduct of the Business as currently operated.  All the Permits set forth in Schedule 3.8(b) are in full force and effect.  Seller has not engaged in any activity that would cause or permit revocation or suspension of any Permit, and no action or proceeding seeking to or contemplating the revocation or suspension of any Permit is pending or threatened.  There are no existing defaults or events of default or events or state of facts which, with notice or lapse of time or both, would constitute a default by Seller under any Permit.  Seller has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit.  Except as set forth in Schedule 3.8(b), the consummation of the transactions contemplated hereby and in each of the other Transaction Documents will in no way affect the continuation, validity or the effectiveness of the Permits or require the consent of any person or entity.

(c)                                  Medicare and Medicaid.  Seller, each Principal and each employee of Seller is in compliance with all laws, rules and regulations of Medicare, Medicaid and other governmental health care programs, and has filed all claims and other forms substantially in the manner prescribed by such laws, rules and regulations.  Except as set forth on Schedule 3.8(c), neither Seller nor any Seller employee has been subject to any audit relating to improper and/or fraudulent Medicare or Medicaid procedures or practices.  There is no basis for any claim or request for recoupment or reimbursement from Seller or any Seller employee, or for reimbursement by Seller or any Seller employee of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid.  No deficiency (either individually or in the aggregate) in any such claims, returns, invoices, cost reports and other filings, including claims for overpayments or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or any other third party payor and there is no basis for any claims or requests for reimbursement.

(d)                                 Principals.  Each Principal represents and warrants that (i) Principal has not been convicted of a criminal offense related to health care, (ii) Principal has not been listed as debarred, excluded or otherwise ineligible for participation in federal health care programs, and (iii) no such criminal charges or proposed debarment or exclusion is pending.

3.9                               Taxes.  Seller has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, “Tax Returns”) required to be filed by Seller.  All Tax Returns filed by or on behalf of Seller are true, complete and correct in all respects.  Seller has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers’ compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, “Taxes”), due and payable with respect to the periods covered by such Tax Returns (as reflected thereon).  There are no tax liens on any of the properties or assets, real,

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personal or mixed, tangible or intangible, of Seller.  Seller has not incurred any Tax liability other than in the ordinary course of business.  No deficiency in taxes for any period, with respect to Seller, has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth on Schedule 3.9 attached hereto), and no written inquiries or notices have been received by Seller from any taxing authority with respect to possible claims for taxes.  Seller has no reason to believe that such an inquiry or notice is pending or threatened or that there is a basis for any additional claims or assessments for taxes.  Seller has not agreed to the extension of the statute of limitations with respect to any Tax Return or tax period.  Seller has delivered to Buyer copies of the federal and state income or franchise or other type of Tax Returns filed by each of them for the years ended December 31, 2008, December 31, 2009 and December 31, 2010.

3.10                        Environmental Matters.

(a)                                 Except as set forth in Schedule 3.10 hereto, no Hazardous Substance (as hereinafter defined) is present or at any time has been stored, treated, released, disposed of or discharged on, about, from or affecting the Facilities during the period of any ownership, lease or occupancy thereof by Seller, in any material amounts, except for products that have been used, maintained and disposed of in compliance with all applicable laws, rules and regulations and all applicable manufacturer instructions, and Seller has no actual knowledge of any liability that is based upon or related to any environmental condition, and there is no reasonable basis for any such liability arising.  The term “Hazardous Substance” as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including, without limitation, asbestos and asbestos-containing materials.

(b)                                 Except as set forth on Schedule 3.10 hereto, Seller has not, nor to the knowledge of Seller, has any prior or current owner, tenant or occupant of any part of the Facilities, received (i) any notification or advice from or given or been required to have given any report or notice to any governmental agency or authority or any other person, firm or entity whatsoever involving the use, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about the Facilities or caused by Seller or any affiliate thereof, or (ii) any complaint, order, citation or notice with regard to a Hazardous Substance or any other environmental health or safety matter affecting the Facilities, or any business or operations conducted thereat under the federal Comprehensive Environmental Response, Compensation and Liability Act or under any other federal, state or local law, ordinance, rule or regulation.

3.11                        Agreements.  Schedule 3.11 attached hereto contains a true, complete and accurate list of all those contracts and other agreements to which Seller or any Principal is a party, related, in each case only to the Business or the Assets, or by or to which Seller’s assets or properties are bound or subject as such instruments relate to the Business, including without limitation, those which: (i) are for the purchase or sale of materials, supplies, equipment, inventory or services; (ii) are franchise or other royalty contracts or similar contracts material to the Business; (iii) are contracts for the grant to any person of any preferential rights to purchase

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any of Seller’s assets or properties; (iv) are leases of real or personal property with respect to the Business; (v) are capital or other leases relating to any Assets; (vi) are employment, personal service, or other executory contracts; or (vii) are material to the business or are contracts to be assigned to Buyer which do not fit into one of the aforementioned categories (the “Material Agreements”).  The Material Agreements shall be organized on Schedule 3.11 under the following two headings:  “Assigned Agreements” and “Material Agreements Not Assigned to or Assumed by Buyer.”

3.12                        Third Party Reimbursement.  Complete copies of all third party reimbursement agreements relating to the operation of the Business (the “Reimbursement Agreements”) that are currently in force have been delivered to Buyer prior to the execution of this Agreement.  To the knowledge of any of the Seller and/or any of the Principals, and except for the transactions contemplated hereby, there are no facts or circumstances that could result in (i) the cancellation or non-renewal of any Reimbursement Agreement; or (ii) any retroactive adjustment by any payor under any Reimbursement Agreement.

3.13                        Inspections and Investigations.  Except as set forth and described in Schedule 3.13:  (i) no right of Seller nor the right of any licensed professional or other individual employed by or under contract with Seller to receive reimbursements pursuant to any government program or private non-governmental program under which Seller directly or indirectly receives payments (“Payor Programs”) related to the Business has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party payors; (ii) neither the Business nor Seller, has, during the past five (5) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity nor has Seller received any notice of deficiency during the past five (5) years in connection with the operations of the Business; and (iii) there are not presently any noticed outstanding deficiencies or work orders related to the Business of any governmental authority having jurisdiction over Seller or the Business or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Payor Programs.  Attached as part of Schedule 3.13 are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

3.14                        Fraud and Abuse; False Claims.  Except as set forth and described in Schedule 3.14, Seller and Principals have not engaged in any activities that are prohibited under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, and 1396b, 31 U.S.C. § 3729-3733, and the federal TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or

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payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other Payor in any case in which such action would be prohibited by any applicable law, rule or regulation, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any other Payor in any case in which such action would be prohibited by any applicable law, rule or regulation.  Seller and each Principal have no knowledge of any facts or circumstances which could result in any claim by Medicare, Medicaid or any other Payor for any retroactive adjustments.

3.15                        Rates and Reimbursement Appeals.  Except in the ordinary course of the Seller’s business, none of the Seller, Principals or any employee of Seller has any reimbursement or payment rate appeals, disputes or contested positions currently pending before any governmental authority or any administrator of any Payor Programs with respect to the Business.

3.16                        Licenses.  Seller does not produce or distribute any product, nor perform any service, under a proprietary license granted by another entity and has not licensed its rights in any current or planned products, designs or services to any other entities.  Seller has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Business (the “Computer Software”).  A list of all written licenses pertaining to the Computer Software (other than over-the-counter “shrink-wrap” software licenses) is set forth in Schedule 3.16 attached hereto (the “Computer Licenses”).  To the knowledge of the Seller and the Principals, the Computer Licenses are valid and enforceable by Seller and the use of the Computer Software and the Computer Licenses do not infringe upon or conflict with the rights of any third party.  Seller has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Computer Licenses.

3.17                        Insurance.  Seller maintains insurance policies as set forth in Schedule 3.17 attached hereto.  Such policies are in full force and effect and all premiums due thereon prior to or on the Closing Date have been paid in full.  Seller shall maintain all such policies through the Closing Date.  Seller has complied in all material respects with all the provisions of such policies.  A complete list and brief description of the insurance policies, including limits of coverage, maintained by Seller in connection with the Business is set forth in Schedule 3.17 attached hereto.  There are no notices of any pending or threatened termination or premium increases with respect to any of such policies.  Except as set forth on Schedule 3.17, Seller has not had any casualty loss or occurrence that may give rise to any claim of any kind not covered by insurance and Seller is not aware of any occurrence which may give rise to any claim of any kind not covered by insurance.  Except as set forth on Schedule 3.17 no third party has filed any claim against Seller for personal injury or property damage of a kind for which liability insurance is generally available which is not covered by such Seller’s insurance policies.  All claims against Seller that are covered by insurance have been reported to the insurance carrier on a timely basis.

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3.18                        Brokers.  Buyer shall not have any obligation to pay any fee or other compensation to any person, firm or corporation hired by, or otherwise dealt with by, Seller or any of its agents in connection with this Agreement and the transactions contemplated hereby, and Seller hereby agrees to indemnify and hold Buyer harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

3.19                        Patents, Trademarks, etc.  Set forth on Schedule 3.19 attached hereto is a list and brief description of all of the patents, registered and common law trademarks, service marks, trade names, copyrights and other similar rights of Seller and applications for each of the foregoing.  Seller owns, or has licensed through valid and enforceable licensing agreements, all right, title and interest in and to all such proprietary rights.  No adverse claims have been made and no dispute has arisen with respect to any of said proprietary rights, and, to the knowledge of any of the Seller and the Principals, the operations of the Business and the use by Seller of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, trade name, copyright, license or similar right.

3.20                        Licensure.

(a)                                 Employees.  Each individual employed by or contracted with Seller to perform professional services is duly licensed to provide such services and is otherwise in compliance with all applicable federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the applicable qualifications to provide such professional services.  Each individual now or formerly employed by or contracted with Seller to provide professional services was duly licensed to provide such services during all applicable periods when such employee or independent contractor provided such services on behalf of Seller.  Seller is in compliance with all applicable state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no claims, disputes, actions, suits, proceedings or investigations currently pending, filed, commenced or threatened against or affecting Seller relating to such laws and precedents.

(b)                                 Principals.  Except as set forth on Schedule 3.20(b) attached hereto, each Principal represents and warrants that (i) Principal is board certified in urology, as applicable (ii)  Principal’s license to practice medicine has never been revoked, restricted, suspended or subjected to terms of probation in any state, (iii) Principal has never been sanctioned, disciplined or reprimanded by any state licensing board or by any state or local medical society or specialty board, (iv) Principal has not been denied membership or reappointment of membership on the medical staff of any hospital, nor has Principal’s medical staff membership or clinical privileges ever been revoked, restricted, suspended or subjected to terms of probation for any medical disciplinary case or reason (other than for reasons solely arising from the failure to timely prepare medical records), nor has Principal voluntarily relinquished Principal’s medical staff membership or clinical privileges at any hospital under threat of discipline.

3.21                        Books and Records.  The books and records of Seller are complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of Seller set forth in the Financial

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Statements.  All of such books and records, including true and complete copies of all written contracts, have been made available for inspection by Buyer and its representatives.

3.22                        Leased Real Property.  A list and description of all real property leased to or by Seller in connection with the Business or in which Seller has any interest in connection with the Business is set forth in Schedule 3.22 attached hereto (the “Leased Real Property”).  The Leased Real Property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and, to the knowledge of Seller, there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults thereunder on the part of Seller.  Seller has no knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease.  Seller has not received any written notice to the effect that the leases with respect to the Facilities (the “Facility Leases”): (i) will not be renewed at the termination of the term thereof or that the Facility Leases will be renewed only at a substantially higher rent or (ii) will not be assigned or subleased to Buyer on substantially the same terms and conditions set forth in the Facility Leases as of the date hereof.

3.23                        Facilities.

(a)                                 The buildings, appurtenances and fixtures comprising the Facilities are in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the current business activities as conducted there.

(b)                                 The Facilities: (i) have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated transportation requirements of the Business as presently conducted at such parcel; and (ii) are served by all utilities in such quantity and quality as are sufficient to satisfy the current sales levels and business activities as conducted at such locations.

(c)                                  Seller has received no notice of any condemnation proceeding or special assessment with respect to any portion of the Facilities or any access thereto, and, to the knowledge of Seller, no proceedings or special assessments are contemplated or pending by any governmental or regulatory authority.

3.24                        Employees.  Set forth in Schedule 3.24 is a list of all employees of Seller and their respective positions, job categories, salaries and accrued benefits.  Except as set forth in Schedule 3.24, the transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of Seller.  Except as set forth in Schedule 3.24, Seller has not informed any employee or independent contractor providing services to Seller that such person will receive any increase in compensation or benefits or any ownership interest in Seller as a result of the transactions contemplated hereby.

3.25                        Employee Benefit Plans.  Except as set forth in Schedule 3.25 attached hereto, Seller does not maintain or sponsor, or contribute to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or

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other employee benefit plan.  All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”), in which the employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the “Benefit Plans”) comply in all material respects with the requirements of the United States Department of Labor (“DOL”) and the Internal Revenue Service (“IRS”), and with all other applicable laws, rules or regulations and the Seller has not taken or failed to take any action with respect to the Benefit Plans which could reasonably be expected to create any liability on the part of Seller or the Buyer.  Each “fiduciary” (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan has complied in all material respects with the requirements of ERISA and all other applicable laws, rules or regulations in respect of each such Benefit Plan.  Seller has furnished to Buyer summary descriptions of all Benefit Plans.  The financial statements and annual reports and returns related to such Benefit Plans are true and correct in all material respects.  In addition:

(a)                                 Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification;

(b)                                 No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

(c)                                  No provision of any Benefit Plan or of any agreement, and no act or omission of Seller in any way limits, impairs, modifies or otherwise affects the right of Seller unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

(d)                                 Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending or threatened with respect to any Benefit Plan;

(e)                                  All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed on or before their due date; and

(f)                                   Any contributions now due or that may become due to in connection with any 401(k) Plan administered for the benefit of any employee of the Seller shall be the sole responsibility of Seller and shall be immediately paid when due, by Seller.

3.26                        Labor Relations.  To the knowledge of each of the Seller and the Principals, there have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, Seller, or the terms and conditions of employment, wages and hours.  Seller is not engaged in any unfair labor practice or other unlawful employment practice and there are no outstanding charges of unfair labor practices or other employee-related complaints pending or, to the knowledge of Seller, threatened against Seller

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before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the DOL or any other federal, state, local or other governmental authority.  There is no strike, picketing, slowdown or work stoppage or organizational attempt pending or, to the knowledge of Seller, threatened against or involving any or the Business.  No issue with respect to union representation is pending or, to the knowledge of Seller, threatened with respect to the employees of Seller.  No union or collective bargaining unit or other labor organization has ever been certified or recognized by Seller as the representative of any of the employees of Seller.

3.27                        Absence of Undisclosed Liabilities.  Seller has no liabilities or other obligations of any nature arising out of or relating to the Business or the Assets except as otherwise disclosed herein or as reflected on Seller’s financial statements previously delivered to the Buyer, and liabilities and obligations incurred in the ordinary course of business since the date thereof.

3.28                        Schedules.  All Schedules attached hereto are integral parts of this Agreement and are true, complete and correct in all respects.  Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by explicit cross reference to another Schedule to the Agreement.  Seller is responsible for preparing and arranging the Schedules corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.29                        True and Correct Representations and Warranties and Statements of Facts.  No representation or warranty made by Seller in this Agreement or in any of the Transaction Documents is false or inaccurate in any material respect, and no statement of fact made by Seller herein or therein contains any untrue statement of fact or omits to state any fact of which Seller is aware that is necessary in order to make the statement not misleading in any material respect.

4.                                      Representations and Warranties of Buyer.  In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date, the following:

4.1                               Legal Status.  Buyer is a limited liability company organized, validly existing and in good standing under the laws of the State of Florida.  Buyer’s execution and delivery of this Agreement and each of the other Transaction Documents and the performance by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions and proceedings.  This Agreement is valid and legally binding upon the Buyer and is enforceable against the Buyer in accordance with its terms.  Buyer has all requisite power and authority to purchase the Assets as contemplated by this Agreement.

4.2                               No Legal Bar; Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Buyer or, to the Buyer’s knowledge, any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or, to the Buyer’s knowledge, conflicts with or will result in a breach of any of the terms of or will constitute a default under or result in the termination of or the creation of a lien

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pursuant to the terms of any contract or agreement to which the Buyer is a party or by which the Buyer or any of its respective assets is bound.

4.3                               Brokers.  Seller shall have no obligation to pay any fee or other compensation to any person, firm or corporation hired by, or otherwise retained by, Buyer or its affiliates, in connection with this Agreement and the transactions contemplated hereby, and Buyer hereby agrees to indemnify and hold Seller harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

5.                                      Intentionally deleted.

6.                                      Deliverables.

6.1                               Buyer Deliverables.  At the Closing, Buyer shall deliver to Seller the following, any of which may be waived by Seller in its discretion:

(a)                                 resolutions of Buyer’s managers and Buyer’s members ratifying and approving this Agreement and authorizing Buyer’s execution of any instruments required to effectuate this transaction;

(b)                                 the Closing Payment;

(c)                                  Intentionally deleted;

(d)                                 the Assignment and Assumption Agreement executed by Buyer;

(e)                                  an Assignment and Landlord Consent executed by Buyer in connection with the premises located at 200 3rd Avenue West, Suites 200,,210 & 100 3rd Avenue West, Suite 120, Bradenton, Florida (the “Real Estate Document”);

(f)                                   employment agreements between the Buyer and those physicians identified on Schedule 6.1(f)(i) in the form attached hereto as Exhibit 6.1(f)(ii) executed by Buyer (the “Physician Employment Agreements”);

(g)                                  the Escrow Agreement executed by Buyer and Escrow Agent;

(h)                                 Intentionally deleted;

(i)                                     all such other documents, instruments and agreements necessary to effect the transactions contemplated herein as reasonably requested by Seller.

6.2                               Seller and Principal Deliverables.  At the Closing, Seller and Principals shall deliver to Buyer the following, any of which may be waived by the Buyer in its discretion:

(a)                                 resolutions of Seller’s directors and Seller’s shareholders ratifying and approving this Agreement and authorizing Seller’s execution of any instruments required to effectuate this transaction.

(b)                                 Intentionally deleted;

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(c)                                  the Bill of Sale executed by Seller;

(d)                                 the Assignment and Assumption Agreement executed by Seller;

(e)                                  the Real Estate Document executed by Seller and Landlord;

(f)                                   the Physician Employment Agreements executed by the appropriate physicians;

(g)                                  the Escrow Agreement executed by Seller;

(h)                                 Intentionally deleted;

(i)                                     Intentionally deleted;

(j)                                    a good standing certificate for Seller dated as of a date not more than five (5) business days prior to the Closing Date, as issued by the Secretary of State of the State of Florida;

(k)                                 payoff and termination of lien letters executed by the creditor in connection with the following: (1) UCC-1 Financing Statement No. 200604287052 filed by Baytree Leasing Company, LLC, (2) UCC-1 Financing Statement No. 200705143102 filed by Manifest Funding Service, (3) UCC-1 Financing Statement No. 201104477473 filed by Regions Bank and (4) UCC-1 Financing Statement No. 201105682550 filed by McKesson Corporation; and

(l)                                     all such other documents, instruments and agreements necessary to effect the transactions contemplated herein as reasonably requested by Buyer.

6.3                               Third Party Consents.  The parties acknowledge that certain of the Material Agreements and the rights and benefits thereunder may not, by their terms, be assignable.  Notwithstanding anything contained herein or in the Assignment and Assumption Agreement to be executed and delivered in connection herewith, this Agreement shall not constitute an agreement to assign any such Material Agreement and Buyer shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto would constitute a breach thereof or in any way affect the rights of Seller or the Buyer under any such Material Agreement.  In such event, Seller shall cooperate with Buyer and use commercially reasonable efforts to provide for Buyer all benefits to which Seller is entitled under such Material Agreement and Buyer shall promptly reimburse Seller for any payments Seller is required to make pursuant to such Material Agreement; provided however, that as to any Assigned Agreement set forth on Schedule 3.11, the assignment of which by its terms requires the prior written consent of any third party thereto, in the event such consent is not obtained within thirty (30) days following the Closing Date, Buyer and Seller shall enter into a mutually-acceptable agreement pursuant to which Buyer shall reimburse Seller for, or pay on behalf of Seller, all amounts owed by Seller pursuant to such Material Agreements until such time such Material Agreements are assigned to Buyer or expire.

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7.                                      Conditions Precedent to the Obligations of Buyer.  The obligations of Buyer to enter into and complete the transaction contemplated by this Agreement and each of the other Transaction Documents is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

7.1                               Asset Purchase Agreements.  Buyer shall have entered into asset purchase agreements with each of Florida Urology Specialists, P.A. and Lakewood Ranch Oncology Center, LLC. (collectively, the “Practices”) whereby Buyer purchases substantially all of the assets of the Practices, and such purchases close no later than the Closing Date.

7.2                               Employment Agreements.  Buyer shall have entered into employment agreements with the physician-shareholders of the Practices effective as of the Closing Date.

7.3                               Governmental Licenses, Permits and Approvals.  Any and all permits and approvals from any governmental or regulatory body required for the Buyer and/or Seller to lawfully enter into this Agreement or consummate the Closing of the transactions contemplated in the Transaction Documents shall have been obtained by such party.  Further, Buyer shall have obtained all licenses, permits, provider numbers, consents, approvals and waivers required to operate the Business and the Facilities immediately after the Closing.

7.4                               Authority and Third Party Consents.  Seller and Buyer shall have obtained all consents and authorizations necessary to complete the transactions contemplated in this Agreement and the Transaction Documents.  All consents, permits and approvals from parties to any Assigned Agreements which may be required in connection with the performance by Seller of its obligations under this Agreement and the Transaction Documents, or to assure the continuance of such contracts or other agreements in full force and effect after the Closing Date (without any material breach by Seller and without giving any contracting party the right to terminate or modify) shall have been obtained by Seller.

7.5                               Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental agency or regulatory body or instituted or threatened by any governmental or regulatory body to restrain or prevent the carrying out of the transactions contemplated hereby or to seek damages in connection with such transactions.

7.6                               Lender Consent.  The obligations of Buyer to enter into and complete the transactions contemplated under this Agreement and the Transaction Documents shall be subject to Radiation Therapy Services, Inc., the sole shareholder of Buyer, receiving written consent from its primary lender to permit Buyer to enter into this Agreement and the Transaction Documents and consummate the transactions contemplated hereby and thereby.

7.7                               Documents Satisfactory.  All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

7.8                               No Material Adverse Change.  At Closing the Business and Assets of Seller shall be in substantially the same condition as existing on the date of this Agreement and

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not be materially and adversely affected.  To the extent any item of the Assets is destroyed, condemned or suffers a casualty prior to the Closing Date, the Purchase Price shall be reduced by an appropriate amount.

7.6                               Due Diligence Analysis.  The Closing of the transactions contemplated hereby shall be expressly contingent upon Buyer’s completion of the due diligence analysis and the results of such due diligence analysis being satisfactory to Buyer in its sole and unfettered discretion.

8.                                      Indemnification.

8.1                               Indemnification of Buyer

(a)                                 Seller and each Principal hereby agree, jointly and severally (subject to the terms set forth below), to indemnify, defend and hold harmless Buyer and its officers, directors, members, employees, agents, representatives and affiliates from and against all claims, suits, obligations, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees (“Losses”), based upon, arising out of or resulting from:

(i)                                     any breach of Seller’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Buyer pursuant hereto;

(ii)                                  any breach of a Principal’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Buyer pursuant hereto (other than a breach of the restrictive covenants set forth in Section 9 below or the physician employment agreements with the Buyer);

(iii)                               any obligation, contract or liability of Seller not constituting one of the Assumed Liabilities and Assumed Agreements only to the extent that any such obligation, contract or liability arises from acts or omissions occurring after the Closing Date, including any obligation of Seller with respect to the distribution of the proceeds of the sale of the Assets;

(iv)                              any and all claims of any third party for alleged liabilities or obligations of Seller related to or occurring during the period prior to the Closing, other than those specifically assumed by Buyer hereunder as Assumed Liabilities;

(v)                                 any and all claims of any third party, including without limitation, any interest holder in Seller, related to the distribution of all or any portion of the Purchase Price;

(vi)                              any and all claims brought by any employee of Seller relating to periods prior to the Closing; and

(vii)                           any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys’

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fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

The Buyer agrees that, notwithstanding any provision herein to the contrary, each Principal’s liability for any Losses under this Section 8.1(a) shall be limited to thirty percent (30%) of the aggregate amount of such Losses (without limitation, the Seller’s liability for any Losses under this Section 8.1 shall be unlimited).

(b)                                 With respect to the restrictive covenants set forth in Section 9 below, each Principal hereby agrees to indemnify, defend and hold harmless Buyer and its officers, directors, members, employees, agents, representatives and affiliates from and against all Losses based upon, arising out of or resulting from such Principals breach thereof.

8.2                               Indemnification of Seller.  Buyer hereby agrees to indemnify and hold harmless Seller and its officers, shareholders, employees, agents, representatives and affiliates and the Principals from and against all Losses based upon, arising out of or resulting from:

(a)                                 any breach of Buyer’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Seller pursuant hereto;

(b)                                 any obligation, contract or liability constituting one of the Assumed Liabilities and Assigned Agreements, but only to the extent such obligation, contract or liability accrues, or is otherwise attributable to the period on and after Closing Date;

(c)                                  any and all claims of any third party for alleged liabilities or obligations of the Buyer related to or occurring during the period after the Closing Date;

(d)                                 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

8.3                               Notice and Opportunity to Defend.  If any party (the “Indemnitee”) receives notice of any claim or the commencement of any action or proceeding with respect to which any other party is obligated to provide indemnification (the “Indemnifying Party”) pursuant to Section 8.1 or 8.2, the Indemnitee shall promptly, (and in any event within five (5) business days after receiving notice of the claim) give the Indemnifying Party notice thereof; provided, however, that the failure to deliver such notice shall not be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement except to the extent the failure to deliver such notice prejudices the Indemnifying Party’s ability to defend such proceeding.  The Indemnifying Party may compromise and defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee.  In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party’s counsel shall cooperate in the compromise of, or defense against, any such asserted liability; provided, however, that Indemnitee shall not compromise or settle any such matter without Indemnifying Party’s prior written consent.  The Indemnitee, at its own expense, can choose to have its counsel participate in the defense of such

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asserted liability and/or related settlement determinations, provided, however, the Indemnifying Party’s counsel shall control such defense and/or related settlement determination.  If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate to such defense.

8.4                               Payment.  The Indemnifying Party shall pay the Indemnitee the amount of established claims for indemnification within thirty (30) days after the establishment thereof (the “Due Date”).  Any amounts not paid by the Indemnifying Party when due under this Section 9.4 shall bear interest from the Due Date thereof until the date paid at a rate equal to three (3) points above the interest announced from time to time by Citibank, N.A. as its prime or base rate of interest.

8.5                               Limitations.  Notwithstanding anything in this Agreement to the contrary, the obligations of Seller and Principals pursuant to this Section 8 shall be limited as follows:

(a)                                 Seller and the Principals shall only be required to indemnify Buyer to the extent that Losses, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000) (the “Hurdle Rate”) and, in such event, the indemnifying party shall be required to provide indemnification for the amount of Losses, irrespective of the Hurdle Rate; provided that Losses shall accumulate until such time as they exceed the Hurdle Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such Losses subject to the limitations provided below.

(b)                                 The aggregate amount of the Losses for which Seller and the Principals shall be liable with respect to breaches of the representations and warranties made in this Agreement by the Seller and/or any Principals shall not exceed the sum of the Purchase Price plus the amount of all Assumed Liabilities.

(c)                                  Indemnification claims shall be reduced by and to the extent that an Indemnitee shall actually receives proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such Indemnitee; provided that the availability of such proceeds for an indemnification claim shall not be a defense to such claim or be utilized as a means of delaying indemnification payments hereunder.

9.                                      Non-Compete and Non-Solicitation.

9.1                               Commencing on the Closing Date and continuing until five (5) years from the Closing Date, Seller and each Principal hereby agrees that it, he or she shall not permit any person or entity, directly or indirectly (alone or together with others) controlling, controlled by, affiliated with or related to Seller (including each Principal) to, directly or indirectly (including through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by being connected with or having any interest in, as a stockholder, agent, consultant or partner, any other person or entity):

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(a)                                 engage in the ownership, operation, control or management of radiation therapy and/or urology facilities or otherwise engage in the provision of radiation therapy and/or urology services (whether as a sole practitioner, an employee, independent contractor or otherwise or as a separate business or in conjunction with each other or with any business, practice or hospital) (a “Competing Business”) within the Florida counties of Sarasota and Manatee (the “Service Area”);

(b)                                 have any interest, whether as owner, stockholder, member, partner, director, officer, consultant or otherwise, in any Competing Business in the Service Area; provided, however, that the foregoing restriction shall not prevent Seller from owning stock in any Competing Business listed on a national securities exchange or traded in the over-the-counter market; provided that such Seller does not own more than an aggregate of one percent (1%) of the stock of such entity.

Notwithstanding Section 9.1(a) above, Seller and its Principals shall be permitted to own and operate a medical practice that engages in the provision of urology services and related ancillary services (excluding radiation therapy services) provided that such professional services are performed solely by George B. Rucker, M.D. and his non-physician` staff.

9.2                               Seller and each Principal acknowledge that the restrictive covenants contained herein have unique value to Buyer, the breach of which cannot be adequately compensated in an action of law.  Seller and each Principal further agree that, in the event of the breach of the restrictive covenants contained herein, Buyer shall be entitled to obtain appropriate equitable relief, including, without limitation, a permanent injunction or similar court order enjoining Seller and/or a Principal from violating any of such provisions, and that pending the hearing and the decision on the application for permanent equitable relief, Buyer shall be entitled to a temporary restraining order and a preliminary injunction.  The prevailing party shall be entitled to reimbursement from the other party of its reasonable costs and expenses (including attorneys’ fees and disbursements) of, or related to, such action or proceeding.  No such remedy shall be construed to be the exclusive remedy of Buyer and any and all such remedies shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether at law or in equity, otherwise available under the terms of this Agreement, at common law, or under federal, state or local statutes, rules and regulations.

9.3                               The restrictions set forth in this Section 9 shall not apply to any physician that is a party to a Senior Urologist’s Employment Agreement, effective as of the Closing Date (a “Senior Urologist”), by and between such Senior Urologist and the Buyer, where the restrictions contained in Section 8(A) and Section 8(B) in such Employment Agreement are not applicable pursuant to Section 8(F)(B) thereof in the event that such Employment Agreement is terminated by such Senior Urologist for cause in accordance with Section 16(D) thereof.  Further, the restrictions set forth in Section 9.1(b) shall not apply to any physician that elects to “buy out” such physician’s restrictive covenants set forth in this Agreement and the Employment Agreement as such restrictions relate to urology pursuant to the terms and conditions set forth in Section 8(G) of the Employment Agreement, including payment to Employer an amount equal to One Million Dollars ($1,000,000).  Additionally, if a physician’s Employment Agreement is terminated pursuant to Section 16(C)(v) therein, the restrictions set forth in Section 9.1 shall not apply as such restrictions relate to urology.  Other than as explicitly set forth in the preceding

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sentences, the parties hereto agree that the inapplicability or non-enforceability of any of the provisions of Section 8(A) and/or Section 8(B) of such Employment Agreement shall not, in any manner, affect the applicability and enforceability of any of the terms of this Section 9.

10.                               Disclosure of Information.

10.1                        Confidential Information.  Each of the parties hereto recognizes and acknowledges that (i) the transaction contemplated hereby (including the terms and existence of this Agreement) are highly confidential matters and (ii) during the course of negotiations in connection with the transaction contemplated hereby each party will grant access to, certain plans, systems, methods, designs, procedures, books and records relating to operations, personnel and practices, as well as records, documents and information concerning business activities, practices, procedures and other confidential information of the other party (all of the foregoing, collectively, the “Confidential Information”), all of which constitute and will constitute valuable, special and unique assets of such party’s business. Each party hereto shall treat Confidential Information as confidential, shall make all reasonable efforts to preserve its confidentiality, and shall not duplicate or disclose such Confidential Information, except in connection with the transaction contemplated hereby to advisors, attorneys, accountants, bankers, investment bankers, consultants and affiliates as Buyer, and Seller, in their reasonable discretion, shall deem necessary and which parties shall agree to be bound by an obligation of confidentiality at least as restrictive as set forth herein (the foregoing parties being referred to herein as “Designated Representatives”).  Except for such disclosure to Designated Representatives as may be necessary or appropriate and such public or other disclosures as may be required by court order or any state or federal law or regulation to which a party is subject or in order to defend litigation (in which case the disclosing party shall provide the other party with notice and a copy of the required disclosure a reasonable period of time in advance of such disclosure), the parties agree to use all reasonable efforts to maintain in confidence the existence and terms of this Agreement and the Transaction and no party shall issue any press release or public statement without the prior written consent of the other party.

10.2                        Injunctive Relief.  The parties hereto acknowledge that the restrictions contained in Section 10.1, in view of the nature of the business in which the other parties are engaged, are reasonable and necessary in order to protect the respective legitimate interests of such other parties, and that any material violation thereof could result in irreparable injuries to such other party.  Each therefore acknowledges that, in the event of a breach or threatened breach of the provisions of this Section 10, the other party shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining the breaching party from disclosing any such records, documents or information to any person, firm, corporation, association or other entity whatsoever or from using any thereof in any manner whatsoever.

10.3                        Other Remedies.  Nothing contained in this Section 10 shall be construed as prohibiting any party hereto from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

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11.                               Termination.  This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time up to and including the Closing Date as follows:

11.1                        by the mutual written agreement of the parties; or

11.2                        by either Buyer, on the one hand, or Seller, on the other hand, upon ten (10) days prior written notice if the other party is in material breach of its obligations hereunder and such breach has not been cured by the breaching party within ten (10) days after receiving written notice thereof; or

11.3                        by Buyer in the event the conditions set forth in Section 7 hereof have not been met unless waived by Buyer by the Closing Date.

12.                               Post-Closing Access to Information/Medical Records.

12.1                        Information.  Seller and Buyer each acknowledge that, subsequent to Closing, each may need access to the Assets, the Facilities and to information, books and records, documents or computer data in the control or possession of the other for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, review by Buyer’s lenders and the prosecution or defense of third party claims.  Accordingly, Buyer and Seller each agree that each will make available to the other and its agents, independent auditors and/or governmental entities such documents and information as may be available relating to the Assets, Seller’s operations of the Facilities in respect of periods prior to Closing and will permit the other to make copies of such documents and information at the requesting party’s expense.  Seller further agrees that (i) upon reasonable request, each shall participate in connection with any audit or review of such documents and information and (ii) such documents and information shall be accurate and complete and provided to Buyer or its designees in a manner sufficient to conduct a thorough and efficient audit or review.

12.2                        Confidentiality of Transferred Records.  The Buyer shall keep the medical and patient records of the Seller transferred to the Buyer by the Seller on the Closing Date (the “Transferred Records”) confidential in accordance with applicable Regulations, and shall not disclose the contents of the Transferred Records, except as permitted by applicable Regulation.  Pursuant to applicable Regulation, without the prior written authorization of an applicable patient unless not required by Regulation, such patient’s Transferred Records shall not be furnished to, and the medical condition of such patient shall not be discussed with, any Person other than such patient or such patient’s legal representative or other health care providers and/or providers involved in the care or treatment of such patient to the extent authorized by applicable Regulation.

12.3                        Location and Retention of Transferred Records.  The Buyer shall keep the Transferred Records for a period of not less than seven (7) years from the date of that patient’s last appointment, examination or treatment.  Unless otherwise proscribed by applicable Regulation, after the expiration of that seven (7) year period, Seller hereby agrees that Buyer, in

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its sole and absolute discretion, may dispose of those patient records in any manner authorized by applicable Regulations.

12.4                        Access to Transferred Records.  The Buyer shall provide the Seller with copies of the Transferred Records as reasonably requested in writing by the Seller or its Principals, from time to time, to the extent permitted by applicable Regulations, and shall, to the extent permitted by applicable Regulations.

12.5                        Patient’s Access to Transferred Records.  The Buyer shall be responsible for providing a copy of the medical record of a patient contained in the Transferred Records as transferred by Seller, upon written request, of such patient or such patient’s legal representative in accordance with applicable Regulations.

12.6                        Disclosure to Others.  The Buyer shall be entitled to make such disclosures of information contained in the Transferred Records as shall be permitted by applicable Regulations and, to the extent prescribed by applicable Regulations, shall be responsible for maintaining a record of all disclosures of information contained in the Transferred Records relating to a patient’s medical record to a third party, including the purpose of the disclosure request or as otherwise required by applicable Regulations.

12.7                        Medical Records Owner.  In consideration of the provisions of this Agreement, after the Closing, the Buyer in accordance with all applicable Regulations agrees to serve as the records owner of the patient records of the Seller and/or the Principals for purposes of Section 456.057, Florida Statutes.

13.                               Survival.

(a)                                 The parties hereto agree that the representations and warranties of the Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force for the applicable statute of limitations period governing the respective matters set forth therein.

(b)                                 Except as otherwise expressly set forth herein, each of the covenants set forth in this Agreement and the indemnification obligations of the parties set forth in this Agreement shall survive the Closing for the applicable statute of limitations period governing the respective matters set forth therein.

14.                               Further Assurances.

(a)                                 Each of the parties hereto shall, at the request of the other party, furnish, execute and deliver such documents, instruments, certificates, notices and further assurances as counsel for the requesting party shall reasonably deem necessary or desirable to effect complete consummation of this Agreement and the consummation of each of the Transaction Documents and to carry out the transactions contemplated hereunder and thereunder, or in connection with the preparation and filing of reports required or requested by governmental agencies or other regulatory bodies and reconcile and pay, to the extent due, any amounts due and owing the other party related to prepaid expenses, as set forth in Section 1.3(d).

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(b)                                 At Buyer’s request and upon reasonable notice, Seller shall provide Buyer with access to all books and records related to the Business for purposes of review by any governmental authority having jurisdiction over Buyer, including without limitation, the Securities and Exchange Commission.

15.                               Miscellaneous.

15.1                        Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing as follows:

If to Seller:	Urology Partners, P.A. 200 3rd Avenue West, Suite 200 Bradenton, Florida Attention: Austin Hill, M.D.

With a copy to:	Blalock Walters, P.A. 802 11th Street West Bradenton, Florida 34205 Attention: Robert S. Stroud, Esq.

If to Buyer to:	21st Century Oncology, LLC 2234 Colonial Boulevard Fort Myers, Florida 33907 Attention: Daniel Dosoretz, M.D. President and Chief Executive Officer

With a copy to:	Radiation Therapy Services, Inc. 111 Great Neck Road Great Neck, New York 11021 Attention: Norton L. Travis, Esq. Vice President and General Counsel

and:	Garfunkel Wild, P.C. 111 Great Neck Road Great Neck, New York 11021 Attention: Andrew E. Blustein, Esq.

15.2                        Entire Agreement.  This Agreement and each of the Transaction Documents (including the Exhibits and Schedules hereto and thereto) contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

15.3                        Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived,

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only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

15.4                        Investigations.  The representations and warranties of any party, and the right to indemnification for the breach of any such representations and warranties, shall not be effected by any investigation conducted or knowledge obtained by any other party, regardless of when such investigation was conducted or such knowledge was obtained.

15.5                        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles.  All actions brought hereunder, whether in law or in equity, shall be brought in a court of competent jurisdiction in and for Sarasota County, Florida.  Each party to this Agreement hereby consents to the exercise by such Court of general personal jurisdiction over such party or his, her, or its representative so as to enable the court to render personal judgments against the party or representative.

15.6                        Savings Clause.  If any provision of this Agreement, or the application of any provision hereof to any person or circumstances, is held to be legally invalid, inoperative or unenforceable, then the remainder of this Agreement shall not be affected unless the invalid provision substantially impairs the benefit of the remaining portions of this Agreement to each of the parties.

15.7                        Defined Term.  As used in this Agreement, the “knowledge” of the Seller shall mean the actual knowledge, after reasonable investigation, of the members of Seller and/or other officers of Seller in a position of authority with respect to the subject matter.

15.8                        Exhibits and Schedules.  The exhibits and schedules to this Agreement are incorporated hereby as a part of this Agreement as fully as if set forth in full herein.

15.9                        Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.10                 Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by (x) Seller without the prior written consent of the Buyer, or (y) the Buyer without the prior written consent of Seller; provided, however, that the Buyer shall have the right, without the consent of Seller, to assign all or any portion of its rights, duties and obligations under this Agreement and under any Transaction Document to any affiliate of the Buyer.

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15.11                 Facsimile Signatures.  This Agreement may be executed by any of the parties (the “Originating Parties”) and transmitted to the other parties (the “Receiving Parties”) by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Parties, this Agreement shall be deemed to have been duly executed by the Originating Parties.  Upon the request of the Receiving Parties, the Originating Parties shall provide the Receiving Parties with an executed duplicate original of this Agreement.

15.12                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:
Title:

UROLOGY PARTNERS, P.A.

By:
Name:
Title:

Edward Herrman M.D.

Austin Hill, M.D.

Alan Miller M.D.

Mark Weintraub, M.D.

Mitchell Yadven, M.D.

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DISCLOSURE SCHEDULES

These disclosure schedules (the “Schedules”) are being furnished by Urology Partners, P.A., a Florida professional service corporation (“Seller”), Edward Herrman, M.D., G. Austin Hill, M.D., Alan K. Miller, M.D., Mark P. Weintraub, M.D., and Mitchell W. Yadven, M.D. (collectively, “Principals”, and, individually, a “Principal”), to 21st Century Oncology, LLC, a Florida limited liability company (“Buyer”), in connection with the Asset Purchase Agreement (the “Agreement”) dated effective as of March 30, 2012 and made and entered into by and among the Buyer, the Seller and the Principals.

Unless the context otherwise requires, all capitalized terms used in these Schedules have the respective meanings assigned to them in the Agreement.

The sections of these Schedules are numbered to correspond to the various sections of the Agreement setting forth certain exceptions to the corresponding representations and warranties contained in the Agreement and certain other information required by the Agreement.

Schedule 1.1(a)(iv)

Real Property Interests

1.             Seller leases Suites 200 and 210, 200 3rd Avenue West, Bradenton, Florida and Suite 120, 100 3rd Avenue West, Bradenton, Florida pursuant to that certain Lease Agreement dated as of August 3, 2011 by and between Seller and MUPA Property, LLP.

Schedule 1.1(a)(v)

Assigned Agreements

1.             The lease set forth at Item 1 on Schedule 1.1(a)(iv).

2.             That certain Equipment Lease Contract dated as of June 23, 2011 by and between Seller and Marlin Business Bank regarding a copier.

3.             That certain Employment and Medical Director Agreement dated as of July 1, 2008, as amended by that certain Amendment to Employment and Medical Director Agreement, dated March         , 2012, by and between Seller and Zoltan Mayer, M.D. for the provision of pathology and medical director services.

4.             That certain Employment Agreement, dated as of October 3, 2008, as amended by that certain Amendment to Employment Agreement, dated March         , 2012, by and between Seller and Ardeshir Hakam, M.D., M.B.A. for the provision of pathology services.

5.             That certain Associate Physician Employment Agreement dated as of May 18, 2011 by and between Seller and Sean A. Castellucci, D.O.

6.             That certain Software License and Service Agreement, dated December 16, 2010, as amended by that certain Addendum #1, dated March 29, 2011, between Seller and NextGen Healthcare Information Systems, Inc. for practice management system software and hardware.

7.             That certain Services Agreement dated as of May 29, 2010 by and between Seller and MedFusion (n/k/a Intuit Health) regarding web portal services.

8.             That certain Custom Service Agreement dated as of May 25, 2011 by and between Seller and ConServ Building Services regarding HVAC maintenance.

9.             That certain Website Monthly Hosting Service Contract No. BCA-11-1118, dated as of February 1, 2012, by and between Blue Strategy & Creative, Intl., LLC for web hosting services.

10.          That certain Practice Management Software License, Hardware Purchase and Business Services Agreement, dated September 19, 2007, by and between Seller and meridainEMR regarding electronic medical records.

11.          That certain Agreement by and between Seller and ShredQuick, Inc., dated November 22, 2010, for document shredding.

12.          That certain Advertising Agreement, dated as of August 4, 2011, by and between Seller and Supermedia, LLC for marketing.

Schedule 1.1(a)(vi)

Software Programs and URLs

1.             NextGen Practice Management software

2.             NextGen Real-Time Transaction software

3.             NextGen Ambulatory EHR and Practice Management eLearning software

4.             meridianEMR PM System

5.             PowerServer PACS software

6.             Barracuda Spam & Virus Firewall

7.             www.urology-partners.com

8.             AP Easy Anatomic Pathology Reporting Software

Schedule 1.1(a)(ix)

Regulatory Licenses and Permits

1.             Centers for Medicare and Medicaid Services Clinical Laboratory Improvement Amendments Certificate of Compliance, CLIA ID No. 10D-0295018, for the specialties of histopathology and cytology (valid until June 14, 2012).

2.             Centers for Medicare and Medicaid Services Clinical Laboratory Improvement Amendments Certificate of Compliance, CLIA ID No. 10D-1028902, valid until September 2, 2012.

3.             State of Florida, Agency for Healthcare Administration, Division of Quality Assurance, Clinical Laboratory Certificate No. 88227, License No. 800004695, for the specialties of histopathology and cytology (valid until August 29, 2012).

4.             State of Florida, Agency for Healthcare Administration, Division of Quality Assurance, Clinical Laboratory Certificate No. 86901, License No. 800019584, for the specialties of bacteriology, endocrinology, hematology, reference chemistry, and urinalysis (valid until August 31, 2012).

5.             City of Bradenton Local Business Tax Receipt for administrative office of Seller.

Schedule 1.1(c)(i)

Excluded Assets

1.             Federal Employer Identification Numbers.

2.             Seller’s corporate book.

3.             Personal property of the Principals and Seller’s employees used in the Business, books, art work, figurines, diplomas and home office furniture and equipment, which are not included in the valuation of the Assets or otherwise taken into account in determining the Purchase Price.

4.             Prepaid or other refunds received from insurance companies upon termination of insurance policies.

5.             Medicare and Medicaid provider numbers.

Schedule 1.1(d)

Permitted Liens

None.

Schedule 1.2(b)

Assumed Indebtedness

None.

Schedule 1.3(b)(i)

Indebtedness Amount

Indebtedness Holder	Indebtedness Amount

Regions Bank	$284,679.83

The above-listed Indebtedness Amount is related to that certain Line of Credit Agreement issued to Seller by Regions Bank

McKesson	$96,641.21

The above-listed Indebtedness Amount is related to the purchase of inventory and supplies from McKesson

Total	$381,321.04

Schedule 1.3(c)

Purchase Price Allocation

Form 8954: Asset Acquisition Statement Under Section 1060

Class I Assets: Cash	$0
Class II Assets: CDs and Stock	$0
Class III Assets: Mark-to-Market	$0
Class IV Assets: Inventory	$0
Class V Assets: All Other Assets	$633,155.54
Class VI Section: 197 Intangibles	$0
Class VII: Goodwill	$9,839,822.82
TOTAL PURCHASE PRICE	$10,472,978.36

Schedule 3.1(c)

Owners of Seller

Owner	Ownership Interest

Edward Herrman, M.D.	20%

G. Austin Hill, M.D.	20%

Alan K. Miller, M.D.	20%

Mark P. Weintraub, M.D.	20%

Mitchell W. Yadven, M.D.	20%

Schedule 3.2(a)

Non-Transferable Leasehold Interests

The lease described on Schedule 1.1(a)(iv) are not transferable without the consent of the lessor.

Asset List

See attached.

Schedule 3.2(b)

Liens

1.             UCC-1 Financing Statement No. 200604287052 filed by Baytree Leasing Company, LLC on December 5, 2006, which has expired.

2.             UCC-1 Financing Statement No. 200705143102 filed by Ocean Bank on March 27, 2007, as assigned to Manifest Funding Services pursuant to that certain UCC-3 Assignment No. 200706393919, which has expired.

3.             UCC-1 Financing Statement No. 200706960082 filed by Elekta, Inc. on November 7, 2007.

4.             UCC-1 Financing Statement No. 200901125448 filed by Elekta, Inc. on August 31, 2009.

5.             UCC-1 Financing Statement No. 201104477473 filed by Regions Bank on April 25, 2011.

6.             UCC-1 Financing Statement No. 201105563306 filed by McKesson Corporation and its affiliated companies on October 27, 2011.

Schedule 3.2(d)

Condition of the Assets

None.

Schedule 3.3

Financial Statements

None.

Schedule 3.4

Absence of Certain Changes

None.

Schedule 3.6

Required Consents

1.             That certain Lease Agreement set forth on Schedule 1.1(a)(iv).

2.             That certain Equipment Lease Contract dated as of June 23, 2011 by and between Seller and Marlin Business Bank regarding a copier.

3.             That certain Physician Relocation Agreement dated as of August 22, 2011 by and between Seller, Manatee Memorial Hospital and Sean A. Castellucci, D.O.

4.             That certain Software License & Services Agreement dated as of December 16, 2010 by and between Seller and NextGen Healthcare Information Systems regarding practice management software and hardware.

5.             That certain Services Agreement dated as of May 29, 2010 by and between Seller and MedFusion (n/k/a Intuit Health) regarding web portal services.

6.             That certain Practice Management Software and Electronic Medical Records Software License, Hardware Purchase and Business Services Agreement, dated September 19, 2007, and between Seller and Meridian EMR for electronic medical records services.

7.             That certain Website Monthly Hosting Service Contract No. BCA-11-1118, dated as of February 1, 2012, by and between Blue Strategy & Creative, Intl., LLC for web hosting services.

8.             Those licenses and permits set forth on Schedule 1.1(a)(ix) may not be assigned without the consent of the appropriate government agency.

Schedule 3.7

Legal Proceedings

Alan K. Miller, M.D., a Principal, is the defendant in Susan Hatch, as Personal Representative of the Estate of Peter Richardson v. Alan K. Miller, M.D., Case No. 11-CA-05886, currently pending in the Circuit Court of the 12th Judicial Circuit in and for Manatee County, Florida.  This case involves a claim of medical malpractice and is currently in the discovery phase of litigation.

Schedule 3.8(b)

Licenses and Permits

1.             City of Bradenton Local Business Tax Receipt for Administrative Office for Seller.

2.             City of Bradenton Professional Licenses.

3.             State of Florida, Agency for HealthCare Clinical Laboratory License No. 800004695 for specialties of Bacteriology, Endocrinology, Hematology, Routine Chemistry and Urinalysis. Exp. 8/29/2012.

4.             State of Florida, Agency for HealthCare Clinical Laboratory License No. 800019584 for specialties of Histopathology and Cytology. Exp. 8/31/2012.

5.             State of Florida, Health Care Clinic Establishment Permit No. 60 3062.  Exp. 2/29/2012.

6.             State of Florida, Dept. of Health Biomedical Waste Permit No. 41-64-00775. Exp. 9/30/2012.

7.             Centers for Medicare & Medicaid Services Clinical Laboratory Improvement Amendments, Certificate of Compliance, CLIA ID# 10D-0295018 for specialties of Histopathology and Cytology. Exp. 9/2/2012.

8.             Centers for Medicare & Medicaid Services Clinical Laboratory Improvement Amendments, Certificate of Compliance, CLIA ID# 10D-1028902 for specialties of Bacteriology, Endocrinology, Hematology, Routine Chemistry and Urinalysis.  Exp. 9/2/2012.

9.             State of Florida, Dept. of Health Biomedical Waste Permit No. 41-64-00957. Exp. 9/30/2012.

10.          All licenses and permits set forth on Schedule 1.1(a)(ix) may not be assigned without the consent of the appropriate government agency.

Schedule 3.8(c)

Medicare or Medicaid Audits

None.

Schedule 3.9

Tax Settlements

None.

Schedule 3.10

Environmental Matters

None.

Schedule 3.11

Material Agreements

Assigned Agreements

All agreements set forth on Schedule 1.1(a)(v)

Material Agreements Not Assigned to or Assumed by Buyer

1.             That certain Lease dated as of November 1, 2009 by and between Seller and Lakewood Ranch Oncology Holding, LLC in connection with the occupancy of approximately 390 square feet located at 8946 77th Terrace East, Bradenton, Florida.

2.             That certain Radiation Oncology Lease and Services Agreement dated as of July 28, 2010 by and between Seller and Lakewood Ranch Oncology Center, LLC.

3.             That certain Employment Agreement dated as of September 27, 2007 by and between Seller and E. Scott Bowmer.

4.             That certain Lease #9350 dated as of March 21, 2007 by and between Seller and Coastal Leasing, Inc. regarding the lease of a 1999 GE CT/I Whole Body CT Scanner.

5.             That certain Rental Agreement dated as of June 11, 2009 by and between Seller and Extra Space Storage for storage space.

6.             That certain Lease Agreement dated as of January 16, 2007 by and between Seller and Baytree Leasing Company, LLC regarding a DPC Immulite 1000 Immunoassay Analyzer.

7.             That certain Service Agreement dated as of May 7, 2007 by and between Seller and C&G Technologies, Inc. regarding CT technical support services.

8.             That certain Radiation Oncology Professional Services Agreement dated as of March 1, 2011 by and between Seller and John Sylvester, M.D.

9.             That certain Professional Services Agreement for Brachytherapy Services dated as of March 1, 2011 by and between Seller and John Sylvester, M.D.

10.          That certain Employment Agreement dated as of September 29, 2006 by and between Seller and G. Austin Hill, M.D.

11.          That certain Employment Agreement dated as of September 29, 2006 by and between Seller and George Bino Rucker, M.D.

12.          That certain Employment Agreement dated as of September 29, 2006 by and between Seller and Edward Herrman, M.D.

13.          That certain Employment Agreement dated as of September 29, 2006 by and between Seller and Alan Miller, M.D.

14.          That certain Employment Agreement dated as of September 29, 2006 by and between Seller and Mark Weintraub, M.D.

15.          That certain Employment Agreement dated as of September 29, 2006 by and between Seller and Mitchell Yadven, M.D.

16.          That certain Shareholders’ Agreement dated as of September 29, 2006 by and between Seller and the Principals.

17.          That certain Subscription Agreement, dated as of September 29, 2006 by and between Seller and the Principals.

18.          That certain Radiation Oncology Lease and Services Agreement dated as of July 28, 2010 by and between Seller and Lakewood Ranch Oncology Center, LLC.

19.          That certain Professional Services On-Call Agreement dated as of September 1, 2011 by and between Seller and Manatee Memorial Hospital Health System, and related Business Associate Agreement.

20.          That certain Professional Services Agreement dated effective as of January 1, 2011 by and between Seller and HCA Health Services of Florida, Inc. d/b/a Blake Medical Center.

21.          That certain Agreement by and between Seller and Discount Telecom for telephone supplies and services.

22.          That certain Agreement by and between Seller and Florida Power & Light for utility services.

23.          That certain Agreement by and between Seller and Joseph C. Stottlemyer for locum tenens physician services.

24.          That certain Agreement by and between Seller and Joseph Sloss, M.D. for locum tenens physician services.

25.          Laboratory Data Management and Restricted Use Agreement, dated July 2008, by and between Laboratory Corporation of America Holdings and Seller.

26.          That certain Agreement by and between Seller and Landauer for radiation services.

27.          That certain Agreement by and between Seller and Medical Doctors Associates for Dr. Sylvester’s locum tenens physician services.

28.          That certain Agreement by and between Seller and Medicus Radiology Services for Dr. Sylvester’s locum tenens physician services.

29.          That certain Agreement by and between Seller and Martin Amundson, M.D. for locum tenens physician services.

30.          That certain Agreement by and between Seller and Verizon for Fios telephone services.

31.          That certain Agreement by and between Seller and Verizon for Fios telephone services.

32.          That certain Agreement by and between Seller and Verizon Florida, Inc. for telephone services.

33.          That certain Agreement by and between Seller and Verizon Wireless for cellular telephone services.

34.          Any and all agreements between Seller and the following entities: (a) Regions Bank, (b) Wachovia Bank, (c) Ocean Bank, (d) Manifest Funding Services, (e) Wells Fargo, N.A., and (f) McKesson.

35.          That certain Steri-Safe Service Agreement dated as of July 20, 2011 by and between Seller and Stericycle, Inc. for medical waste disposal services.

36.          That certain Client Agreement dated as of October 16, 2006 by and between Seller and Sonitrol for security system service.

37.          That certain Pest Control Service Agreement dated as of September 8, 2011 by and between Seller and Fahey Pest Management for pest management services.

38.          That certain Agreement by and between Seller and Aaron Pacholke for consulting services.

39.          That certain Agreement by and between Seller and Abbott Endocrinology, Inc. for medical services.

40.          That certain Agreement by and between Seller and Access Genetics for laboratory services.

41.          That certain Agreement by and between Seller and Advanced Talent Solutions for temporary employee staffing.

42.          That certain Agreement by and between Seller and Ameri-Cup Beverage, Inc. for coffee supply services.

43.          That certain Agreement by and between Seller and American Academy of Family Physicians for laboratory supplies.

44.          That certain Agreement by and between Seller and Anda Inc. for medical supplies.

45.          That certain Agreement by and between Seller and AT&T Advertising for marketing services.

46.          That certain Agreement by and between Seller and Besse Medical for pharmaceutical and medical supplies.

47.          That certain Agreement by and between Seller and Boston Scientific for medical supplies.

48.          That certain Agreement by and between Seller and Bradenton Herald for advertising.

49.          That certain Agreement by and between Seller and Break Free IT Solutions, LLC for IT consulting services.

50.          That certain Agreement by and between Seller and Bright House for internet service.

51.          That certain Agreement by and between Seller and the Bureau of Radiation Controls for CT registration services.

52.          That certain Agreement by and between Seller and CR Bard Inc. for medical supplies.

53.          That certain Agreement by and between Seller and C.J.’s Plumbing for maintenance services.

54.          That certain Agreement by and between Seller and CBLPATH Inc. for pathology and testing services.

55.          That certain Agreement by and between Seller and Cellay.

56.          That certain Agreement by and between Seller and CIVCO for medical supplies.

57.          That certain Agreement by and between Seller and Clean Harbors Environmental Services, Inc. for hazardous waste disposal services.

58.          That certain Agreement by and between Seller and CLIA Laboratory Program for laboratory testing services.

59.          That certain Agreement by and between Seller and Cook Medical, Inc. for health care supplies.

60.          That certain Agreement by and between Seller and Cooper Surgical for surgical supplies.

61.          That certain Agreement by and between Seller and D.T. Water Corporation for bottled water supplies and services.

62.          That certain Agreement by and between Seller and Delta Southern, Inc. for construction services.

63.          That certain Agreement by and between Seller and Doctors Transport Service for patient transportation services.

64.          That certain Agreement by and between Seller and EBSCO Reception Room Subscription for magazine subscriptions.

65.          That certain Agreement by and between Seller and First Federal Credit Union for collection services.

66.          That certain Agreement by and between Seller and Fisher Healthcare for diagnostic testing supplies.

67.          That certain Agreement by and between Seller and Florida Service Plus, Inc. for medical supplies.

68.          That certain Agreement by and between Seller and Florida Trend for magazine subscription.

69.          That certain Agreement by and between Seller and Frontier Lighting, Inc. for lighting fixtures.

70.          That certain Agreement by and between Seller and Gerald Northrup for consulting services.

56.          That certain Agreement by and between Seller and Gulf Business Systems for office equipment.

71.          That certain Agreement by and between Seller and Gulf Coast Collection Bureau for debt collection services.

72.          That certain Agreement by and between Seller and HALO.

73.          That certain Agreement by and between Seller and Henry Schein for medical supplies.

74.          That certain Agreement by and between Seller and Hologic for imaging equipment and supplies.

75.          That certain Agreement by and between Seller and I-Nex Solutions, Inc. for employee drug testing services.

76.          That certain Agreement by and between Seller and IMGEN Diagnostics, Inc. for laboratory testing services.

77.          That certain Agreement by and between Seller and Integrated Histology Services, LLC for histology services.

78.          That certain Agreement by and between Seller and Internet Company Services for computer services.

79.          That certain Agreement by and between Seller and Johnson Printing for printing services.

80.          That certain Agreement by and between Seller and Kara Schlick, Resulting in Sales for marketing services.

81.          That certain Agreement by and between Seller and Karl Storz Endoscopy-America, Inc. for endoscopy and imaging supplies.

82.          That certain Agreement by and between Seller and Keetons Office Supply for office supplies.

83.          That certain Cleaning Proposal, dated February 22, 2012 by and between Seller and L & M Enterprises for cleaning and janitorial services.

84.          That certain Agreement by and between Seller and LABMD for pathology services.

85.          That certain Agreement by and between Seller and Laborie Medical Technologies Corporation for medical equipment.

86.          That certain Agreement by and between Seller and Medevolve for medical software services.

87.          That certain Agreement by and between Seller and Mercedes Medical for histology and laboratory equipment.

88.          That certain Agreement by and between Seller and Notify MD for answering services.

89.          That certain Agreement by and between Seller and Parrot Talk Design for marketing services.

90.          That certain Agreement by and between Seller and Patterson Office Supplies for office supplies.

91.          That certain Agreement by and between Seller and PMDSOFT for physician dictation software.

92.          That certain Agreement by and between Seller and Pitney Bowes for postage.

90.          That certain Agreement by and between Seller and Precision Instruments Inc. for microscope services.

93.          That certain Agreement by and between Seller and Procision Medical.

94.          That certain Agreement by and between Seller and Progressive Medical, Inc. for insurance services.

95.          That certain Agreement by and between Seller and PSS World Medical for medical supplies.

96.          That certain Agreement by and between Seller and Purchase Power for postage.

97.          That certain Agreement by and between Seller and Purity Cleans for commercial laundry services.

98.          That certain Agreement by and between Seller and Radiadyne for radiation therapy services.

99.          That certain Agreement by and between Seller and Rockwell Compounding Associates, Inc. for pharmaceutical services.

100.        That certain Agreement by and between Seller and the Sarasota Herald Tribune for marketing services.

101.        That certain Agreement by and between Seller and Siemens Healthcare Diagnostics, Inc. for diagnostic services.

102.        That certain Agreement by and between Seller and Sign a Rama for marketing services.

103.        That certain Agreement by and between Seller and Small Business Computers of New England for AP Easy Anatomic Pathology Reporting software.

104.        That certain Agreement by and between Seller and Sound Images, Inc. audio/visual services.

105.        That certain Agreement by and between Seller and Southern Biomedical Inc. for pathology services.

106.        That certain Agreement by and between Seller and Staples for office supplies.

107.        That certain Agreement by and between Seller and Suncoast Embroidery for marketing services.

108.        That certain Agreement by and between Seller and Sy.Med Development, Inc. for computer software.

109.        That certain Agreement by and between Seller and Systems Up, Inc. for IT consulting services.

110.        That certain Agreement by and between Seller and Tanner Fire and Safety Equipment for fire extinguisher servicing.

111.        That certain Agreement by and between Seller and Televox Software,Inc. for computer software.

112.        That certain Agreement by and between Seller and Terry Supply for oxygen supplies.

113.        That certain Agreement by and between Seller and The Scrub Club for medical uniforms.

114.        That certain Agreement by and between Seller and Uroplasty, Inc. for medical supplies.

115.        That certain Agreement by and between Seller and Verathon, Inc. for medical supplies.

116.        That certain Agreement by and between Seller and Verizon for Fios telephone services.

117.        That certain Agreement by and between Seller and Verizon Florida, Inc. for telephone services.

118.        That certain Agreement by and between Seller and Verizon Wireless for cellular telephone services.

119.        That certain Agreement by and between Seller and Vitalaxis, Inc. for pathology services.

120.        That certain Agreement by and between Seller and Windstream Communications for telephone services.

121.        The benefit plans described on Schedule 3.25.

122.        The insurance policies described on Schedule 3.17.

123.        Any and all agreements between Seller and third party payors.

124.        That certain Separation Agreement and Release, dated as of March 16, 2012, by and between Seller and George Bino Rucker, M.D.

125.        That certain Employment Agreement, dated as of March 16, 2012, by and between Seller and George Bino Rucker, M.D.

126.        That certain Escrow Agreement, dated as of March 16, 2012, by and between Seller, the Principals, Blalock Walters, P.A. and George Bino Rucker, M.D.

127.        That certain Teleradiology Professional Services Agreement dated as of December 1, 2009, as amended, by and between Seller and Universal Nighthawk Services, LLC for teleradiology services.

128.        That certain Physician Relocation Agreement dated as of August 22, 2011 by and between Seller, Manatee Memorial Hospital and Sean A. Castellucci, D.O.

Schedule 3.13

Inspections and Investigations

None.

Schedule 3.14

Fraud and Abuse; False Claims

None.

Scheduled 3.16

Computer Licenses

The licenses related to the software set forth at Items 1 —10 on Schedule 1.1(a)(vi).

Schedule 3.17

Insurance Policies

Type of Policy; Policy Number	Insurer	Policy Limits
Workers’ Compensation Policy No. OC-OC-WC-0001399-00	Comp Options Insurance Company, Inc. d/b/a OptaComp	$100,000 per accident

$500,000 aggregate

$100,000 per employee

General Liability Policy No. 09-0004984501-9-01	First Community Insurance Company	$4,000,000 general aggregate

$2,000,000 products-completed operations general aggregate

$2,000,000 per occurrence

$100,000 per occurrence fire damage limit

$5,000 per person medical expenses limit

$250,000 accounts receivable limit

$10,000 per occurrence employee dishonesty limit

$10,000 electronic media and research limit

$10,000 fine arts limit

$10,000 money and securities limit (inside);

$2,500 (outside)

$25,000 valuable papers limit

Professional Liability Policy No. MP59800	ProAssurance	$250,000 per incident

$750,000 aggregate

Schedule 3.19

Intellectual Property

1.             The unregistered trade name “Urology Partners.”

Schedule 3.20(b)

Physician Discipline

None.

Schedule 3.22

Leased Real Property

1.             Seller leases Suites 200 and 210, 200 3rd Avenue West, Bradenton, Florida and Suite 120, 100 3rd Avenue West, Bradenton, Florida pursuant to that certain Lease Agreement dated as of August 3, 2011 by and between Seller and MUPA Property, LLP.

2.             Seller leases approximately 390 square feet located at 8946 77th Terrace East, Bradenton, Florida pursuant to that certain Lease dated as of November 1, 2009 by and between Seller and Lakewood Ranch Oncology Holding, LLC.

3.             That certain Radiation Oncology Lease and Services Agreement dated as of July 28, 2010 by and between Seller and Lakewood Ranch Oncology Center, LLC.

Schedule 3.24

Employees

See attached.

Severance Pay

1.             Seller shall be responsible for paying any accrued PTO of Seller’s employees over one hundred (100) hours and Buyer shall be assume all accrued PTO of Seller’s employees less than one hundred (100) hours.

2.             Pursuant to that certain Employment Agreement dated as of September 27, 2007 by and between Seller and E. Scott Bowmer, upon the sale of substantially of all the assets of Seller, the above-referenced Employment Agreement with Seller will terminate and will trigger the obligation of Seller to pay Mr. Bowmer an amount equal to two months of base salary then paid to Mr. Bowmer at the time of the termination effective date plus all accrued but unpaid paid time off, less all withholding taxes.  The above-described severance is to be paid over a two month period in accordance with Seller’s payroll practice.

3.             Pursuant to that certain Radiation Oncology Professional Services Agreement dated as of March 1, 2011 by and between Seller and John Sylvester, M.D. (“Dr. Sylvester”), in the event that Seller sells or transfers its ownership interest in Lakewood Ranch Oncology Center, LLC, Seller is obligated to pay Dr. Sylvester severance as follows: (a) during the first year after such sale, Seller is obligated to pay Dr. Sylvester severance compensation equal to the difference between any compensation Dr. Sylvester receives from rendering professional radiation oncology services during the first year after the sale and the compensation Seller paid to him for the twelve months immediately preceding the sale or transfer of Lakewood Ranch Oncology Center, LLC; and (b) during the second year, Seller is obligated to pay Dr. Sylvester an amount equal to fifty percent of the difference between any compensation Dr. Sylvester receives from rendering professional radiation oncology services during the second year after the sale and the compensation Seller paid to him for the twelve months immediately preceding the sale or transfer of Lakewood Ranch Oncology Center, LLC.

Compensation Increases

None.

Schedule 3.25

Employee Benefit Plans

1.             That certain Urology Partners, P.A. Retirement Plan, John Hancock 401(k) Plan No. 59696.

2.             That certain supplemental insurance policy issued by AFLAC.

3.             Those certain life and health insurance policies issued by Manatee County Medical Society Group Health Plan, Group ID 65122.

4.             Those certain dental and voluntary term life insurance policies issued by The Guardian Life Insurance Company of America.

Schedule 6.1(f)

Physicians

1.             Edward Herrman, M.D.

2.             G. Austin Hill, M.D.

3.             Alan K. Miller, M.D.

4.             Mark P. Weintraub, M.D.

5.             Mitchell W. Yadven, M.D.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of March 30th, 2012 (the “Agreement”), is between 21st CENTURY ONCOLOGY, LLC, a Florida limited liability company (“Buyer”) and FLORIDA UROLOGY SPECIALISTS, P.A., a Florida professional corporation, (“Seller”).  The shareholders of Seller and such shareholders’ physician principals are identified on Schedule A attached hereto (the “Principals”) are each executing this Agreement for the purpose of binding him or her to perform his or her obligations under Sections 3, 8, 9 and 10 and as otherwise expressly set forth herein.

RECITALS

Seller is engaged in the business of providing patient care services in the specialties of radiation therapy and urology at facilities located at the premises identified on Schedule 3.22 attached hereto (the “Facilities”).  The business, activities, ownership, operation and management of the Facilities pertaining or related to any or all of the assets being acquired by Buyer pursuant hereto and the use of such assets to provide patient care services in the specialties of radiation therapy and urology shall be referred to as the “Business.”

1.             Seller owns certain assets related to the Business.

2.             Buyer desires to acquire from Seller and Seller desires to sell to Buyer certain assets used in the Business.

3.             Buyer and Seller wish to set forth the terms under which Buyer shall acquire certain assets from Seller and assume certain liabilities of Seller and have each agreed to the transactions described herein and have agreed to enter into this Agreement and such other agreements as shall be necessary to effect the transactions contemplated hereby.  This Agreement and such other agreements as shall be necessary to effect the transactions herein shall each be referred to herein individually as a “Transaction Document” and, collectively, as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the execution and delivery of the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Asset Purchase.

1.1          Assets Being Sold and Purchased.

(a)           Subject to and upon satisfaction or waiver of the terms and conditions of this Agreement, at the Closing (as defined in Section 2 herein), Seller shall transfer, sell, convey, assign and deliver to Buyer, pursuant to a Bill of Sale in the form attached hereto and made a part hereof as Exhibit 1.1(a) (the “Bill of Sale”), and Buyer shall purchase from Seller, all right, title and interest to and in Seller’s assets used by, for and in connection with, the Business, as the same existed immediately prior to the Closing and reflected on the books and records of Seller (the “Assets”), excluding only the specific assets set forth in Section 1.1(c) below, but including, without limitation, the following:

(i)            all tangible assets used in the Business whether owned or leased, including, without limitation, all instruments, tools, medical equipment, supplies and office equipment and all fixtures and improvements;

(ii)           all inventories of clinical supplies and instruments, pharmaceuticals, inventory, paper goods, raw materials, finished goods, demonstration equipment, parts, packaging materials and other products, materials, or accessories related thereto that are held at, or are in transit from or to, the locations at which the Business is conducted or that are used or held for use by Seller;

(iii)          all of Seller’s right, title and interest under manufacturers’ and vendors’ warranties in connection with the assets being transferred hereunder, to the extent assignable or transferable;

(iv)          all real property interests described on Schedule 1.1(a)(iv) hereto, and all improvements and fixtures thereon and/or affixed thereto, and all rights of way, easements, leaseholds, and other estates and rights, relating to any of the foregoing or used in connection with any of the Business or the Assets;

(v)           all of Seller’s right, title and interest (subject to Seller’s rights to access copies as provided in Section 12 herein) in and to those assignable contracts, agreements, leases, licenses, franchises, purchase orders, sale, license or service orders, permits, instruments, commitments, arrangements, understandings, including, without limitation, all license, service, maintenance, supply, purchase, distribution, advertising and promotional services agreements to which Seller is a party or by which Seller or the Business is bound or under which Seller has any rights or is entitled to any benefits, relating to any of the Business or the Assets (in each case, whether written or oral and including all amendments thereto), all as set forth on Schedule 1.1(a)(v) hereto under the heading “Assigned Agreements” (collectively, “Assigned Agreements”);

(vi)          all software programs (including source and object codes and related documentation for software owned by or licensed to Seller and used in connection with or developed for support of the operations of the Business, including, without limitation, the software programs identified on Schedule 1.1(a)(vi) attached hereto, as well as the internet web sites used by Seller with respect to the Business and the related universal resource locators (“URLs”) used in connection therewith, each of which is set forth on Schedule 1.1(a)(vi);

(vii)         a pro rata share of all prepaid expenses relating to the Business, but not including security deposits deposited by or on behalf of the Seller as lessee, sublessee, lessor, sublessor, or otherwise under any Assigned Agreements;

(viii)        all insurance proceeds and rights thereto derived from loss, damage or destruction of or to any property or assets included in the Assets, to the extent claims were not made or did not accrue prior to the Closing to repair or replace the lost, damaged or destroyed items;

(ix)          all of Seller’s right, title and interest in any transferable licenses, permits, variances, franchises, certifications, authorizations and approvals to do

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business issued by any administrative body or licensing authority or governmental or regulatory agency, used in connection with the Business and/or the ownership and/or use of any of the Assets and the Facilities, together with any extensions, renewals or modifications thereof and additions thereto in connection with the Business, including, without limitation any and all licenses and permits required by the United States Nuclear Regulatory Commission, and which are necessary for participation in the Medicare and Medicaid programs, including without limitation those as set forth on Schedule 1.1(a)(ix) hereto, in all cases to the extent assignable or transferable and to the extent assumed by Buyer;

(x)           all files, documents, instruments, papers, books and records relating to the Business, operations, condition of (financial or other) results of operations and assets and properties of Seller (subject to Seller’s rights to access copies as provided in Section 12 herein), including without limitation, mailing lists and related documentation, financial statements and related work papers and letters from accountants, personnel records and files, budgets, ledgers, journals, computer files and programs; retrieval programs, operating data and plans and environmental studies and plans;

(xi)          all telephone numbers, facsimile numbers, electronic addresses and passwords used in connection with the Business;

(xii)         all intangible personal property of Seller relating to or in connection with the Business or Assets, and all of Seller’s rights, title to and interest therein and thereunder, and all guaranties, warranties, indemnities, privileges, claims, causes of action and options relating or pertaining to the Business, the Assets, and the Assigned Agreements to the extent assignable or transferable;

(xiii)        all other assets and property of Seller used or held for use in connection with the Business,

(xiv)        all of Seller’s right, title and interest in and to the trade name(s) “Florida Urology Specialists” (“Seller’s Trade Name”); and

(xv)         a portion of the goodwill associated with Seller’s radiation therapy patient care services.

(b)           At Closing, Seller shall permit Buyer to take physical possession of all of the Assets at the locations where they are then located.

(c)           Notwithstanding anything to the contrary herein, the following assets of Seller are not being sold hereunder and shall not be included in the term “Assets”:

(i)            the assets described on Schedule 1.1(c)(i) hereto;

(ii)           all cash, cash equivalents, securities and short-term investments held by Seller;

(iii)          any accounts receivable of Seller existing as of the Closing Date;

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(iv)          amounts due to Seller for services provided but not billed as of the Closing Date;

(v)           any accounts payable or accrued expenses of Seller attributable to any period prior to the Closing Date;

(vi)          the real property associated with the Facilities, other than the leasehold interests set forth in Schedule 1.1(a)(iv) attached hereto;

(vii)         all intellectual property, copyrights and trademarks owned or utilized by Seller (other than Seller’s Trade Name);

(viii)        any contract of Seller that is not listed on Schedule 1.1(a)(v) attached hereto under the heading “Assigned Agreements” and is not used or required as part of the day-to-day operations of the Business;

(ix)          all of Seller’s non-transferable contracts, certificates, permits and licenses used in the Business;

(x)           claims against third parties related to Seller’s operations prior to Closing;

(xi)          any rights to tax refunds or claims under or proceeds of insurance policies related to the Business or the Assets with respect to periods prior to the Closing;

(xii)         all employee benefit plans of Seller within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1972, as amended, which are presently in effect and relate to the operation of the Business, including any assets owned or held by any such plan;

(xiii)        any distributions of risk pool fund and/or preferred provider organization holdbacks related to services provided prior to the Closing; and

(xiv)        Seller’s patient medical records.

(d)           Seller shall transfer, convey and assign to Buyer, Seller’s title to all of the Assets at the Closing, free and clear of any liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, encumbrances or right of others of every kind and description (collectively, “Liens”), except for those Liens listed on Schedule 1.1(d) hereto, said Liens so listed being herein called the “Permitted Liens.”

1.2          Liabilities.

(a)           Liabilities Not Assumed.  Except as specifically provided in this Agreement and in Section 1.2(b) below, Buyer shall not assume, pay, honor, discharge or

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otherwise become responsible for any liabilities or obligations of Seller, and all such liabilities and obligations shall remain solely those of Seller, and Seller shall pay, perform and discharge, all such obligations and liabilities of Seller promptly when due in accordance with their terms.  Without limiting the generality of the preceding sentence and except as specifically provided in Section 1.2(b), Buyer shall not assume or become responsible for:

(i)            any liabilities or obligations of Seller including, without limitation, any personal obligations of any member or officer of Seller incurred in any capacity, including those arising out of any claim, litigation or proceeding, or any contract, license, commitment or other agreement relating to the operations of the Business or the occurrence of any event on or before the Closing including, without limitation, accounts payable of the Business;

(ii)           any obligations, liabilities, undertakings, Liens (other than Permitted Liens) or restrictions to which the Assets or the Business are subject arising on or before the Closing and that are not disclosed in writing in this Agreement arising on or before the Closing;

(iii)          any liability or obligation arising out of or related to past, present or future actions, litigations, suits, enforcement actions, proceedings, arbitrations or governmental or regulatory authority investigations, audits or otherwise, including, without limitation, demand or directive letters or correspondence, or of notice regarding any of the foregoing involving the Assets, the Business, Seller or any member of Seller to the extent the foregoing relate to events, acts or omissions arising on or before the Closing;

(iv)          any liability or obligation, in contract, tort or for violation of any law by Seller or any officer, manager, member, employee or agent of Seller that arises out of or results from any act, omission, occurrence or state of facts arising on or before the Closing, and any liability or obligation, in contract, tort or for violation of any law by Seller or any officer, manager, member, employee or agent of Seller that arises out of or results from any act, omission, occurrence or state of facts after the Closing;

(v)           any compensation obligations or any liabilities or obligations of Seller arising out of or in connection with any employee benefit plan of Seller or any other liabilities or obligations of Seller to any employees with respect to his or her service to the Business on or before the Closing, including but not limited to any liability or obligation for any severance pay due any employee of Seller upon his or her termination of employment (except for any obligations under any Assigned Agreements between the Seller and any such employees arising after the Closing Date) and any and all accrued vacation and/or sick leave in excess of one hundred (100) hours per employee (i.e., the Buyer shall assume responsibility for up to one hundred hours (100) hours per employee for each such employee that is retained by the Buyer as of the Closing Date, provided, however, that the Seller recognizes and agrees, and shall cause such employees to recognize and agree, that each employee’s rights to such accrued vacation and/or sick leave shall be subject to the applicable policies of the Buyer, including, without limitation, any such policies requiring the employee to use such accrued vacation and/or sick time during a calendar or contract year and any such policies which govern the payments, if any, to which an employee would be entitled to for same should his or her employment with the

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Buyer be terminated), bonuses and other benefits to the extent that such liabilities or obligations are owed as a result of acts, omissions, occurrences or state of facts on or before the Closing. For purposes of determining eligibility for participation in Buyer’s benefit policies with respect to those employees of Seller retained by Buyer, Buyer shall credit each such employee for time employed by Seller.

(vi)          any liabilities or obligations of Seller for indebtedness for borrowed money, including, but not limited to, any and all liabilities and obligations related to real estate financings and any and all obligations to any secured party in connection with any of the Assets;

(vii)         subject to Section 1.3(c), any liabilities or obligations of Seller for any type of taxes owed by Seller whatsoever;

(viii)        any and all Medicare, Medicaid and other third party payor obligations arising from any acts or omissions for any period on or prior to the Closing, including without limitation, any retroactive denial of claims, civil monetary penalties or any gain on sale that may be recognized by any of the foregoing as a result of the transactions, contemplated herein; or

(ix)          any other liabilities or obligations of any nature relating to the operations of the Business or the occurrence of any event on or before the Closing, whether known or determined as of the Closing or unknown or undetermined as of the Closing.

(b)           Liabilities Assumed.  Subject to the terms and conditions set forth in this Agreement, effective as of the Closing Date, the Buyer shall assume and agree to pay, perform and discharge, when due, the obligations of Seller under (i) the Assigned Agreements to the extent such obligations arise after the Closing and relate to goods or services sold or provided after the Closing, and (ii) the indebtedness of the Seller related to the Permitted Liens, as set forth in Schedule 1.2(b) annexed hereto (the “Assumed Indebtedness”).  Those liabilities assumed by the Buyer pursuant to this Section 1.2(b) are referred to herein as the “Assumed Liabilities.”

1.3          Purchase Price.

(a)           As consideration for the sale, assignment, conveyance, transfer and delivery of the Assets, Buyer shall pay to Seller a purchase price (the “Purchase Price”) equal to One Million One Hundred Thirteen Thousand Eight Hundred Thirty One and 19/100 Dollars ($1,113,831.19) (the “Purchase Price”).

(b)           The Purchase Price shall be payable as follows:

(i)            at Closing, at Seller’s direction and on behalf of Seller, Buyer shall pay out of the Purchase Price, by wire transfer or delivery of other immediately available funds, Seller’s aggregate indebtedness under any debt instrument secured in full or in part by Liens on the Assets (the “Indebtedness Amount”), other than the Assumed Indebtedness, all as set forth in Schedule 1.3(b)(i) hereof; and

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(ii)           at Closing, Buyer shall deliver to Seller an amount equal to the Purchase Price less the sum of the Indebtedness Amount (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing.

(c)           Each party hereto agrees (a) that the Purchase Price for the Assets will be allocated for all federal and state tax purposes (including but not limited to, income, excise, sales, use, personal property and transfer taxes, and otherwise) among the Assets in accordance with Schedule 1.3(c) attached hereto and made a part hereof which is in accordance with Section 1060 of the Internal Revenue Code, (b) to file separately a Federal Form 8594 with its Federal Income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs, and (c) that no party will take a position on any tax returns or filings with any governmental or regulatory authority charged with the collection of taxes or having jurisdiction over the transaction contemplated hereunder or in any judicial proceeding, that is in any manner inconsistent with the terms of the allocation set forth on Schedule 1.3(c).  Seller shall be responsible for any and all taxes and other charges resulting from this transaction.

(d)           All utilities charges, real estate and personal property taxes, monthly rental payments and common area charges under any leases assumed by Buyer pursuant to this Agreement, amounts prepaid or payable in respect of contracts and agreements assumed by Buyer pursuant to this Agreement and similar prepaid items and similar accrued expenses, shall be prorated between Seller and Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date.

2.             Closing.  The closing of this transaction (the “Closing”) shall take place by telephone, mail, electronic mail and/or facsimile or at a location mutually agreed upon.  The Closing shall occur on March 30, 2012 with the Closing effective date and time being March 30, 2012 at 11:59 P.M.  The date on which the Closing takes place is referred to herein as the “Closing Date.”

3.             Representations and Warranties of Seller.  In order to induce Buyer to enter in this Agreement and to consummate the transactions contemplated by this Agreement, Seller and each Principal hereby jointly and severally represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

3.1          Organization, Qualification and Authority.

(a)           Seller is a professional corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is in good standing as a foreign company in all jurisdictions in which it conducts business or owns assets.  Seller’s execution and delivery of this Agreement and each of the other Transaction Documents delivered by Seller at the Closing, and the performance by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary actions and proceedings of Seller.  This Agreement and each of the other Transaction Documents executed and delivered by Seller at the Closing are valid and legally binding upon Seller and are enforceable against it in accordance with its terms.

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(b)           Seller has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations under this Agreement and each other Transaction Document, and to consummate the transactions contemplated under this Agreement and each other Transaction Document, including, without limitation, to sell and transfer the Assets and the Business pursuant to this Agreement.  Seller has taken all necessary corporate action to execute and deliver this Agreement and each other Transaction Document to which it is a party, to authorize its officers, managers and all other authorized personnel to execute and deliver this Agreement, and to execute and deliver such further documents as are necessary and proper to consummate the terms and provisions of this Agreement.  The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the directors and shareholders of Seller.

(c)           The owners of all of the issued and outstanding ownership interests of Seller are set forth on Schedule 3.1(c).  There are no outstanding agreements, options, warrants, rights, contracts, calls, puts or other agreements or commitments providing for the disposition or acquisition of any of the ownership interests of Seller.

3.2          Title to the Assets.

(a)           Seller has good and marketable title to the Assets.  With regard to those Assets in which Seller possesses leasehold interests, such leasehold interests are valid and transferable except as set forth on Schedule 3.2(a).  Upon the sale, assignment, transfer and conveyance of the Assets to Buyer as contemplated under this Agreement, there will be vested in Buyer good and marketable title to all of the Assets, free and clear of all Liens other than Permitted Liens, and there are no adverse conditions that will interfere with Buyer’s use and enjoyment of or ability to encumber any of the Assets in any respect or that will impede Buyer’s ability to use the Assets in connection with the provision of patient care services.  All Assets used in the Business are set forth on Schedule 3.2(a).

(b)           Except as indicated on Schedule 3.2(b) attached hereto, none of the Assets is subject to any Lien.  All Liens set forth on Schedule 3.2(b), other than the Permitted Liens set forth on Schedule 1.1(d) have been or will be terminated and/or released on or prior to the Closing Date.

(c)           Seller is not obligated to offer any individual or entity the opportunity to purchase any Assets prior to or simultaneously with offering the Buyer the opportunity to purchase the Assets that has not been expressly waived by such person or entity in writing prior to Closing other than as set forth in that certain Professional Services Agreement between John Sylvester, M.D. (“Dr. Sylvester”) and Seller which shall be waived in writing on or before the Closing Date.  No person or entity has a right of first refusal or a right of participation with respect to the sale of any of the Assets by Seller that has not been expressly waived by such person or entity in writing prior to Closing.  All notices required to be provided by Seller to any individual or entity in connection with the sale of any of the Assets have been timely provided by Seller or have been expressly waived in writing prior to Closing and all such notices, to the extent provided, were complete and accurate.

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(d)           Except as set forth in Schedule 3.2(d) attached hereto, as of the Closing Date, the Assets are free of defects and deficiencies, in good operating condition and repair, normal wear and tear excepted, and suitable for the purposes used, are adequate and sufficient for the operations and conduct of the Business as currently operated, and comply with and are being operated and otherwise used in full compliance in all material respects with all laws, ordinances, statutes, regulations and other legal requirements applicable to such Assets.

3.3          Financial Statements.  Seller has delivered to the Buyer copies of Seller’s compiled financial statements of Seller for the two (2) month period ended February 29, 2012, and the years ended December 31, 2009, December 31, 2010 and December 31, 2011 (collectively, the “Financial Statements”).  Except for the variations expressly noted in Schedule 3.3 hereto, all of the Financial Statements have been prepared from the financial records of Seller on the accounting basis used by Seller for income tax purposes, consistently applied and fairly present the financial condition of Seller, as at their respective dates and the respective results of the operations of Seller and of the Business, for the periods covered thereby.  The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments necessary for such fair presentation.

3.4          Absence of Certain Changes.  Except as set forth in Schedule 3.4 attached hereto, since January 1, 2012 (the “Interim Date”), there has not been:  (i) any transaction by Seller not in the ordinary course of business; (ii) any damage, destruction or loss to any of the Assets, whether or not covered by insurance, (iii) any sale or transfer of any of the Assets, except in the ordinary course of business; (iv) any Lien placed on any of the Assets; (v) any amendment or termination of any contract or agreement to which Seller was a party in connection with the Business as of the Interim Date; (vi) any increase in, or commitment to increase, the fees or compensation payable or to become payable to any of the employees or agents of Seller; (vii) any incurrence or assumption of, or taking any property subject to, any liability by Seller in connection with the Business; (viii) any alteration in the manner in which Seller maintains its books, accounts or records, or in the accounting practices reflected in those accounts or records, or any change in any assumption underlying any method of calculation of bad debts, contingencies or other reserves from that reflected in the Financial Statements; (ix) any acquisition or lease by Seller of or commitment to acquire or lease, any realty or any item of furniture, machinery or equipment; (x) any waiver of any claim or right; or (xi) any agreement or understanding to undertake any of the foregoing actions described in Sections 3.4(i)-(x) above.

3.5          Certain Payments.  Neither Seller, the Principals nor the Business, or, to the knowledge of any of the Seller and/or any of the Principals, any directors, officers, agents or employees or any other person or entity associated with or acting for or on behalf of Seller has directly or indirectly in connection with the Business:  (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, regardless of form, whether in money, property or services, including without limitation: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Business.

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3.6          Violation of Other Instruments.  Except as set forth in Schedule 3.6 attached hereto, neither the execution and delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, violates:  (i) any agreement of Seller, (ii) the certificate of formation or any governing documents of Seller or (iii) any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach or acceleration of any of the terms of or will constitute a default under or result in the termination of or the creation of any Lien pursuant to the terms of any contract or agreement to which Seller is a party or by which Seller or any of the Assets is bound.  No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required to be obtained by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents set forth in Schedule 3.6.

3.7          Legal Matters.  Except as set forth in Schedule 3.7 attached hereto, there are no suits, actions, claims, investigations, administrative proceedings or other proceedings, criminal, civil, or quasi civil, pending or, to the knowledge of any of the Seller or any of the Principals, threatened by or against the Business, the Assets or Seller.  Seller knows of no facts or circumstances that could reasonably be expected to give rise to any claim, investigation, administrative proceeding or other proceeding, criminal, civil, or quasi civil that would be required to be disclosed under this Section 3.7.

3.8          Compliance with Applicable Law.

(a)           General.  Seller is not in default under any, and Seller has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, applicable to Seller, the Business or the Assets, including, without limitation, all laws, statutes and regulations related or incident to the licensure, credentialing and certification of providers of professional medical services, physicians and health professionals, health and safety matters, employment and labor laws, health laws and regulations and Medicare and Medicaid regulations.  Seller has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing.  Seller has not received any notification of any asserted present or past failure to comply with any of the foregoing that has not been satisfactorily responded to in the time period required thereunder.

(b)           Permits.  Set forth in Schedule 3.8(b) attached hereto is a complete and accurate list of all licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively, the “Permits”), held by Seller and/or Principals.  The Permits set forth in Schedule 3.8(b) are all the Permits required for the conduct of the Business as currently operated.  All the Permits set forth in Schedule 3.8(b) are in full force and effect.  Seller has not engaged in any activity that would cause or permit revocation or suspension of any Permit, and no action or proceeding seeking to or contemplating the revocation or suspension of any Permit is pending or threatened.  There are no existing defaults or events of default or events or state of facts which, with notice or lapse of time or both, would constitute a default by Seller under any Permit.  Seller has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of

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any party in the performance of any obligation to be performed or paid by any party under any Permit.  Except as set forth in Schedule 3.8(b), the consummation of the transactions contemplated hereby and in each of the other Transaction Documents will in no way affect the continuation, validity or the effectiveness of the Permits or require the consent of any person or entity.

(c)           Medicare and Medicaid.  Seller, each Principal and each employee of Seller is in compliance with all laws, rules and regulations of Medicare, Medicaid and other governmental health care programs, and has filed all claims and other forms substantially in the manner prescribed by such laws, rules and regulations.  Except as set forth on Schedule 3.8(c), neither Seller nor any Seller employee has been subject to any audit relating to improper and/or fraudulent Medicare or Medicaid procedures or practices.  There is no basis for any claim or request for recoupment or reimbursement from Seller or any Seller employee, or for reimbursement by Seller or any Seller employee of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid.  No deficiency (either individually or in the aggregate) in any such claims, returns, invoices, cost reports and other filings, including claims for overpayments or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or any other third party payor and there is no basis for any claims or requests for reimbursement.

(d)           Principals.  Each Principal represents and warrants that (i) Principal has not been convicted of a criminal offense related to health care, (ii) Principal has not been listed as debarred, excluded or otherwise ineligible for participation in federal health care programs, and (iii) no such criminal charges or proposed debarment or exclusion is pending.

3.9          Taxes.  Seller has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, “Tax Returns”) required to be filed by Seller.  All Tax Returns filed by or on behalf of Seller are true, complete and correct in all respects.  Seller has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers’ compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, “Taxes”), due and payable with respect to the periods covered by such Tax Returns (as reflected thereon). There are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of Seller.  Seller has not incurred any Tax liability other than in the ordinary course of business.  No deficiency in taxes for any period, with respect to Seller, has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth on Schedule 3.9 attached hereto), and no written inquiries or notices have been received by Seller from any taxing authority with respect to possible claims for taxes.  Seller has no reason to believe that such an inquiry or notice is pending or threatened or that there is a basis for any additional claims or assessments for taxes.  Seller has not agreed to the extension of the statute of limitations with respect to any Tax Return or tax period.  Seller has delivered to Buyer copies of the federal and state income or franchise or other type of Tax Returns filed by each of them for the years ended December 31, 2008, December 31, 2009 and December 31, 2010.

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3.10        Environmental Matters.

(a)           Except as set forth in Schedule 3.10 hereto, no Hazardous Substance (as hereinafter defined) is present or at any time has been stored, treated, released, disposed of or discharged on, about, from or affecting the Facilities during the period of any ownership, lease or occupancy thereof by Seller, in any material amounts, except for products that have been used, maintained and disposed of in compliance with all applicable laws, rules and regulations and all applicable manufacturer instructions, and Seller has no actual knowledge of any liability that is based upon or related to any environmental condition, and there is no reasonable basis for any such liability arising.  The term “Hazardous Substance” as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including, without limitation, asbestos and asbestos-containing materials.

(b)           Except as set forth on Schedule 3.10 hereto, Seller has not, nor to the knowledge of Seller, has any prior or current owner, tenant or occupant of any part of the Facilities, received (i) any notification or advice from or given or been required to have given any report or notice to any governmental agency or authority or any other person, firm or entity whatsoever involving the use, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about the Facilities or caused by Seller or any affiliate thereof, or (ii) any complaint, order, citation or notice with regard to a Hazardous Substance or any other environmental health or safety matter affecting the Facilities, or any business or operations conducted thereat under the federal Comprehensive Environmental Response, Compensation and Liability Act or under any other federal, state or local law, ordinance, rule or regulation.

3.11        Agreements.  Schedule 3.11 attached hereto contains a true, complete and accurate list of all those contracts and other agreements to which Seller or any Principal is a party, related, in each case only to the Business or the Assets, or by or to which Seller’s assets or properties are bound or subject as such instruments relate to the Business, including without limitation, those which: (i) are for the purchase or sale of materials, supplies, equipment, inventory or services; (ii) are franchise or other royalty contracts or similar contracts material to the Business; (iii) are contracts for the grant to any person of any preferential rights to purchase any of Seller’s assets or properties; (iv) are leases of real or personal property with respect to the Business; (v) are capital or other leases relating to any Assets; (vi) are employment, personal service, or other executory contracts; or (vii) are material to the business or are contracts to be assigned to Buyer which do not fit into one of the aforementioned categories (the “Material Agreements”).  The Material Agreements shall be organized on Schedule 3.11 under the following two headings:  “Assigned Agreements” and “Material Agreements Not Assigned to or Assumed by Buyer.”

3.12        Third Party Reimbursement.  Complete copies of all third party reimbursement agreements relating to the operation of the Business (the “Reimbursement Agreements”) that are currently in force have been delivered to Buyer prior to the execution of this Agreement.  To the knowledge of any of the Seller and/or any of the Principals, and except

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for the transactions contemplated hereby, there are no facts or circumstances that could result in (i) the cancellation or non-renewal of any Reimbursement Agreement; or (ii) any retroactive adjustment by any payor under any Reimbursement Agreement.

3.13        Inspections and Investigations.  Except as set forth and described in Schedule 3.13:  (i) no right of Seller nor the right of any licensed professional or other individual employed by or under contract with Seller to receive reimbursements pursuant to any government program or private non-governmental program under which Seller directly or indirectly receives payments (“Payor Programs”) related to the Business has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party payors; (ii) neither the Business nor Seller, has, during the past five (5) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity nor has Seller received any notice of deficiency during the past five (5) years in connection with the operations of the Business; and (iii) there are not presently any noticed outstanding deficiencies or work orders related to the Business of any governmental authority having jurisdiction over Seller or the Business or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Payor Programs.  Attached as part of Schedule 3.13 are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

3.14        Fraud and Abuse; False Claims.  Except as set forth and described in Schedule 3.14, Seller and Principals have not engaged in any activities that are prohibited under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, and 1396b, 31 U.S.C. § 3729-3733, and the federal TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other Payor in any case in which such action would be prohibited by any applicable law, rule or regulation, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any other Payor in any case in which such action would be prohibited by any applicable law, rule or regulation.  Seller and each Principal have no knowledge of any facts or circumstances which could result in any claim by Medicare, Medicaid or any other Payor for any retroactive adjustments.

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3.15        Rates and Reimbursement Appeals.  Except in the ordinary course of the Seller’s business, none of the Seller, Principals or any employee of Seller has any reimbursement or payment rate appeals, disputes or contested positions currently pending before any governmental authority or any administrator of any Payor Programs with respect to the Business.

3.16        Licenses.  Seller does not produce or distribute any product, nor perform any service, under a proprietary license granted by another entity and has not licensed its rights in any current or planned products, designs or services to any other entities.  Seller has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Business (the “Computer Software”).  A list of all written licenses pertaining to the Computer Software (other than over-the-counter “shrink-wrap” software licenses) is set forth in Schedule 3.16 attached hereto (the “Computer Licenses”).  To the knowledge of the Seller and the Principals, the Computer Licenses are valid and enforceable by Seller and the use of the Computer Software and the Computer Licenses do not infringe upon or conflict with the rights of any third party.  Seller has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Computer Licenses.

3.17        Insurance.  Seller maintains insurance policies as set forth in Schedule 3.17 attached hereto.  Such policies are in full force and effect and all premiums due thereon prior to or on the Closing Date have been paid in full.  Seller shall maintain all such policies through the Closing Date.  Seller has complied in all material respects with all the provisions of such policies.  A complete list and brief description of the insurance policies, including limits of coverage, maintained by Seller in connection with the Business is set forth in Schedule 3.17 attached hereto.  There are no notices of any pending or threatened termination or premium increases with respect to any of such policies.  Except as set forth on Schedule 3.17, Seller has not had any casualty loss or occurrence that may give rise to any claim of any kind not covered by insurance and Seller is not aware of any occurrence which may give rise to any claim of any kind not covered by insurance.  Except as set forth on Schedule 3.17 no third party has filed any claim against Seller for personal injury or property damage of a kind for which liability insurance is generally available which is not covered by such Seller’s insurance policies.  All claims against Seller that are covered by insurance have been reported to the insurance carrier on a timely basis.

3.18        Brokers.  Buyer shall not have any obligation to pay any fee or other compensation to any person, firm or corporation hired by, or otherwise dealt with by, Seller or any of its agents in connection with this Agreement and the transactions contemplated hereby, and Seller hereby agrees to indemnify and hold Buyer harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

3.19        Patents, Trademarks, etc.  Set forth on Schedule 3.19 attached hereto is a list and brief description of all of the patents, registered and common law trademarks, service marks, trade names, copyrights and other similar rights of Seller and applications for each of the foregoing.  Seller owns, or has licensed through valid and enforceable licensing agreements, all right, title and interest in and to all such proprietary rights.  No adverse claims have been made and no dispute has arisen with respect to any of said proprietary rights, and, to the knowledge of any of the Seller and the Principals, the operations of the Business and the use by Seller of such

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proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, trade name, copyright, license or similar right.

3.20        Licensure.

(a)           Employees.  Each individual employed by or contracted with Seller to perform professional services is duly licensed to provide such services and is otherwise in compliance with all applicable federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the applicable qualifications to provide such professional services.  Each individual now or formerly employed by or contracted with Seller to provide professional services was duly licensed to provide such services during all applicable periods when such employee or independent contractor provided such services on behalf of Seller.  Seller is in compliance with all applicable state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no claims, disputes, actions, suits, proceedings or investigations currently pending, filed, commenced or threatened against or affecting Seller relating to such laws and precedents.

(b)           Principals.  Except as set forth on Schedule 3.20(b) attached hereto, each Principal represents and warrants that (i) Principal is board certified in urology, as applicable (ii)  Principal’s license to practice medicine has never been revoked, restricted, suspended or subjected to terms of probation in any state, (iii) Principal has never been sanctioned, disciplined or reprimanded by any state licensing board or by any state or local medical society or specialty board, (iv) Principal has not been denied membership or reappointment of membership on the medical staff of any hospital, nor has Principal’s medical staff membership or clinical privileges ever been revoked, restricted, suspended or subjected to terms of probation for any medical disciplinary case or reason (other than for reasons solely arising from the failure to timely prepare medical records), nor has Principal voluntarily relinquished Principal’s medical staff membership or clinical privileges at any hospital under threat of discipline.

3.21        Books and Records.  The books and records of Seller are complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of Seller set forth in the Financial Statements.  All of such books and records, including true and complete copies of all written contracts, have been made available for inspection by Buyer and its representatives.

3.22        Leased Real Property.  A list and description of all real property leased to or by Seller in connection with the Business or in which Seller has any interest in connection with the Business is set forth in Schedule 3.22 attached hereto (the “Leased Real Property”).  The Leased Real Property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and, to the knowledge of Seller, there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults thereunder on the part of Seller.  Seller has no knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease.  Seller has not received any written notice to the effect that the leases with respect to the Facilities (the “Facility

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Leases”): (i) will not be renewed at the termination of the term thereof or that the Facility Leases will be renewed only at a substantially higher rent or (ii) will not be assigned or subleased to Buyer on substantially the same terms and conditions set forth in the Facility Leases as of the date hereof.

3.23        Facilities.

(a)           The buildings, appurtenances and fixtures comprising the Facilities are in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the current business activities as conducted there.

(b)           The Facilities: (i) have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated transportation requirements of the Business as presently conducted at such parcel; and (ii) are served by all utilities in such quantity and quality as are sufficient to satisfy the current sales levels and business activities as conducted at such locations.

(c)           Seller has received no notice of any condemnation proceeding or special assessment with respect to any portion of the Facilities or any access thereto, and, to the knowledge of Seller, no proceedings or special assessments are contemplated or pending by any governmental or regulatory authority.

3.24        Employees.  Set forth in Schedule 3.24 is a list of all employees of Seller and their respective positions, job categories, salaries and accrued benefits.  Except as set forth in Schedule 3.24, the transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of Seller.  Except as set forth in Schedule 3.24, Seller has not informed any employee or independent contractor providing services to Seller that such person will receive any increase in compensation or benefits or any ownership interest in Seller as a result of the transactions contemplated hereby.

3.25        Employee Benefit Plans.  Except as set forth in Schedule 3.25 attached hereto, Seller does not maintain or sponsor, or contribute to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan.  All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”), in which the employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the “Benefit Plans”) comply in all material respects with the requirements of the United States Department of Labor (“DOL”) and the Internal Revenue Service (“IRS”), and with all other applicable laws, rules or regulations and the Seller has not taken or failed to take any action with respect to the Benefit Plans which could reasonably be expected to create any liability on the part of Seller or the Buyer.  Each “fiduciary” (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan has complied in all material respects with the requirements of ERISA and all other applicable laws, rules or regulations in respect of each such Benefit Plan.  Seller has furnished to Buyer summary

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descriptions of all Benefit Plans.  The financial statements and annual reports and returns related to such Benefit Plans are true and correct in all material respects.  In addition:

(a)           Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification;

(b)           No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

(c)           No provision of any Benefit Plan or of any agreement, and no act or omission of Seller in any way limits, impairs, modifies or otherwise affects the right of Seller unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

(d)           Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending or threatened with respect to any Benefit Plan;

(e)           All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed on or before their due date; and

(f)            Any contributions now due or that may become due to in connection with any 401(k) Plan administered for the benefit of any employee of the Seller shall be the sole responsibility of Seller and shall be immediately paid when due, by Seller.

3.26        Labor Relations.  To the knowledge of each of the Seller and the Principals, there have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, Seller, or the terms and conditions of employment, wages and hours.  Seller is not engaged in any unfair labor practice or other unlawful employment practice and there are no outstanding charges of unfair labor practices or other employee-related complaints pending or, to the knowledge of Seller, threatened against Seller before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the DOL or any other federal, state, local or other governmental authority.  There is no strike, picketing, slowdown or work stoppage or organizational attempt pending or, to the knowledge of Seller, threatened against or involving any or the Business.  No issue with respect to union representation is pending or, to the knowledge of Seller, threatened with respect to the employees of Seller.  No union or collective bargaining unit or other labor organization has ever been certified or recognized by Seller as the representative of any of the employees of Seller.

3.27        Absence of Undisclosed Liabilities.  Seller has no liabilities or other obligations of any nature arising out of or relating to the Business or the Assets except as otherwise disclosed herein or as reflected on Seller’s financial statements previously delivered to the Buyer, and liabilities and obligations incurred in the ordinary course of business since the date thereof.

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3.28        Schedules.  All Schedules attached hereto are integral parts of this Agreement and are true, complete and correct in all respects.  Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by explicit cross reference to another Schedule to the Agreement.  Seller is responsible for preparing and arranging the Schedules corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.29        True and Correct Representations and Warranties and Statements of Facts.  No representation or warranty made by Seller in this Agreement or in any of the Transaction Documents is false or inaccurate in any material respect, and no statement of fact made by Seller herein or therein contains any untrue statement of fact or omits to state any fact of which Seller is aware that is necessary in order to make the statement not misleading in any material respect.

4.             Representations and Warranties of Buyer.  In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date, the following:

4.1          Legal Status.  Buyer is a limited liability company organized, validly existing and in good standing under the laws of the State of Florida.  Buyer’s execution and delivery of this Agreement and each of the other Transaction Documents and the performance by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions and proceedings.  This Agreement is valid and legally binding upon the Buyer and is enforceable against the Buyer in accordance with its terms.  Buyer has all requisite power and authority to purchase the Assets as contemplated by this Agreement.

4.2          No Legal Bar; Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Buyer or, to the Buyer’s knowledge, any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or, to the Buyer’s knowledge, conflicts with or will result in a breach of any of the terms of or will constitute a default under or result in the termination of or the creation of a lien pursuant to the terms of any contract or agreement to which the Buyer is a party or by which the Buyer or any of its respective assets is bound.

4.3          Brokers.  Seller shall have no obligation to pay any fee or other compensation to any person, firm or corporation hired by, or otherwise retained by, Buyer or its affiliates, in connection with this Agreement and the transactions contemplated hereby, and Buyer hereby agrees to indemnify and hold Seller harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

5.             Intentionally deleted.

6.             Deliverables.

6.1          Buyer Deliverables.  At the Closing, Buyer shall deliver to Seller the following, any of which may be waived by Seller in its discretion:

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(a)           resolutions of Buyer’s managers and Buyer’s members ratifying and approving this Agreement and authorizing Buyer’s execution of any instruments required to effectuate this transaction;

(b)           the Closing Payment;

(c)           Intentionally deleted;

(d)           the Assignment and Assumption Agreement executed by Buyer;

(e)           (1) Assignment and Landlord Consents executed by Buyer in connection with the following premises: (1) 1211 Jacaranda Boulevard, Venice, Florida, (2) 200 Avenida Des Parques, Venice, Florida, (3) 2345 Bobcat Village Center Road, North Port, Florida, (5) 1040 River Heritage Blvd., Bradenton, Florida, (6) 5880 Rand Boulevard, Sarasota, Florida, (7) 2400 S. McCall Road Suite C, Englewood, Florida (8)        1 South School Avenue, Sarasota, Florida and (9) 375 Commercial Court, Suite E, Venice, Florida (collectively, the “Assignments”); and

(2) Office Leases executed by Buyer in connection with the following premises: (1) 602 4th Avenue West, Palmetto, Florida, (2) 425 Nursing Home Drive, Arcadia, Florida, (3) Suite 100, 3651 Cortez Road, Bradenton, Florida, and (4) 115 West Bay Street, Wauchula, Florida (collectively, the “Office Licenses”, and together with Assignments, the “Real Estate Documents”;

(f)            employment agreements between the Buyer and those physicians identified on Schedule 6.1(f)(i) in the form attached hereto as Exhibit 6.1(f)(ii) executed by Buyer (the “Physician Employment Agreements”);

(g)           Intentionally deleted;

(h)           Intentionally deleted; and

(i)            all such other documents, instruments and agreements necessary to effect the transactions contemplated herein as reasonably requested by Seller.

6.2          Seller and Principal Deliverables.  At the Closing, Seller and Principals shall deliver to Buyer the following, any of which may be waived by the Buyer in its discretion:

(a)           resolutions of Seller’s directors and Seller’s shareholders ratifying and approving this Agreement and authorizing Seller’s execution of any instruments required to effectuate this transaction.

(b)           Intentionally deleted;

(c)           the Bill of Sale executed by Seller;

(d)           the Assignment and Assumption Agreement executed by Seller;

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(e)           the Real Estate Documents executed by Seller and Landlord if applicable;

(f)            the Physician Employment Agreements executed by the appropriate physicians;

(g)           Intentionally deleted;

(h)           with respect to Seller’s Trade Name, the execution by Seller of documentation canceling Seller’s ownership thereof;

(i)            Intentionally deleted;

(j)            a good standing certificate for Seller dated as of a date not more than five (5) business days prior to the Closing Date, as issued by the Secretary of State of the State of Florida;

(k)           payoff and termination of lien letters executed by the creditor in connection with the following: (1) 1.                UCC-1 Financing Statement No. 200408535685 filed by Citicorp Vendor Finance, Inc. and continued pursuant to that UCC-3 Continuation Statement No. 20090117404X, (2) UCC-1 Financing Statement No. 200509428019 filed by Citicorp Vendor Finance, Inc. and continued pursuant to that UCC-3 Continuation Statement No. 200901683734, and (3) UCC-1 Financing Statement No. 201002323744 filed by SunTrust Bank; and

(l)            all such other documents, instruments and agreements necessary to effect the transactions contemplated herein as reasonably requested by Buyer.

6.3          Third Party Consents.  The parties acknowledge that certain of the Material Agreements and the rights and benefits thereunder may not, by their terms, be assignable.  Notwithstanding anything contained herein or in the Assignment and Assumption Agreement to be executed and delivered in connection herewith, this Agreement shall not constitute an agreement to assign any such Material Agreement and Buyer shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto would constitute a breach thereof or in any way affect the rights of Seller or the Buyer under any such Material Agreement.  In such event, Seller shall cooperate with Buyer and use commercially reasonable efforts to provide for Buyer all benefits to which Seller is entitled under such Material Agreement and Buyer shall promptly reimburse Seller for any payments Seller is required to make pursuant to such Material Agreement; provided however, that as to any Assigned Agreement set forth on Schedule 3.11, the assignment of which by its terms requires the prior written consent of any third party thereto, in the event such consent is not obtained within thirty (30) days following the Closing Date, Buyer and Seller shall enter into a mutually-acceptable agreement pursuant to which Buyer shall reimburse Seller for, or pay on behalf of Seller, all amounts owed by Seller pursuant to such Material Agreements until such time such Material Agreements are assigned to Buyer or expire.

7.             Conditions Precedent to the Obligations of Buyer.  The obligations of Buyer to enter into and complete the transaction contemplated by this Agreement and each of the other

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Transaction Documents is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

7.1          Asset Purchase Agreements.  Buyer shall have entered into asset purchase agreements with each of Urology Partners, P.A. and Lakewood Ranch Oncology Center, LLC. (collectively, the “Practices”) whereby Buyer purchases substantially all of the assets of the Practices, and such purchases close no later than the Closing Date.

7.2          Employment Agreements.  Buyer shall have entered into employment agreements with the physician-shareholders of the Practices effective as of the Closing Date.

7.3          Governmental Licenses, Permits and Approvals.  Any and all permits and approvals from any governmental or regulatory body required for the Buyer and/or Seller to lawfully enter into this Agreement or consummate the Closing of the transactions contemplated in the Transaction Documents shall have been obtained by such party.  Further, Buyer shall have obtained all licenses, permits, provider numbers, consents, approvals and waivers required to operate the Business and the Facilities immediately after the Closing.

7.4          Authority and Third Party Consents.  Seller and Buyer shall have obtained all consents and authorizations necessary to complete the transactions contemplated in this Agreement and the Transaction Documents.  All consents, permits and approvals from parties to any Assigned Agreements which may be required in connection with the performance by Seller of its obligations under this Agreement and the Transaction Documents, or to assure the continuance of such contracts or other agreements in full force and effect after the Closing Date (without any material breach by Seller and without giving any contracting party the right to terminate or modify) shall have been obtained by Seller.

7.5          Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental agency or regulatory body or instituted or threatened by any governmental or regulatory body to restrain or prevent the carrying out of the transactions contemplated hereby or to seek damages in connection with such transactions.

7.6          Lender Consent.  The obligations of Buyer to enter into and complete the transactions contemplated under this Agreement and the Transaction Documents shall be subject to Radiation Therapy Services, Inc., the sole shareholder of Buyer, receiving written consent from its primary lender to permit Buyer to enter into this Agreement and the Transaction Documents and consummate the transactions contemplated hereby and thereby.

7.7          Documents Satisfactory.  All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

7.8          No Material Adverse Change.  At Closing the Business and Assets of Seller shall be in substantially the same condition as existing on the date of this Agreement and not be materially and adversely affected.  To the extent any item of the Assets is destroyed,

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condemned or suffers a casualty prior to the Closing Date, the Purchase Price shall be reduced by an appropriate amount.

7.6          Due Diligence Analysis.  The Closing of the transactions contemplated hereby shall be expressly contingent upon Buyer’s completion of the due diligence analysis and the results of such due diligence analysis being satisfactory to Buyer in its sole and unfettered discretion.

8.             Indemnification.

8.1          Indemnification of Buyer

(a)           Seller and each Principal hereby agree, jointly and severally (subject to the terms set forth below), to indemnify, defend and hold harmless Buyer and its officers, directors, members, employees, agents, representatives and affiliates from and against all claims, suits, obligations, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees (“Losses”), based upon, arising out of or resulting from:

(i)            any breach of Seller’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Buyer pursuant hereto;

(ii)           any breach of a Principal’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Buyer pursuant hereto (other than a breach of the restrictive covenants set forth in Section 9 below or the physician employment agreements with the Buyer);

(iii)          any obligation, contract or liability of Seller not constituting one of the Assumed Liabilities and Assumed Agreements only to the extent that any such obligation, contract or liability arises from acts or omissions occurring after the Closing Date, including any obligation of Seller with respect to the distribution of the proceeds of the sale of the Assets;

(iv)          any and all claims of any third party for alleged liabilities or obligations of Seller related to or occurring during the period prior to the Closing, other than those specifically assumed by Buyer hereunder as Assumed Liabilities;

(v)           any and all claims of any third party, including without limitation, any interest holder in Seller, related to the distribution of all or any portion of the Purchase Price;

(vi)          any and all claims brought by any employee of Seller relating to periods prior to the Closing; and

(vii)         any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

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The Buyer agrees that, notwithstanding any provision herein to the contrary, each Principal’s liability for any Losses under this Section 8.1(a) shall be limited to thirty percent (30%) of the aggregate amount of such Losses (without limitation, the Seller’s liability for any Losses under this Section 8.1 shall be unlimited).

(b)           With respect to the restrictive covenants set forth in Section 9 below, each Principal hereby agrees to indemnify, defend and hold harmless Buyer and its officers, directors, members, employees, agents, representatives and affiliates from and against all Losses based upon, arising out of or resulting from such Principals breach thereof.

8.2          Indemnification of Seller.  Buyer hereby agrees to indemnify and hold harmless Seller and its officers, shareholders, employees, agents, representatives and affiliates and the Principals from and against all Losses based upon, arising out of or resulting from:

(a)           any breach of Buyer’s representations, warranties, covenants or agreements contained herein or in any Transaction Document or in any other agreement or document delivered to Seller pursuant hereto;

(b)           any obligation, contract or liability constituting one of the Assumed Liabilities and Assigned Agreements, but only to the extent such obligation, contract or liability accrues, or is otherwise attributable to the period on and after Closing Date;

(c)           any and all claims of any third party for alleged liabilities or obligations of the Buyer related to or occurring during the period after the Closing Date;

(d)           any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

8.3          Notice and Opportunity to Defend.  If any party (the “Indemnitee”) receives notice of any claim or the commencement of any action or proceeding with respect to which any other party is obligated to provide indemnification (the “Indemnifying Party”) pursuant to Section 8.1 or 8.2, the Indemnitee shall promptly, (and in any event within five (5) business days after receiving notice of the claim) give the Indemnifying Party notice thereof; provided, however, that the failure to deliver such notice shall not be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement except to the extent the failure to deliver such notice prejudices the Indemnifying Party’s ability to defend such proceeding.  The Indemnifying Party may compromise and defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee.  In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party’s counsel shall cooperate in the compromise of, or defense against, any such asserted liability; provided, however, that Indemnitee shall not compromise or settle any such matter without Indemnifying Party’s prior written consent.  The Indemnitee, at its own expense, can choose to have its counsel participate in the defense of such asserted liability and/or related settlement determinations, provided, however, the Indemnifying Party’s counsel shall control such defense and/or related settlement determination.  If the

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Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate to such defense.

8.4          Payment.  The Indemnifying Party shall pay the Indemnitee the amount of established claims for indemnification within thirty (30) days after the establishment thereof (the “Due Date”).  Any amounts not paid by the Indemnifying Party when due under this Section 9.4 shall bear interest from the Due Date thereof until the date paid at a rate equal to three (3) points above the interest announced from time to time by Citibank, N.A. as its prime or base rate of interest.

8.5          Limitations.  Notwithstanding anything in this Agreement to the contrary, the obligations of Seller and Principals pursuant to this Section 8 shall be limited as follows:

(a)           Seller and the Principals shall only be required to indemnify Buyer to the extent that Losses, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000) (the “Hurdle Rate”) and, in such event, the indemnifying party shall be required to provide indemnification for the amount of Losses, irrespective of the Hurdle Rate; provided that Losses shall accumulate until such time as they exceed the Hurdle Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such Losses subject to the limitations provided below.

(b)           The aggregate amount of the Losses for which Seller and the Principals shall be liable with respect to breaches of the representations and warranties made in this Agreement by the Seller and/or any Principals shall not exceed the sum of the Purchase Price plus the amount of all Assumed Liabilities.

(c)           Indemnification claims shall be reduced by and to the extent that an Indemnitee shall actually receives proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such Indemnitee; provided that the availability of such proceeds for an indemnification claim shall not be a defense to such claim or be utilized as a means of delaying indemnification payments hereunder.

9.             Non-Compete and Non-Solicitation.

9.1          Commencing on the Closing Date and continuing until five (5) years from the Closing Date, Seller and each Principal hereby agrees that it, he or she shall not permit any person or entity, directly or indirectly (alone or together with others) controlling, controlled by, affiliated with or related to Seller (including each Principal) to, directly or indirectly (including through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by being connected with or having any interest in, as a stockholder, agent, consultant or partner, any other person or entity):

(a)           engage in the ownership, operation, control or management of radiation therapy and/or urology facilities or otherwise engage in the provision of radiation therapy and/or urology services (whether as a sole practitioner, an employee, independent

24

contractor or otherwise or as a separate business or in conjunction with each other or with any business, practice or hospital) (a “Competing Business”) within the Florida counties of Sarasota and Manatee (the “Service Area”);

(b)           have any interest, whether as owner, stockholder, member, partner, director, officer, consultant or otherwise, in any Competing Business in the Service Area; provided, however, that the foregoing restriction shall not prevent Seller from owning stock in any Competing Business listed on a national securities exchange or traded in the over-the-counter market; provided that such Seller does not own more than an aggregate of one percent (1%) of the stock of such entity.

9.2          Seller and each Principal acknowledge that the restrictive covenants contained herein have unique value to Buyer, the breach of which cannot be adequately compensated in an action of law.  Seller and each Principal further agree that, in the event of the breach of the restrictive covenants contained herein, Buyer shall be entitled to obtain appropriate equitable relief, including, without limitation, a permanent injunction or similar court order enjoining Seller and/or a Principal from violating any of such provisions, and that pending the hearing and the decision on the application for permanent equitable relief, Buyer shall be entitled to a temporary restraining order and a preliminary injunction.  The prevailing party shall be entitled to reimbursement from the other party of its reasonable costs and expenses (including attorneys’ fees and disbursements) of, or related to, such action or proceeding.  No such remedy shall be construed to be the exclusive remedy of Buyer and any and all such remedies shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether at law or in equity, otherwise available under the terms of this Agreement, at common law, or under federal, state or local statutes, rules and regulations.

9.3          The restrictions set forth in this Section 9 shall not apply to any physician that is a party to a Senior Urologist’s Employment Agreement, effective as of the Closing Date (a “Senior Urologist”), by and between such Senior Urologist and the Buyer, where the restrictions contained in Section 8(A) and Section 8(B) in such Employment Agreement are not applicable pursuant to Section 8(F)(B) thereof in the event that such Employment Agreement is terminated by such Senior Urologist for cause in accordance with Section 16(D) thereof.  Further, the restrictions set forth in Section 9.1(b) shall not apply to any physician that elects to “buy out” such physician’s restrictive covenants set forth in this Agreement and the Employment Agreement as such restrictions relate to urology pursuant to the terms and conditions set forth in Section 8(G) of the Employment Agreement, including payment to Employer an amount equal to One Million Dollars ($1,000,000).  Additionally, if a physician’s Employment Agreement is terminated pursuant to Section 16(C)(v) therein, the restrictions set forth in Section 9.1 shall not apply as such restrictions relate to urology.  Other than as explicitly set forth in the preceding sentences, the parties hereto agree that the inapplicability or non-enforceability of any of the provisions of Section 8(A) and/or Section 8(B) of such Employment Agreement shall not, in any manner, affect the applicability and enforceability of any of the terms of this Section 9.

10.          Disclosure of Information.

10.1        Confidential Information.  Each of the parties hereto recognizes and acknowledges that (i) the transaction contemplated hereby (including the terms and existence of

25

this Agreement) are highly confidential matters and (ii) during the course of negotiations in connection with the transaction contemplated hereby each party will grant access to, certain plans, systems, methods, designs, procedures, books and records relating to operations, personnel and practices, as well as records, documents and information concerning business activities, practices, procedures and other confidential information of the other party  (all of the foregoing, collectively, the “Confidential Information”), all of which constitute and will constitute valuable, special and unique assets of such party’s business. Each party hereto shall treat Confidential Information as confidential, shall make all reasonable efforts to preserve its confidentiality, and shall not duplicate or disclose such Confidential Information, except in connection with the transaction contemplated hereby to advisors, attorneys, accountants, bankers, investment bankers, consultants and affiliates as Buyer, and Seller, in their reasonable discretion, shall deem necessary and which parties shall agree to be bound by an obligation of confidentiality at least as restrictive as set forth herein (the foregoing parties being referred to herein as “Designated Representatives”).  Except for such disclosure to Designated Representatives as may be necessary or appropriate and such public or other disclosures as may be required by court order or any state or federal law or regulation to which a party is subject or in order to defend litigation (in which case the disclosing party shall provide the other party with notice and a copy of the required disclosure a reasonable period of time in advance of such disclosure), the parties agree to use all reasonable efforts to maintain in confidence the existence and terms of this Agreement and the Transaction and no party shall issue any press release or public statement without the prior written consent of the other party.

10.2        Injunctive Relief.  The parties hereto acknowledge that the restrictions contained in Section 10.1, in view of the nature of the business in which the other parties are engaged, are reasonable and necessary in order to protect the respective legitimate interests of such other parties, and that any material violation thereof could result in irreparable injuries to such other party.  Each therefore acknowledges that, in the event of a breach or threatened breach of the provisions of this Section 10, the other party shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining the breaching party from disclosing any such records, documents or information to any person, firm, corporation, association or other entity whatsoever or from using any thereof in any manner whatsoever.

10.3        Other Remedies.  Nothing contained in this Section 10 shall be construed as prohibiting any party hereto from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

11.          Termination.  This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time up to and including the Closing Date as follows:

11.1        by the mutual written agreement of the parties; or

11.2        by either Buyer, on the one hand, or Seller, on the other hand, upon ten (10) days prior written notice if the other party is in material breach of its obligations hereunder and such breach has not been cured by the breaching party within ten (10) days after receiving written notice thereof; or

26

11.3        by Buyer in the event the conditions set forth in Section 7 hereof have not been met unless waived by Buyer by the Closing Date.

12.          Post-Closing Access to Information/Medical Records.

12.1        Information.  Seller and Buyer each acknowledge that, subsequent to Closing, each may need access to the Assets, the Facilities and to information, books and records, documents or computer data in the control or possession of the other for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, review by Buyer’s lenders and the prosecution or defense of third party claims.  Accordingly, Buyer and Seller each agree that each will make available to the other and its agents, independent auditors and/or governmental entities such documents and information as may be available relating to the Assets, Seller’s operations of the Facilities in respect of periods prior to Closing and will permit the other to make copies of such documents and information at the requesting party’s expense.  Seller further agrees that (i) upon reasonable request, each shall participate in connection with any audit or review of such documents and information and (ii) such documents and information shall be accurate and complete and provided to Buyer or its designees in a manner sufficient to conduct a thorough and efficient audit or review.

12.2        Confidentiality of Transferred Records.  The Buyer shall keep the medical and patient records of the Seller transferred to the Buyer by the Seller on the Closing Date (the “Transferred Records”) confidential in accordance with applicable Regulations, and shall not disclose the contents of the Transferred Records, except as permitted by applicable Regulation.  Pursuant to applicable Regulation, without the prior written authorization of an applicable patient unless not required by Regulation, such patient’s Transferred Records shall not be furnished to, and the medical condition of such patient shall not be discussed with, any Person other than such patient or such patient’s legal representative or other health care providers and/or providers involved in the care or treatment of such patient to the extent authorized by applicable Regulation.

12.3        Location and Retention of Transferred Records.  The Buyer shall keep the Transferred Records for a period of not less than seven (7) years from the date of that patient’s last appointment, examination or treatment.  Unless otherwise proscribed by applicable Regulation, after the expiration of that seven (7) year period, Seller hereby agrees that Buyer, in its sole and absolute discretion, may dispose of those patient records in any manner authorized by applicable Regulations.

12.4        Access to Transferred Records.  The Buyer shall provide the Seller with copies of the Transferred Records as reasonably requested in writing by the Seller or its Principals, from time to time, to the extent permitted by applicable Regulations, and shall, to the extent permitted by applicable Regulations.

12.5        Patient’s Access to Transferred Records.  The Buyer shall be responsible for providing a copy of the medical record of a patient contained in the Transferred Records as transferred by Seller, upon written request, of such patient or such patient’s legal representative in accordance with applicable Regulations.

27

12.6        Disclosure to Others.  The Buyer shall be entitled to make such disclosures of information contained in the Transferred Records as shall be permitted by applicable Regulations and, to the extent prescribed by applicable Regulations, shall be responsible for maintaining a record of all disclosures of information contained in the Transferred Records relating to a patient’s medical record to a third party, including the purpose of the disclosure request or as otherwise required by applicable Regulations.

12.7        Medical Records Owner.  In consideration of the provisions of this Agreement, after the Closing, the Buyer in accordance with all applicable Regulations agrees to serve as the records owner of the patient records of the Seller and/or the Principals for purposes of Section 456.057, Florida Statutes.

13.          Survival.

(a)           The parties hereto agree that the representations and warranties of the Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force for the applicable statute of limitations period governing the respective matters set forth therein.

(b)           Except as otherwise expressly set forth herein, each of the covenants set forth in this Agreement and the indemnification obligations of the parties set forth in this Agreement shall survive the Closing for the applicable statute of limitations period governing the respective matters set forth therein.

14.          Further Assurances.

(a)           Each of the parties hereto shall, at the request of the other party, furnish, execute and deliver such documents, instruments, certificates, notices and further assurances as counsel for the requesting party shall reasonably deem necessary or desirable to effect complete consummation of this Agreement and the consummation of each of the Transaction Documents and to carry out the transactions contemplated hereunder and thereunder, or in connection with the preparation and filing of reports required or requested by governmental agencies or other regulatory bodies and reconcile and pay, to the extent due, any amounts due and owing the other party related to prepaid expenses, as set forth in Section 1.3(d).

(b)           At Buyer’s request and upon reasonable notice, Seller shall provide Buyer with access to all books and records related to the Business for purposes of review by any governmental authority having jurisdiction over Buyer, including without limitation, the Securities and Exchange Commission.

15.          Miscellaneous.

15.1        Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing as follows:

28

If to Seller:	Florida Urology Specialists, P.A. 1 South School Avenue Sarasota, Florida Attention:

With a copy to:	Blalock Walters, P.A. 802 11th Street West Bradenton, Florida 34205 Attention: Robert S. Stroud, Esq.

If to Buyer to:	21st Century Oncology, LLC 2234 Colonial Boulevard Fort Myers, Florida 33907 Attention: Daniel Dosoretz, M.D. President and Chief Executive Officer

With a copy to:	Radiation Therapy Services, Inc. 111 Great Neck Road Great Neck, New York 11021 Attention: Norton L. Travis, Esq. Vice President and General Counsel

and:	Garfunkel Wild, P.C. 111 Great Neck Road Great Neck, New York 11021 Attention: Andrew E. Blustein, Esq.

15.2        Entire Agreement.  This Agreement and each of the Transaction Documents (including the Exhibits and Schedules hereto and thereto) contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

15.3        Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

15.4        Investigations.  The representations and warranties of any party, and the right to indemnification for the breach of any such representations and warranties, shall not be effected by any investigation conducted or knowledge obtained by any other party, regardless of when such investigation was conducted or such knowledge was obtained.

29

15.5        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles.  All actions brought hereunder, whether in law or in equity, shall be brought in a court of competent jurisdiction in and for Sarasota County, Florida.  Each party to this Agreement hereby consents to the exercise by such Court of general personal jurisdiction over such party or his, her, or its representative so as to enable the court to render personal judgments against the party or representative.

15.6        Savings Clause.  If any provision of this Agreement, or the application of any provision hereof to any person or circumstances, is held to be legally invalid, inoperative or unenforceable, then the remainder of this Agreement shall not be affected unless the invalid provision substantially impairs the benefit of the remaining portions of this Agreement to each of the parties.

15.7        Defined Term.  As used in this Agreement, the “knowledge” of the Seller shall mean the actual knowledge, after reasonable investigation, of the members of Seller and/or other officers of Seller in a position of authority with respect to the subject matter.

15.8        Exhibits and Schedules.  The exhibits and schedules to this Agreement are incorporated hereby as a part of this Agreement as fully as if set forth in full herein.

15.9        Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.10      Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by (x) Seller without the prior written consent of the Buyer, or (y) the Buyer without the prior written consent of Seller; provided, however, that the Buyer shall have the right, without the consent of Seller, to assign all or any portion of its rights, duties and obligations under this Agreement and under any Transaction Document to any affiliate of the Buyer.

15.11      Facsimile Signatures.  This Agreement may be executed by any of the parties (the “Originating Parties”) and transmitted to the other parties (the “Receiving Parties”) by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Parties, this Agreement shall be deemed to have been duly executed by the Originating Parties.  Upon the request of the Receiving Parties, the Originating Parties shall provide the Receiving Parties with an executed duplicate original of this Agreement.

15.12      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

[SIGNATURE PAGE TO FOLLOW]

30

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:Dennis J. Humble
Title:Treasurer

FLORIDA UROLOGY SPECIALISTS, P.A.

By:
Name:
Title:

Joseph Bilik M.D.

Matthew J. Perry, M.D.

William J. Tingle M.D.

Thomas H. Williams, M.D.

Tracy B. Gapin, M.D.

31

DISCLOSURE SCHEDULES

These disclosure schedules (the “Schedules”) are being furnished by Florida Urology Specialists, P.A., a Florida professional service corporation (“Seller”), A. Joseph Bilik, M.D., Tracy B. Gapin, M.D., Matthew J. Perry, M.D., William J. Tingle, M.D. and Thomas H. Williams, M.D., as the principals of the shareholders of the Seller (collectively, “Principals,” and, individually, a “Principal”), to 21st Century Oncology, LLC, a Florida limited liability company (“Buyer”), in connection with the Asset Purchase Agreement (the “Agreement”) dated effective as of March 30, 2012 and made and entered into by and among the Buyer, the Seller and the Principals.

Unless the context otherwise requires, all capitalized terms used in these Schedules have the respective meanings assigned to them in the Agreement.

The sections of these Schedules are numbered to correspond to the various sections of the Agreement setting forth certain exceptions to the corresponding representations and warranties contained in the Agreement and certain other information required by the Agreement.

1

Schedule 1.1(a)(iv)

Real Property Interests

1.                                      Seller leases approximately 1,581 square feet located at 200 Avenida Des Parques, Venice, Florida pursuant to that certain Real Estate Lease dated effective as of September 16, 2002 by and between Seller and Harold J. Kaplan, M.D.

2.                                      Tracy B. Gapin, M.D., a Principal, leases space on a time-share basis located at 1211 Jacaranda Blvd., Venice, Florida pursuant to that certain lease by and between Seller and Primary Care Real Estate Corporation.

3.                                      Seller leases Suite 201, 2345 Bobcat Village Center Road, North Port, Florida, on a time-share basis pursuant to that certain Medical Office Time-Share Agreement dated April 26, 2010, as amended, by and between Seller and Sarasota County Public Hospital Board.

4.                                      Seller leases space on a time-share basis located at 425 Nursing Home Drive, Arcadia, Florida pursuant to that certain Lease Agreement dated April 15, 2011 by and between Seller and W.B.A., LLC.

5.                                      Seller leases Suite 207, 5880 Rand Blvd., Sarasota, Florida on a time-share basis pursuant to that certain Medical Office Time-Share Agreement dated April 26, 2010, as amended, by and between Seller and Sarasota County Public Hospital Board.

6.                                      Seller leases Suite 202, 1040 River Heritage Blvd., Bradenton, Florida on a time-share basis pursuant to that certain Medical Office Time-Share Agreement dated April 26, 2010, as amended, by and between Seller and Sarasota County Public Hospital Board.

7.                                      Seller leases that certain real property located at 375 Commercial Court, Suite E, Venice, Florida pursuant to that certain Real Estate Lease dated October 29, 2010 by and between Seller and Comed Partners.

8.                                      Matthew J. Perry, M.D., a Principal, leases space located at 2400 S. McCall Road, Suite C, Englewood, Florida on a time-share basis pursuant to that certain Lease Agreement dated January 1, 2009 by and between Dr. Perry and Englewood Family Healthcare.

9.                                      Seller leases that certain real property located at 1 South School Avenue, Sarasota, Florida pursuant to that certain Lease dated as of July 1, 1998, as amended, by and between Seller and Y Associates, Ltd.

2

Schedule 1.1(a)(v)

Assigned Agreements

1.                                      The leases described on Schedule 1.1(a)(iv).

2.                                      That certain Project Proposal Outline dated February 24, 2011 by and between Seller and Medinformatix, Inc. for electronic medical records software services.

3.                                      That certain Radiology Services Agreement, dated as of January 1, 2009, as amended by that certain Amendment to Radiology Services Agreement, dated as of March 26, 2012, by and between Seller and Kenneth S. Hazlett, M.D. for professional radiology services.

4.                                      That certain Agreement dated January 11, 2011 by and between Seller and Budget Self-Storage for medical records storage for units 1003, 2895, 1046, 1050, and 1164, which agreement may not be assigned without the consent of the counterparty.

5.                                      That certain In-Office Laboratory Consulting Agreement dated as of July 1, 2008 by and between Seller and HealthTronics Laboratory Solutions, LLC, as amended, for laboratory consulting services.

6.                                      That certain agreement with Terrabella Environmental Services for the disposal of pathology waste.

7.                                      That certain Software License Agreement between Merge Healthcare and Seller in connection with eFilm Workstation CT scanner image management.

8.                                      That certain Software License Agreement between Seller and Small Business Computers of New England, Inc. in connection with ActFax Communication Software.

9.                                      That certain Software License Agreement between Seller and Small Business Computers of New England, Inc. in connection with AP Easy Anatomic Pathology Reporting Software.

3

Schedule 1.1(a)(vi)

Software Programs and URLs

1.                                      http://4urologycare.net

2.                                      Medinformatix software, as described in the agreement set forth at Item 3 on Schedule 1.1(a)(v).

3.                                      Server 2008 Enterprise CD Key CQD8H-4CYXD-93Q2P-CDX88-W6PKC

4.                                      SQL Datacenter SQL Server 2008 R2 CD Key XJ3TG-M8PRC-KCDMD-CXF3X-9JVTD unlimited license.

5.                                      Window Open license for 15 X terminal server license authorization number 68219388ZZS1303 and 48269563.

6.                                      Windows XP / Windows 7 licenses for 48 workstation and 15 laptops.

7.                                      ActFax Communication Software.

8.                                      AP Easy Anatomic Pathology Reporting Software.

9.                                      eFilm Workstation CT scanner image management Software

4

Schedule 1.1(a)(ix)

Regulatory Licenses and Permits

1.                                      State of Florida, Agency for Healthcare Clinical Laboratory License #800007353 for Florida Urology Specialists, dated July 26, 2011.

2.                                      State of Florida, Agency for Healthcare Clinical Laboratory License #800018504 for Florida Urology Specialists, dated July 26, 2011

3.                                      State of Florida, Agency for Health Care Administration Division of Health Quality Assurance, Clinical Laboratory, effective November 1, 2009 for operation of laboratory in the specialties of Bacteriology, Hematology, Routine Chemistry, and Urinalysis.

4.                                      Centers for Medicare & Medicaid Services Clinical Laboratory Improvement Amendments, Certificate of Compliance, Laboratory Director, Thomas H. Williams, CLIA ID #10D0296128, effective January 7, 2011, expiring January 6, 2013.

5.                                      Centers for Medicare & Medicaid Services Clinical Laboratory Improvement Amendments, Certificate of Compliance, Laboratory Director, Brian Schnell, CLIA ID #10D1015828, effective August 22, 2011, expiring August 21, 2013.

6.                                      Sarasota County Business Tax Receipt Account No. 3904500057786 for Seller’s Sarasota Florida medical office.

7.                                      Sarasota County Business Tax Receipt Account No. 990010074809 for Seller’s professional laboratory.

8.                                      Sarasota County Business Tax Receipt Account No. 990010094600 for Seller’s North Port, Florida location.

9.                                      City of Sarasota Local Business Tax Receipt No. 12-009969 for Seller.

10.                               City of North Port Local Business Tax Receipt No. 12-00008091 for Seller.

11.                               City of Sarasota Local Business Tax Receipt No. 12-009968 for William J. Tingle, M.D.

12.                               City of Sarasota Local Business Tax Receipt No. 12-009964 for Thomas H. Williams, M.D.

13.                               City of Sarasota Local Business Tax Receipt No. 12-009969 for Seller.

5

14.                               City of Sarasota Local Business Tax Receipt No. 12-009966 for A. Joseph Bilik, M.D.

15.                               City of Sarasota Local Business Tax Receipt No. 12-009967 for James W. Demler M.D.

16.                               City of Sarasota Local Business Tax Receipt No. 12-014436 for Matthew J. Perry, M.D.

17.                               City of Sarasota Local Business Tax Receipt No. 12-011879 for Tracy B. Gapin, M.D.

6

Schedule 1.1(c)(i)

Excluded Assets

1.                                      Federal Employer Identification Numbers.

2.                                      Seller’s corporate book.

3.                                      Personal property of the Principals and Seller’s employees used in the Business, books, art work, figurines, diplomas and home office furniture and equipment, which are not included in the valuation of the Assets or otherwise taken into account in determining the Purchase Price.

4.                                      Prepaid or other refunds received from insurance companies upon termination of insurance policies.

5.                                      Medicare and Medicaid provider numbers.

7

Schedule 1.1(d)

Permitted Liens

None.

8

Schedule 1.2(b)

Assumed Indebtedness

None.

9

Schedule 1.3(b)(i)

Indebtedness Amount

Indebtedness Holder	Indebtedness Amount

SunTrust Bank	$443,015.22

The above-listed indebtedness amount is in connection with that certain Term Loan Agreement between Seller and SunTrust Bank.

10

Schedule 1.3(c)

Purchase Price Allocation

Form 8954: Asset Acquisition Statement Under Section 1060

Class I Assets: Cash	$0

Class II Assets: CDs and Stock	$0

Class III Assets: Mark-to-Market	$0

Class IV Assets: Inventory	$0

Class V Assets: All Other Assets	$863,831.19

Class VI Section: 197 Intangibles	$0

Class VII: Goodwill	$250,000.00

TOTAL PURCHASE PRICE	$1,113,831.19

11

Schedule 3.1(c)

Owners of Seller

Owner	Ownership Interest

A. Joseph Bilik, MD PA	20%

Tracy B Gapin, M.D., P.L.C.	20%

Matthew Perry MD PA	20%

William Tingle MD PA	20%

Thomas Williams MD PA	20%

12

Schedule 3.2(a)

Non-Transferable Leasehold Interests

Except for Item No. 1 on Schedule 1.1(a)(iv), all of the leases set forth on Schedule 1.1(a)(iv) are not transferable without the consent of the lessor.

Asset List

See attached.

13

Schedule 3.2(b)

Liens

1.                                      UCC-1 Financing Statement No. 20070695922X filed by Elekta, Inc. on November 7, 2007.

2.                                      UCC-1 Financing Statement No. 200901125464 filed by Elekta, Inc. on August 31, 2009.

3.                                      UCC-1 Financing Statement No. 201002323744 filed by SunTrust Bank on April 12, 2010.

14

Schedule 3.2(d)

Condition of the Assets

None.

15

Schedule 3.3

Financial Statements

None.

16

Schedule 3.4

Absence of Certain Changes

None.

17

Schedule 3.6

Required Consents

1.                                      The leases described on Schedule 1.1(a)(iv).

2.                                      That certain Agreement dated January 11, 2011 by and between Seller and Budget Self-Storage for medical records storage for units 1003,2895, 1046, 1050, and 1164, which agreement may not be assigned without the consent of the counterparty.

3.                                      Those licenses and permits set forth on Schedule 1.1(a)(ix) may not be assigned without the consent of the appropriate government agency.

18

Schedule 3.7

Legal Proceedings

1.                                      Seller and William J. Tingle, M.D., a Principal, are among the defendants in Thai J. Milonas v. William J. Tingle, M.D., William J. Tingle, M.D., P.A., William Tingle, M.D., P.A., Florida Urology Specialists, P.A., Coastal Surgery Center, LLC and Other Presently Unknown/Unnamed Health Care Providers, Case No. 2012 CA 1275 NC, currently pending in the Circuit Court of the 12th Judicial Circuit in and for Sarasota County, Florida.  This case involves a claim of medical malpractice; a motion to dismiss the complaint is currently pending.  No trial or mediation has been scheduled.

2.                                      Seller and Tracy B. Gapin, M.D., a Principal, are the defendants in Peter Gibson v. Tracy B. Gapin, M.D. and Florida Urology Specialists, P.A., Case No. 2009 CA 017274 NC, currently pending in the Circuit Court of the 12th Judicial Circuit in and for Sarasota County, Florida.  This case involves a claim of medical malpractice and is scheduled for trial on April 23, 2012.

3.                                      A charge of racial discrimination against Seller has been filed with the Equal Employment Opportunity Commission by a former employee, Shatrevia Spikes, EEOC Charge No. 511-2012-00870.  Seller has responded to the charge and the matter is currently pending.

4.                                      A complaint has been filed with the Florida Board of Medicine against William J. Tingle, M.D.  That case is based on the same facts as the lawsuit described in Item 1 above and is currently pending.

5.                                      Seller and A. Joseph Bilik, M.D., a Principal, are among the defendants in Thomas and Kathleen Bartera v. Andrew Weitzel, D.O., 21st Century Oncology, LLC d/b/a Southwest Florida Urologic Associates, Alfred Joseph Bilik, M.D., and Florida Urology Specialists, P.A., currently pending in the Circuit Court of the 12th Judicial Circuit in and for Sarasota County, Florida.  This case involves a claim of medical malpractice and is in the initial pleadings phase.

19

Schedule 3.8(b)

Licenses and Permits

1.                                City of Sarasota Local Business Tax Receipt No. 12-009969 for Medical Office-Seller. Exp. 9/30/2012

2.                                City of Sarasota Local Business Tax Receipt No. 12-009968 for William J. Tingle, M.D. Exp. 9/30/2012

3.                                City of Sarasota Local Business Tax Receipt No. 12-009964 for Thomas H. Williams, M.D. Exp. 9/30/2012

4.                                City of Sarasota Local Business Tax Receipt No. 12-009966 for A. Joseph Bilik, M.D. Exp. 9/30/2012

5.                                City of Sarasota Local Business Tax Receipt No. 12-009967 for James W. Demler M.D. Exp. 9/30/2012

6.                                City of Sarasota Local Business Tax Receipt No. 12-014436 for Matthew J. Perry, M.D. Exp. 9/30/2012

7.                                City of Sarasota Local Business Tax Receipt No. 12-011879 for Tracy B. Gapin, M.D. Exp. 9/30/2012

8.                                Sarasota County Business Tax Receipt No. 3904500057786 for Professional Office-Seller Exp. 9/30/2012

9.                                Sarasota County Business Tax Receipt No. 990010074809 for Medical Lab. Exp. 9/30/2012

10.                         Sarasota County Business Tax Receipt No.3800670012884 for James W. Demler, M.D.Exp. 9/30/2012

11.                         Sarasota County Business Tax Receipt No. 990010094600 for Thomas H. Williams, M.D. Exp. 9/30/2012

12.                         Sarasota County Business Tax Receipt No. 3800670025967 for William J. Tingle, M.D. Exp. 9/30/2012

13.                         Sarasota County Business Tax Receipt No. 3800670057596 for Alfred Joseph Bilik, M.D. Exp. 9/30/2012

20

14.                         Sarasota County Business Tax Receipt No. 90010100542 for Tracy B. Gapin, M.D. Exp. 9/30/2012

15.                         Sarasota County Business Tax Receipt No. 90010100541 for Matthew J. Perry, M.D. Exp. 9/30/2012

16.                         State of Florida, Agency for HealthCare Clinical Laboratory License No. 800007353 for specialties of Bacteriology, Hematology, Routine Chemistry and Urinalysis. Exp. 10/13/2013.

17.                         State of Florida, Agency for HealthCare Clinical Laboratory License No. 800018504 for specialties of Histopathology and Cytology. Exp. 8/28/2013.

18.                         State of Florida, Health Care Clinic Establishment Permit No. 60 2906.  Exp. 1/31/2012.

19.                         State of Florida, Dept of Health Biomedical Waste Permit No. 58-64-00624. Exp. 9/30/2012.

20.                         Centers for Medicare & Medicaid Services Clinical Laboratory Improvement Amendments, Certificate of Compliance, CLIA ID# 10D-1015828 for specialties of Histopathology and Cytology. Exp. 8/21/2013.

21.                         Centers for Medicare & Medicaid Services Clinical Laboratory Improvement Amendments, Certificate of Compliance, CLIA ID# 10D-0296128 for specialties of Bacteriology, Hematology, Routine Chemistry and Urinalysis.  Exp. 1/6/2013.

22.                         City of North Port Local Business Tax Receipt — Physician Office, License No. 12-00008091.  Exp. 9/30/2012

23.                         City of Arcadia Local Business Tax — Physician Office, License No.2012 613.  Exp. 9/30/2012.

The licenses and permits listed on Schedule 1.1(a)(ix) require consent of the relevant governmental agency in order to transfer such licenses and permits.

21

Schedule 3.8(c)

Medicare or Medicaid Audits

None.

22

Schedule 3.9

Tax Settlements

None.

23

Schedule 3.10

Environmental Matters

None.

24

Schedule 3.11

Material Agreements

Assigned Agreements

All agreements set forth on Schedule 1.1(a)(v).

Material Agreements Not Assigned to or Assumed by Buyer

1.             That certain Lease Agreement dated June 1, 2011 by and between Seller and North River Family Health Center, P.A. in connection with the premises known as 602 4th Avenue West, Palmetto, Florida.

2.             Real Estate Lease dated effective as of September 16, 2002 by and between Seller and Lakewood Ranch Oncology Holding, LLC in connection with the premises known as 8946 77th Terrace East, Bradenton, Florida.

3.             Lease by and between Seller and Baker Medical Arts for the premises known as Suite 100, 3651 Cortez Road West, Bradenton, Florida

4.             That certain Lease by and between Seller and FAL-COL, LLC in connection with the premises known as 115 West Bay Street, Wauchula, Florida.

5.             That certain Sublease Agreement by and between Moonasar P. Rampertaap, M.D., as Sublessor, and FUS, as Subtenant, dated November 3, 2011 for the purpose of leasing the premises located at 203-Third Avenue East, Bradenton, Florida.

6.             Any and all agreements in connection with the occupancy of the premises known as at 13815 Tamiami Trail, North Port, Florida.

7.             That certain Subscriber Agreement dated March 31, 2011 by and between Seller and ZirMed, Inc. for claims compliance services, which agreement may not be assigned without the consent of the counterparty.

8.             That certain Proposal Acceptance dated May 2, 2011 by and between Seller and Fusion Physics, LLC for CT scan calibration services.

9.             That certain Service Agreement dated August 25, 2010 by and between Seller and C&G Technologies, Inc. for CT maintenance services, which agreement may not be assigned without the consent of the counterparty.

25

10.          That certain Merchant Processing Application and Agreement dated January 11, 2010 by and between Seller and SunTrust Merchant Services, LLC for credit card processing services, which agreement may not be assigned without the consent of the counterparty.

11.          That certain agreement with Comcast Communications for telephone lines.

12.          That certain agreement with Level 3 Communications, LLC for telephone service.

13.          That certain agreement with McKesson Medical Surgical for clinical supplies.

14.          That certain agreement with Joseph Sloss, M.D. for locum tenens physician services.

15.          Those certain agreements with Verizon Florida, LLC for telephone lines.

16.          That certain agreement with CenturyLink for telephone service.

17.          That certain agreement with Martin Amundson, M.D. for locum tenens physician services.

18.          Those certain agreements with Florida Power & Light for utility services.

19.          That certain AT&T Mobility Wireless contract for wireless number 941-374-4792 for Alfred Bilik, Jr., M.D.

20.          That certain AT&T Mobility Wireless contract for wireless numbers 941-350-6148 and 941-400-5464 for Tracy Gapin, M.D.

21.          That certain monthly AT&T Mobility Wireless contract for wireless number 941-539-4565 for Matthew J. Perry MD PA.

22.          That certain monthly AT&T Mobility Wireless contract for wireless numbers 941-545-6290 and 941-952-8604 for William G. Jackson.

23.          That certain monthly Sprint contract for Seller, account number 631628812, for cell phone service for Dr. Williams and Dr. Demler.

24.          That certain Shareholders’ Agreement, as amended, between Seller and Principals.

25.          Bylaws of Seller.

26.          That certain Salary Memorandum Agreement, dated January 1, 2007, of Seller.

26

27.          Any employment agreements by and between Seller and each of the the Principals.

28.          Any employment agreement by and between Seller and William Jackson.

29.          That certain Employment Agreement by and between Seller and James W. Demler, M.D. for professional medical services.

30.          Any and all agreements between Seller and Bryan Schnell, M.D.

31.          That certain Radiation Oncology Professional Services Agreement dated as of March 1, 2011 by and between Seller and John Sylvester, M.D.

32.          That certain Stericycle Service Agreement dated September 20, 2011 by and between Seller and Stericycle, Inc. for biomedical waste disposal services, which agreement may not be assigned without the consent of the counterparty.

33.          That certain PhoneTree Annual Maintenance Agreement dated January 30, 2012 by and between Seller and PhoneTree for automatic patient calling services.

34.          That certain agreement with Andwin Scientific Clinical for pathology supplies.

35.          That certain agreement with AMS Sales Corporation for clinical supplies.

36.          That certain agreement with Reliance Media for pathology supplies.

37.          That certain agreement with SuperMedia, LLC for yellow pages advertising.

38.          That certain agreement with Sanofi Pasteur, Inc. for clinical supplies.

39.          That certain agreement with Terrabella Environmental Services for the disposal of pathology biomedical waste.

40.          That certain agreement with Uniform Center for employee uniforms.

41.          That certain agreement with Ernie Teed for courier services.

42.          That certain agreement with Laser Rite for copier services and office supplies.

43.          That certain agreement with Sun Coast Media Group, Inc. for advertising services.

27

44.          That certain agreement with Alere North America, Inc. for pathology supplies.

45.          That certain agreement with CallStar for after-hours answering service.

46.          That certain agreement with Cardinal Health Medical Products for clinical supplies.

47.          That certain agreement with Cell Marque Corporation for pathology supplies.

48.          That certain agreement with CooperSurgical Products for clinical supplies.

49.          That certain agreement with Cove Cleaners for dry cleaning services.

50.          That certain agreement with Cellay Inc. for clinical supplies.

51.          That certain agreement with Laborie Medical Technologies Corp. for clinical supplies.

52.          That certain agreement with Leica Biosystems Richmond for clinical supplies.

53.          That certain agreement with McGraw-Hill Companies for textbooks.

54.          That certain agreement with McVideos & Animation for website services and internet advertising.

55.          That certain agreement with MEDOX for clinical supplies.

56.          That certain agreement with Elle magazine for advertising.

57.          That certain agreement with Priority Healthcare for clinical supplies.

58.          That certain agreement with QC Sciences for clinical supplies.

59.          That certain agreement with Burgess Biomedical Inc. for equipment maintenance.

60.          That certain agreement with ShredQuick for shredding services.

61.          That certain agreement with Statlab Medical Products, Inc. for pathology supplies.

28

62.          That certain agreement with Besse Medical Supply for chemotherapy drugs.

63.          That certain agreement with The Bradenton Herald for advertising.

64.          That certain agreement with Executive Building Services, Inc. for office cleaning services.

65.          That certain agreement with Medrad for clinical supplies.

66.          That certain agreement with Olympus Surgical & Industrial America for equipment repair.

67.          That certain agreement with Port Charlotte Computers for computer maintenance and repair.

68.          That certain agreement with Pure Wave, Inc. for bottled water services.

69.          That certain agreement with The Scrub Club for employee uniform cleaning services.

70.          That certain agreement with Blanton Plumbing, Inc. for plumbing services.

71.          That certain agreement with Medifax-EDI, LLC for Medicaid authorizations.

72.          That certain agreement with GRYUC ACMI for clinical supplies.

73.          That certain agreement with Ingenix for coding books.

74.          That certain agreement with Mercedes Medical for clinical supplies.

75.          That certain agreement with RadiaDyne for clinical supplies.

76.          That certain agreement with Sarasota Memorial Laboratory for employee drug testing services.

77.          That certain agreement with Suncoast Safe & Lock for door lock and repair services.

78.          The insurance policies described on Schedule 3.17.

29

79.          The benefit plans described on Schedule 3.25.

80.          Any and all agreements between Seller and third party payors.

81.          Any and all agreements between Seller and SunTrust Bank.

82.          Any and all agreements with Citicorp Vendor Finance.

30

Schedule 3.13

Inspections and Investigations

None.

31

Schedule 3.14

Fraud and Abuse; False Claims

None.

32

Scheduled 3.16

Computer Licenses

The licenses related to the software set forth on Schedule 1.1(a)(vi).

33

Schedule 3.17

Insurance Policies

Type of Policy; Policy Number	Insurer	Policy Limits

Fidelity Bond No. 70613698	Western Surety Company	$125,000.00 per listed employee

Wind Damage (building contents) Policy No. 1464098	Citizens Property Insurance Corporation

Commercial Property Policy LBA13614000	Landmark American Insurance Company	$351,900 (business personal property; special X-wind)

Commercial General Liability Policy No. CWP3993866	Westfield Group	$1,000,000 (each occurrence) $150,000 (damage to rented premises) $10,000 (medical expenses per person) $1,000,000 (personal injury) $2,000,000 (general aggregate) $2,000,000 (products)

Workers’ Compensation and Employer Liability Policy No. 173728279	Continental Casualty	$100,000 (per accident) $100,000 (per employee) $500,000 (disease)

Business Auto Declarations Policy No. ACP BAZ 5904848505	Nationwide Insurance Company	$500,000 (Liability) and other coverages as set forth in the policy

Professional Liability Insurance Policy No. MG000942-20100901	Florida Doctors Insurance Company

$250,000 (each occurrence/per insured physician)

$750,000 (in the aggregate/per insured physician)

Investigation Defense:

$25,000 (per occurrence/per insurance physician)

$75,000 (in the aggregate/per insured physician) $125,000 (Group Aggregate)

34

Schedule 3.19

Intellectual Property

1.                                      The unregistered trade name “Florida Urology Specialists.”

35

Schedule 3.20(b)

Professional Discipline

1.                                      William J. Tingle, M.D., a Principal, received a Letter of Concern and fine from the Florida Board of Medicine pursuant to that certain Settlement Agreement, DOH Case No. 2006-29859.  The terms of the Settlement Agreement have been satisfied and Dr. Tingle has an active license to practice medicine in the state of Florida.

2.                                      Tracy B. Gapin, M.D., a Principal, received a Letter of Concern and fine from the Florida Board of Medicine pursuant to that certain Settlement Agreement, DOH Case No. 2008-08554. The terms of the Settlement Agreement have been satisfied and Dr. Gapin has an active license to practice medicine in the state of Florida.

36

Schedule 3.22

Leased Real Property

1.                                      Tracy B. Gapin, M.D., a Principal, leases approximately 1,581 square feet located at 200 Avenida Des Parques, Venice, Florida pursuant to that certain Real Estate Lease dated effective as of September 16, 2002 by and between Seller and Sarah Kaplan Trustee.

2.                                      Seller lease approximately 414 square feet located at 8946 77th Terrace East, Bradenton, Florida pursuant to that certain Real Estate Lease dated effective as of September 16, 2002 by and between Seller and Lakewood Ranch Oncology Holding, LLC.

3.                                      Seller leases space on a time-share basis located at 1211 Jacaranda Blvd., Venice, Florida pursuant to that certain lease by and between Seller and Primary Care Real Estate Corporation.

4.                                      Seller leases that certain real property located at 602 4th Avenue West, Palmetto, Florida pursuant to that certain Lease Agreement dated June 1, 2011 by and between Seller and North River Family Health Center, P.A.

5.                                      Seller leases Suite 201, 2345 Bobcat Village Center Road, North Port, Florida, on a time-share basis pursuant to that certain Medical Office Time-Share Agreement dated April 26, 2010, as amended, by and between Seller and Sarasota County Public Hospital Board.

6.                                      Seller leases space on a time-share basis located at 425 Nursing Home Drive, Arcadia, Florida pursuant to that certain Lease Agreement dated April 15, 2011 by and between Seller and W.B.A., LLC.

7.                                      Seller leases Suite 100, 3651 Cortez Road West, Bradenton, Florida pursuant to that certain lease by and between Seller and Baker Medical Arts.

8.                                      Seller leases that certain real property located at 115 West Bay Street, Wauchula, Florida pursuant to that certain lease by and between Seller and FAL-COL, LLC.

9.                                      Seller leases Suite 207, 5880 Rand Blvd., Sarasota, Florida on a time-share basis pursuant to that certain Medical Office Time-Share Agreement dated April 26, 2010, as amended, by and between Seller and Sarasota County Public Hospital Board.

10.                               Seller leases Suite 202, 1040 River Heritage Blvd., Bradenton, Florida on a time-share basis pursuant to that certain Medical Office Time-Share Agreement dated April 26, 2010, as amended, by and between Seller and Sarasota County Public Hospital Board.

37

11.                               Seller leases that certain real property located at 375 Commercial Court, Suite E, Venice, Florida pursuant to that certain Real Estate Lease dated October 29, 2010 by and between Seller and Comed Partners.

12.                               Matthew J. Perry, M.D., a Principal, leases space located at 2400 S. McCall Road, Suite C, Englewood, Florida on a time-share basis pursuant to that certain Lease Agreement dated January 1, 2009 by and between Dr. Perry and Englewood Family Healthcare.

13.                               Seller leases that certain real property located at 1 South School Avenue, Sarasota, Florida pursuant to that certain Lease dated as of July 1, 1998, as amended, by and between Seller and Y Associates, Ltd.

38

Schedule 3.24

Employees

See attached.

Severance Pay

1.                                      Seller shall be responsible for paying any accrued PTO of Seller’s employees over one hundred (100) hours and Buyer shall be assume all accrued PTO of Seller’s employees less than one hundred (100) hours.

2.                                      Pursuant to that certain Radiation Oncology Professional Services Agreement dated as of March 1, 2011 by and between Seller and John Sylvester, M.D. (“Dr. Sylvester”), in the event that Seller sells or transfers its ownership interest in Lakewood Ranch Oncology Center, LLC, Seller is obligated to pay Dr. Sylvester severance as follows: (a) during the first year after such sale, Seller is obligated to pay Dr. Sylvester severance compensation equal to the difference between any compensation Dr. Sylvester receives from rendering professional radiation oncology services during the first year after the sale and the compensation Seller paid to him for the twelve months immediately preceding the sale or transfer of Lakewood Ranch Oncology Center, LLC; and (b) during the second year, Seller is obligated to pay Dr. Sylvester an amount equal to fifty percent of the difference between any compensation Dr. Sylvester receives from rendering professional radiation oncology services during the second year after the sale and the compensation Seller paid to him for the twelve months immediately preceding the sale or transfer of Lakewood Ranch Oncology Center, LLC.

Compensation Increases

None.

39

Schedule 3.25

Employee Benefit Plans

1.                                      That certain Northwestern Mutual disability overhead expense policy no. D927924 insuring Thomas H. Williams, M.D., a Principal.

2.                                      That certain Northwestern Mutual disability overhead expense policy no. D1247340 insuring William J. Tingle, M.D., a Principal.

3.                                      That certain Northwestern Mutual disability overhead expense policy no. D1597602 insuring A. Joseph Bilik, M.D., a Principal.

4.                                      That certain Northwestern Mutual disability overhead expense policy no. D932436 insuring James W. Demler, M.D.

5.                                      That certain Northwestern Mutual life insurance policy no. 12024702 insuring Thomas H. Williams, M.D., a Principal.

6.                                      That certain Northwestern Mutual life insurance policy no. 14453961 insuring William J. Tingle, M.D., a Principal.

7.                                      That certain Northwestern Mutual life insurance policy no. 17256809 insuring A. Joseph Bilik, M.D., a Principal.

8.                                      That certain Northwestern Mutual life insurance policy no. 10575820 insuring James W. Demler, M.D.

9.                                      That certain long-term disability policy no. 83157019 issued by The Hartford insuring each of the Principals and James W. Demler, M.D.

40

Schedule 6.1(f)

Physicians

1.                                      A. Joseph Bilik, M.D.

2.                                      Tracy B. Gapin, M.D.

3.                                      Matthew J. Perry, M.D.

4.                                      William J. Tingle, M.D.

5.                                      Thomas H. Williams, M.D.

41

GOODWILL PURCHASE AND SALE AGREEMENT

THIS GOODWILL PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of March 30, 2012 is made and entered into by and between 21st CENTURY ONCOLOGY, LLC (“Buyer”) and Joseph Bilik, M.D., a physician duly licensed to practice medicine in the State of Florida (“Seller”).  Buyer and Seller shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.            Buyer has entered into an Asset Purchase Agreement executed and delivered contemporaneously herewith (“Asset Purchase Agreement”) with Seller and Florida Urology Specialists, P.A. (the “Corporation”), a Florida professional corporation, pursuant to which Buyer shall purchase the assets of the medical practice (the “Practice”) owned by the Corporation.

B.            The Corporation engages in the business of providing patient care services in the specialties of urology and radiation therapy.

C.            Seller has substantial goodwill arising from his reputation among professional providers and patients, extensive experience in the practice of medicine, and business relationships arising from the conduct and operation of the Practice (collectively, the “Goodwill”).

D.            Seller wishes to sell, transfer and assign substantially all of his Goodwill as it relates to the provision of radiation therapy patient care services (the “RT Goodwill”) to Buyer, and Buyer wishes to purchase and acquire Seller’s RT Goodwill , on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.             Sale of RT Goodwill.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

(b)           Transfer of RT Goodwill.  On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey and assign to Buyer, and Buyer will purchase and pay for, at the Closing (as defined below), all of Seller’s right, title and interest in the RT Goodwill resulting from Seller’s practice of medicine and association with the Practice.

(c)           Purchase Price.  As consideration for the sale of the RT Goodwill, at the Closing (as such term is hereinafter defined), Buyer shall pay to the Seller a purchase price (the “Purchase Price”) equal to One Million Nine Hundred Twenty Eight Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,928,676.56) payable as follows:

(i)            for purposes of having a portion of funds that may be required to satisfy any of Seller’s indemnity obligations under Section 8 of the Asset Purchase Agreement and pursuant to the terms of the Escrow Agreement (as defined in the Asset Purchase Agreement), Buyer shall deposit an amount equal to One Hundred Ninety Five Thousand Dollars ($195,000) of the Purchase Price (the “Escrow Amount”) with Blalock Walters, P.A. (the “Escrow Agent”).  The Escrow Agreement shall provide, among other things, that unless Buyer has previously provided Seller with written notice that Buyer intends to seek indemnification from Seller pursuant to Section 8, below, one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the ninth (9th) month anniversary of the Closing Date and the remaining one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the eighteenth (18th) month anniversary of the Closing Date.  Notwithstanding the foregoing, there shall be no release of the Escrow Amount if the balance then held in escrow is insufficient to cover any claims of indemnification for which Buyer has provided Seller with written notice thereof; and

(ii)           at Closing, Buyer shall deliver to Seller One Million Seven Hundred Thirty Three Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,733,676.56) (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing not less than five (5) days prior to the Closing.

2.             Representations and Warranties of Seller.

(a)           Standing of Seller.  Seller is licensed to practice medicine, and is in good standing to do so, in the State of Florida. Seller is the valid owner of the RT Goodwill to be transferred under this Agreement.

(b)           Authority.  Seller has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transaction contemplated hereby, including without limitations to sell and transfer (pursuant to this Agreement) the RT Goodwill. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

(c)           RT Goodwill Owned by Seller.  The sale of the RT Goodwill by Seller to Buyer under this Agreement will effectively convey to Buyer substantially all of Seller’s RT Goodwill (with a portion of Seller’s RT Goodwill remaining with the Corporation) for the purpose of promoting and advancing the interests of the Practice after the Closing.  Seller will use his best efforts to ensure Seller’s RT Goodwill will transfer to Buyer.

(d)           No Prior Transfer of Seller’s RT Goodwill or Customer Lists.  Seller warrants that he has not, prior to this Agreement, sold, transferred, conveyed or assigned any of his RT Goodwill to any other person or entity.

3.             Indemnification. Any claim for indemnification arising or resulting from any breach of any representation, warranty, covenant or agreement made by the Parties under this Agreement shall be deemed to be an indemnifiable claim pursuant to Article 8 of the Asset Purchase Agreement.

2

4.             Miscellaneous.

(a)           Conditions to Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) must occur subsequent to or simultaneously with the closing of the Asset Purchase Agreement that Buyer has entered into with the Corporation. All of the terms, conditions, representations and warranties contained in the Asset Purchase Agreement shall be true and binding and shall be merged into this Agreement.

(b)           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered in accordance with Section 15.1 of the Asset Purchase Agreement.

(c)           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

(d)           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

(f)            Execution; Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original. The signature by any Party on any one of the counterparts shall bind such Party at such time as each of the Parties has signed and delivered to the other Party at least one (1) counterpart.  Electronic signatures shall be sufficient for execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, this Goodwill Purchase and Sale Agreement has been executed by the Parties hereto, as of the date and year first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:
Title:

Joseph Bilik, M.D.

4

GOODWILL PURCHASE AND SALE AGREEMENT

THIS GOODWILL PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of March 30, 2012 is made and entered into by and between 21st CENTURY ONCOLOGY, LLC (“Buyer”) and Matthew J. Perry, M.D., a physician duly licensed to practice medicine in the State of Florida (“Seller”).  Buyer and Seller shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.            Buyer has entered into an Asset Purchase Agreement executed and delivered contemporaneously herewith (“Asset Purchase Agreement”) with Seller and Florida Urology Specialists, P.A. (the “Corporation”), a Florida professional corporation, pursuant to which Buyer shall purchase the assets of the medical practice (the “Practice”) owned by the Corporation.

B.            The Corporation engages in the business of providing patient care services in the specialties of urology and radiation therapy.

C.            Seller has substantial goodwill arising from his reputation among professional providers and patients, extensive experience in the practice of medicine, and business relationships arising from the conduct and operation of the Practice (collectively, the “Goodwill”).

D.            Seller wishes to sell, transfer and assign substantially all of his Goodwill as it relates to the provision of radiation therapy patient care services (the “RT Goodwill”) to Buyer, and Buyer wishes to purchase and acquire Seller’s RT Goodwill , on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.             Sale of RT Goodwill.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

(b)           Transfer of RT Goodwill.  On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey and assign to Buyer, and Buyer will purchase and pay for, at the Closing (as defined below), all of Seller’s right, title and interest in the RT Goodwill resulting from Seller’s practice of medicine and association with the Practice.

(c)           Purchase Price.  As consideration for the sale of the RT Goodwill, at the Closing (as such term is hereinafter defined), Buyer shall pay to the Seller a purchase price (the “Purchase Price”) equal to One Million Nine Hundred Twenty Eight Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,928,676.56) payable as follows:

(i)            for purposes of having a portion of funds that may be required to satisfy any of Seller’s indemnity obligations under Section 8 of the Asset Purchase Agreement and pursuant to the terms of the Escrow Agreement (as defined in the Asset Purchase Agreement), Buyer shall deposit an amount equal to One Hundred Ninety Five Thousand Dollars ($195,000) of the Purchase Price (the “Escrow Amount”) with Blalock Walters, P.A. (the “Escrow Agent”).  The Escrow Agreement shall provide, among other things, that unless Buyer has previously provided Seller with written notice that Buyer intends to seek indemnification from Seller pursuant to Section 8, below, one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the ninth (9th) month anniversary of the Closing Date and the remaining one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the eighteenth (18th) month anniversary of the Closing Date.  Notwithstanding the foregoing, there shall be no release of the Escrow Amount if the balance then held in escrow is insufficient to cover any claims of indemnification for which Buyer has provided Seller with written notice thereof; and

(ii)           at Closing, Buyer shall deliver to Seller One Million Seven Hundred Thirty Three Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,733,676.56) (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing not less than five (5) days prior to the Closing.

2.             Representations and Warranties of Seller.

(a)           Standing of Seller.  Seller is licensed to practice medicine, and is in good standing to do so, in the State of Florida. Seller is the valid owner of the RT Goodwill to be transferred under this Agreement.

(b)           Authority.  Seller has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transaction contemplated hereby, including without limitations to sell and transfer (pursuant to this Agreement) the RT Goodwill. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

(c)           RT Goodwill Owned by Seller.  The sale of the RT Goodwill by Seller to Buyer under this Agreement will effectively convey to Buyer substantially all of Seller’s RT Goodwill (with a portion of Seller’s RT Goodwill remaining with the Corporation) for the purpose of promoting and advancing the interests of the Practice after the Closing.  Seller will use his best efforts to ensure Seller’s RT Goodwill will transfer to Buyer.

(d)           No Prior Transfer of Seller’s RT Goodwill or Customer Lists.  Seller warrants that he has not, prior to this Agreement, sold, transferred, conveyed or assigned any of his RT Goodwill to any other person or entity.

3.             Indemnification. Any claim for indemnification arising or resulting from any breach of any representation, warranty, covenant or agreement made by the Parties under this Agreement shall be deemed to be an indemnifiable claim pursuant to Article 8 of the Asset Purchase Agreement.

2

4.             Miscellaneous.

(a)           Conditions to Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) must occur subsequent to or simultaneously with the closing of the Asset Purchase Agreement that Buyer has entered into with the Corporation. All of the terms, conditions, representations and warranties contained in the Asset Purchase Agreement shall be true and binding and shall be merged into this Agreement.

(b)           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered in accordance with Section 15.1 of the Asset Purchase Agreement.

(c)           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

(d)           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

(f)            Execution; Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original. The signature by any Party on any one of the counterparts shall bind such Party at such time as each of the Parties has signed and delivered to the other Party at least one (1) counterpart.  Electronic signatures shall be sufficient for execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, this Goodwill Purchase and Sale Agreement has been executed by the Parties hereto, as of the date and year first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:
Title:

Matthew J. Perry, M.D.

4

GOODWILL PURCHASE AND SALE AGREEMENT

THIS GOODWILL PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of March 30, 2012 is made and entered into by and between 21st CENTURY ONCOLOGY, LLC (“Buyer”) and William J. Tingle, M.D., a physician duly licensed to practice medicine in the State of Florida (“Seller”).  Buyer and Seller shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.            Buyer has entered into an Asset Purchase Agreement executed and delivered contemporaneously herewith (“Asset Purchase Agreement”) with Seller and Florida Urology Specialists, P.A. (the “Corporation”), a Florida professional corporation, pursuant to which Buyer shall purchase the assets of the medical practice (the “Practice”) owned by the Corporation.

B.            The Corporation engages in the business of providing patient care services in the specialties of urology and radiation therapy.

C.            Seller has substantial goodwill arising from his reputation among professional providers and patients, extensive experience in the practice of medicine, and business relationships arising from the conduct and operation of the Practice (collectively, the “Goodwill”).

D.            Seller wishes to sell, transfer and assign substantially all of his Goodwill as it relates to the provision of radiation therapy patient care services (the “RT Goodwill”) to Buyer, and Buyer wishes to purchase and acquire Seller’s RT Goodwill , on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.             Sale of RT Goodwill.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

(b)           Transfer of RT Goodwill.  On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey and assign to Buyer, and Buyer will purchase and pay for, at the Closing (as defined below), all of Seller’s right, title and interest in the RT Goodwill resulting from Seller’s practice of medicine and association with the Practice.

(c)           Purchase Price.  As consideration for the sale of the RT Goodwill, at the Closing (as such term is hereinafter defined), Buyer shall pay to the Seller a purchase price (the “Purchase Price”) equal to One Million Nine Hundred Twenty Eight Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,928,676.56) payable as follows:

(i)            for purposes of having a portion of funds that may be required to satisfy any of Seller’s indemnity obligations under Section 8 of the Asset Purchase Agreement and pursuant to the terms of the Escrow Agreement (as defined in the Asset Purchase Agreement), Buyer shall deposit an amount equal to One Hundred Ninety Five Thousand Dollars ($195,000) of the Purchase Price (the “Escrow Amount”) with Blalock Walters, P.A. (the “Escrow Agent”).  The Escrow Agreement shall provide, among other things, that unless Buyer has previously provided Seller with written notice that Buyer intends to seek indemnification from Seller pursuant to Section 8, below, one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the ninth (9th) month anniversary of the Closing Date and the remaining one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the eighteenth (18th) month anniversary of the Closing Date.  Notwithstanding the foregoing, there shall be no release of the Escrow Amount if the balance then held in escrow is insufficient to cover any claims of indemnification for which Buyer has provided Seller with written notice thereof; and

(ii)           at Closing, Buyer shall deliver to Seller One Million Seven Hundred Thirty Three Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,733,676.56) (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing not less than five (5) days prior to the Closing.

2.             Representations and Warranties of Seller.

(a)           Standing of Seller.  Seller is licensed to practice medicine, and is in good standing to do so, in the State of Florida. Seller is the valid owner of the RT Goodwill to be transferred under this Agreement.

(b)           Authority.  Seller has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transaction contemplated hereby, including without limitations to sell and transfer (pursuant to this Agreement) the RT Goodwill. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

(c)           RT Goodwill Owned by Seller.  The sale of the RT Goodwill by Seller to Buyer under this Agreement will effectively convey to Buyer substantially all of Seller’s RT Goodwill (with a portion of Seller’s RT Goodwill remaining with the Corporation) for the purpose of promoting and advancing the interests of the Practice after the Closing.  Seller will use his best efforts to ensure Seller’s RT Goodwill will transfer to Buyer.

(d)           No Prior Transfer of Seller’s RT Goodwill or Customer Lists.  Seller warrants that he has not, prior to this Agreement, sold, transferred, conveyed or assigned any of his RT Goodwill to any other person or entity.

3.             Indemnification. Any claim for indemnification arising or resulting from any breach of any representation, warranty, covenant or agreement made by the Parties under this Agreement shall be deemed to be an indemnifiable claim pursuant to Article 8 of the Asset Purchase Agreement.

2

4.             Miscellaneous.

(a)           Conditions to Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) must occur subsequent to or simultaneously with the closing of the Asset Purchase Agreement that Buyer has entered into with the Corporation. All of the terms, conditions, representations and warranties contained in the Asset Purchase Agreement shall be true and binding and shall be merged into this Agreement.

(b)           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered in accordance with Section 15.1 of the Asset Purchase Agreement.

(c)           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

(d)           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

(f)            Execution; Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original. The signature by any Party on any one of the counterparts shall bind such Party at such time as each of the Parties has signed and delivered to the other Party at least one (1) counterpart.  Electronic signatures shall be sufficient for execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, this Goodwill Purchase and Sale Agreement has been executed by the Parties hereto, as of the date and year first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:
Title:

William J. Tingle, M.D.

4

GOODWILL PURCHASE AND SALE AGREEMENT

THIS GOODWILL PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of March 30, 2012 is made and entered into by and between 21st CENTURY ONCOLOGY, LLC (“Buyer”) and Thomas H. Williams, M.D., a physician duly licensed to practice medicine in the State of Florida (“Seller”).  Buyer and Seller shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.            Buyer has entered into an Asset Purchase Agreement executed and delivered contemporaneously herewith (“Asset Purchase Agreement”) with Seller and Florida Urology Specialists, P.A. (the “Corporation”), a Florida professional corporation, pursuant to which Buyer shall purchase the assets of the medical practice (the “Practice”) owned by the Corporation.

B.            The Corporation engages in the business of providing patient care services in the specialties of urology and radiation therapy.

C.            Seller has substantial goodwill arising from his reputation among professional providers and patients, extensive experience in the practice of medicine, and business relationships arising from the conduct and operation of the Practice (collectively, the “Goodwill”).

D.            Seller wishes to sell, transfer and assign substantially all of his Goodwill as it relates to the provision of radiation therapy patient care services (the “RT Goodwill”) to Buyer, and Buyer wishes to purchase and acquire Seller’s RT Goodwill , on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.             Sale of RT Goodwill.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

(b)           Transfer of RT Goodwill.  On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey and assign to Buyer, and Buyer will purchase and pay for, at the Closing (as defined below), all of Seller’s right, title and interest in the RT Goodwill resulting from Seller’s practice of medicine and association with the Practice.

(c)           Purchase Price.  As consideration for the sale of the RT Goodwill, at the Closing (as such term is hereinafter defined), Buyer shall pay to the Seller a purchase price (the “Purchase Price”) equal to One Million Nine Hundred Twenty Eight Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,928,676.56) payable as follows:

(i)            for purposes of having a portion of funds that may be required to satisfy any of Seller’s indemnity obligations under Section 8 of the Asset Purchase Agreement and pursuant to the terms of the Escrow Agreement (as defined in the Asset Purchase Agreement), Buyer shall deposit an amount equal to One Hundred Ninety Five Thousand Dollars ($195,000) of the Purchase Price (the “Escrow Amount”) with Blalock Walters, P.A. (the “Escrow Agent”).  The Escrow Agreement shall provide, among other things, that unless Buyer has previously provided Seller with written notice that Buyer intends to seek indemnification from Seller pursuant to Section 8, below, one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the ninth (9th) month anniversary of the Closing Date and the remaining one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the eighteenth (18th) month anniversary of the Closing Date.  Notwithstanding the foregoing, there shall be no release of the Escrow Amount if the balance then held in escrow is insufficient to cover any claims of indemnification for which Buyer has provided Seller with written notice thereof; and

(ii)           at Closing, Buyer shall deliver to Seller One Million Seven Hundred Thirty Three Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,733,676.56) (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing not less than five (5) days prior to the Closing.

2.             Representations and Warranties of Seller.

(a)           Standing of Seller.  Seller is licensed to practice medicine, and is in good standing to do so, in the State of Florida. Seller is the valid owner of the RT Goodwill to be transferred under this Agreement.

(b)           Authority.  Seller has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transaction contemplated hereby, including without limitations to sell and transfer (pursuant to this Agreement) the RT Goodwill. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

(c)           RT Goodwill Owned by Seller.  The sale of the RT Goodwill by Seller to Buyer under this Agreement will effectively convey to Buyer substantially all of Seller’s RT Goodwill (with a portion of Seller’s RT Goodwill remaining with the Corporation) for the purpose of promoting and advancing the interests of the Practice after the Closing.  Seller will use his best efforts to ensure Seller’s RT Goodwill will transfer to Buyer.

(d)           No Prior Transfer of Seller’s RT Goodwill or Customer Lists.  Seller warrants that he has not, prior to this Agreement, sold, transferred, conveyed or assigned any of his RT Goodwill to any other person or entity.

3.             Indemnification. Any claim for indemnification arising or resulting from any breach of any representation, warranty, covenant or agreement made by the Parties under this Agreement shall be deemed to be an indemnifiable claim pursuant to Article 8 of the Asset Purchase Agreement.

2

4.             Miscellaneous.

(a)           Conditions to Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) must occur subsequent to or simultaneously with the closing of the Asset Purchase Agreement that Buyer has entered into with the Corporation. All of the terms, conditions, representations and warranties contained in the Asset Purchase Agreement shall be true and binding and shall be merged into this Agreement.

(b)           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered in accordance with Section 15.1 of the Asset Purchase Agreement.

(c)           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

(d)           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

(f)            Execution; Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original. The signature by any Party on any one of the counterparts shall bind such Party at such time as each of the Parties has signed and delivered to the other Party at least one (1) counterpart.  Electronic signatures shall be sufficient for execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, this Goodwill Purchase and Sale Agreement has been executed by the Parties hereto, as of the date and year first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:
Title:

Thomas H. Williams, M.D.

4

GOODWILL PURCHASE AND SALE AGREEMENT

THIS GOODWILL PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of March 30, 2012 is made and entered into by and between 21st CENTURY ONCOLOGY, LLC (“Buyer”) and Tracy B. Gapin, M.D., a physician duly licensed to practice medicine in the State of Florida (“Seller”).  Buyer and Seller shall hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.            Buyer has entered into an Asset Purchase Agreement executed and delivered contemporaneously herewith (“Asset Purchase Agreement”) with Seller and Florida Urology Specialists, P.A. (the “Corporation”), a Florida professional corporation, pursuant to which Buyer shall purchase the assets of the medical practice (the “Practice”) owned by the Corporation.

B.            The Corporation engages in the business of providing patient care services in the specialties of urology and radiation therapy.

C.            Seller has substantial goodwill arising from his reputation among professional providers and patients, extensive experience in the practice of medicine, and business relationships arising from the conduct and operation of the Practice (collectively, the “Goodwill”).

D.            Seller wishes to sell, transfer and assign substantially all of his Goodwill as it relates to the provision of radiation therapy patient care services (the “RT Goodwill”) to Buyer, and Buyer wishes to purchase and acquire Seller’s RT Goodwill , on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.             Sale of RT Goodwill.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

(b)           Transfer of RT Goodwill.  On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey and assign to Buyer, and Buyer will purchase and pay for, at the Closing (as defined below), all of Seller’s right, title and interest in the RT Goodwill resulting from Seller’s practice of medicine and association with the Practice.

(c)           Purchase Price.  As consideration for the sale of the RT Goodwill, at the Closing (as such term is hereinafter defined), Buyer shall pay to the Seller a purchase price (the “Purchase Price”) equal to One Million Nine Hundred Twenty Eight Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,928,676.56) payable as follows:

(i)            for purposes of having a portion of funds that may be required to satisfy any of Seller’s indemnity obligations under Section 8 of the Asset Purchase Agreement and pursuant to the terms of the Escrow Agreement (as defined in the Asset Purchase Agreement), Buyer shall deposit an amount equal to One Hundred Ninety Five Thousand Dollars ($195,000) of the Purchase Price (the “Escrow Amount”) with Blalock Walters, P.A. (the “Escrow Agent”).  The Escrow Agreement shall provide, among other things, that unless Buyer has previously provided Seller with written notice that Buyer intends to seek indemnification from Seller pursuant to Section 8, below, one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the ninth (9th) month anniversary of the Closing Date and the remaining one-half (1/2) of the Escrow Amount then held in escrow shall be released to Seller on the eighteenth (18th) month anniversary of the Closing Date.  Notwithstanding the foregoing, there shall be no release of the Escrow Amount if the balance then held in escrow is insufficient to cover any claims of indemnification for which Buyer has provided Seller with written notice thereof; and

(ii)           at Closing, Buyer shall deliver to Seller One Million Seven Hundred Thirty Three Thousand Six Hundred Seventy Six and 56/100 Dollars ($1,733,676.56) (the “Closing Payment”) by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing not less than five (5) days prior to the Closing.

2.             Representations and Warranties of Seller.

(a)           Standing of Seller.  Seller is licensed to practice medicine, and is in good standing to do so, in the State of Florida. Seller is the valid owner of the RT Goodwill to be transferred under this Agreement.

(b)           Authority.  Seller has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transaction contemplated hereby, including without limitations to sell and transfer (pursuant to this Agreement) the RT Goodwill. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

(c)           RT Goodwill Owned by Seller.  The sale of the RT Goodwill by Seller to Buyer under this Agreement will effectively convey to Buyer substantially all of Seller’s RT Goodwill (with a portion of Seller’s RT Goodwill remaining with the Corporation) for the purpose of promoting and advancing the interests of the Practice after the Closing.  Seller will use his best efforts to ensure Seller’s RT Goodwill will transfer to Buyer.

(d)           No Prior Transfer of Seller’s RT Goodwill or Customer Lists.  Seller warrants that he has not, prior to this Agreement, sold, transferred, conveyed or assigned any of his RT Goodwill to any other person or entity.

3.             Indemnification. Any claim for indemnification arising or resulting from any breach of any representation, warranty, covenant or agreement made by the Parties under this Agreement shall be deemed to be an indemnifiable claim pursuant to Article 8 of the Asset Purchase Agreement.

2

4.             Miscellaneous.

(a)           Conditions to Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) must occur subsequent to or simultaneously with the closing of the Asset Purchase Agreement that Buyer has entered into with the Corporation. All of the terms, conditions, representations and warranties contained in the Asset Purchase Agreement shall be true and binding and shall be merged into this Agreement.

(b)           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered in accordance with Section 15.1 of the Asset Purchase Agreement.

(c)           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

(d)           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

(f)            Execution; Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original. The signature by any Party on any one of the counterparts shall bind such Party at such time as each of the Parties has signed and delivered to the other Party at least one (1) counterpart.  Electronic signatures shall be sufficient for execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, this Goodwill Purchase and Sale Agreement has been executed by the Parties hereto, as of the date and year first above written.

21st CENTURY ONCOLOGY, LLC

By:
Name:	Dennis J. Humble
Title:	Treasurer

Tracy B. Gapin, M.D.

4